UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Delta Air Lines, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DELTA

2026
Notice of the Annual Meeting and Proxy Statement

DELTA: DIFFERENTIATED AND DURABLE

Driving long-term value for our owners through top-line growth, margin expansion, and prudent deployment of our capital

A Powerful Brand

Delta is an exceptional, trusted consumer brand that consistently delivers a superior travel experience

Unmatched Competitive Advantages

Delta’s unmatched competitive advantages drive industry-leading results

Long-Term Value Creation

Delta’s powerful consumer brand and unmatched competitive advantages drive long-term value creation

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

AGENDA
At the Annual Meeting, shareholders will be asked to vote on the following proposals:		Board Recommends Vote:
1	Election of 14 director nominees named in the Proxy Statement	FOR each nominee
2	Advisory vote on executive compensation	FOR
3	Ratification of Ernst & Young LLP as independent auditors for 2026	FOR
4	Shareholder proposal requesting the ability for shareholders to act by written consent, if properly presented	AGAINST
5	Shareholder proposal requesting the adoption of cumulative voting for the election of directors, if properly presented	AGAINST

In addition, we will transact any other business properly presented at the meeting, including any adjournment or postponement by or at the direction of the Board of Directors.

A list of shareholders entitled to vote at the meeting will be available for examination during normal business hours for ten days before the meeting at Delta’s Investor Relations Department located at 1030 Delta Boulevard, Atlanta, Georgia 30354.

If you plan to attend the meeting virtually, please see the instructions on page 80 of the attached proxy statement.

We encourage shareholders to sign up to receive future proxy materials electronically, including the Notice Regarding the Availability of Proxy Materials. To sign up, visit http://enroll.icsdelivery.com/dal.

The Notice of Internet Availability of Proxy Materials is being mailed, and the attached proxy statement is being made available, to our shareholders on or about May 8, 2026.

Please read our attached proxy statement carefully and submit your vote as soon as possible. Your vote is important. You can ensure that your shares are voted at the meeting by using our Internet or telephone voting system, or by completing, signing and returning a proxy card.

Atlanta, Georgia

May 8, 2026

TIME AND DATE:
Thursday, June 18, 2026 7:30 a.m. Eastern Daylight Time

ACCESS THE ANNUAL MEETING:
The annual meeting will be held virtually. Shareholders may participate by logging in at www.virtualshareholdermeeting.com/ DAL2026

RECORD DATE:
April 30, 2026

BY INTERNET Go to www.proxyvote.com and follow the instructions

BY TELEPHONE Call 1-800-690-6903

BY MAIL Sign, date and return your proxy card in the enclosed postage-paid envelope

AT THE MEETING Attend the annual meeting virtually. See page 80 for instructions on how to attend

2026 PROXY STATEMENT	1

LETTER FROM THE NON-EXECUTIVE CHAIR OF THE BOARD

On behalf of the Board of Directors of Delta, I look forward to our annual meeting with you in June. Our Board works hard to represent you in a responsible and transparent way, supporting the work of the management team in creating long-term value for you. Your participation in this year’s annual meeting of shareholders is a critical part of our engagement and representation of your interests.

We appreciate the interaction that we have with many of you throughout the year and the continued trust that you place in us to represent the shareholders of Delta in the boardroom. In particular, I value the time that I have spent in direct conversation with many of our shareholders over the last year. Whether at investor events or through video and phone meetings, these conversations are extremely helpful to the Board’s understanding of your perspectives and priorities as investors.

The topics that we hear from shareholders as their priorities remain areas of focus for us:

›	engaging with management on the development and implementation of long-term strategy that differentiates the company’s operational and financial performance from the rest of the industry and positions Delta to address the challenges of the future;
›	supporting the company’s commitment to its outstanding employees, who are collectively Delta's most important competitive advantage;
›	exercising oversight of the company’s robust enterprise risk management program to support the management and mitigation of enterprise risks;
›	maintaining high standards for our corporate governance practices, which includes ongoing evaluation in light of evolving best practices; and
›	reviewing management succession planning across the executive team and our executive compensation programs.

We thank the management team for their leadership as Delta set the standard for the industry again in 2025. Ed provides highlights of that performance in his letter to you on the following page and additional details are found in the summary of this proxy statement.

The ability of Delta people to perform at a high level even during uncertainty and turbulence in 2025 demonstrates Delta’s resilience and competitive advantages. We remain incredibly grateful for the commitment of all Delta people and congratulate them on their industry-leading performance again in 2025.

As part of our oversight of management succession planning and leadership development, we are also pleased to have engaged in and supported a thoughtful transition and evolution in the ranks of the management team in the early part of this year. We are grateful for the years of service from retiring executives, Glen Hauenstein, Rahul Samant and John Laughter, and the expertise they shared with us. We congratulate them on well-deserved retirements. At the same time, we look forward to the company continuing to benefit from the depth of experience and talent in the executive ranks, including members of management who are taking on new or expanded roles.

While the membership of the Board has not changed in the last year, we remain mindful that the Board needs to be aware of our own composition and performance. We continue to benefit from the range and depth of the experiences of our members, from our longest serving members to those who have joined in the last few years. The collective expertise, executive leadership experience, knowledge and insights embodied in the Board allow us to support and challenge the management team as it continues to move Delta forward. You can rest assured that we regularly evaluate our own experiences, skills and perspectives so that we continue to engage effectively on your behalf as Delta begins its second century.

As always, we welcome your engagement on issues of importance to you and the company and hearing your perspectives. In particular, we encourage you to review this proxy statement and submit your votes for the annual meeting on June 18.

We deeply appreciate your continued support.

DAVID S. TAYLOR CHAIR OF THE BOARD

2	2026 PROXY STATEMENT	ir.delta.com

LETTER FROM THE CEO

In 2025 Delta became the first U.S. airline to reach its 100th anniversary, providing the opportunity to celebrate our history, reflect on our journey, and envision our next century of flight. Our Centennial year was a time of challenges and achievements that demonstrated the durability of our business model and the strengths that set us apart.

The power of our people-focused values and culture, and the strength of our premium global brand, were recognized across the industry. That included being named the most on-time airline in North America by Cirium for the fifth consecutive year, No. 11 on Fortune’s World’s Most Admired Companies list and No. 1 in the Business Travel News survey for an unprecedented 15th year.

Highlights of 2025 included:

Invested in our people as our greatest differentiator. Delta’s people are the foundation of our success, and in 2025 they continued to demonstrate why they are the best in the business. We’re proud to have paid $1.3 billion in employee profit sharing in February 2026, more than the rest of the industry combined, as well as a 4% pay increase for our frontline workgroups in 2025, rewarding them for their hard work, dedication and outstanding service. Delta was once again the only airline on the Fortune 100 Best Companies to Work For® list, ranked No. 9, marking our best performance to date.

Industry-leading operational reliability in a turbulent year. Operational reliability is at the heart of our brand. Even in a challenging environment, with more irregular operational days than in 2024, our people delivered industry-leading performance and again set the standard for reliability and customer service. We are taking clear actions across the business to further strengthen our operational performance and ensure even greater resilience in 2026.

Deepened network advantage and global reach. We strengthened our global network in 2025 with new service to strategic destinations including Marrakech, Catania and Melbourne, while also announcing the return to key markets such as Hong Kong. Looking ahead, our broader partnership with WestJet will support future benefits for travelers, and our planned partnerships with Riyadh Air and IndiGo will lay the groundwork for future service to Saudi Arabia, India and beyond, enhancing connectivity and supporting long-term, profitable growth.

Led the industry as the premium brand of choice. Delta continued to raise the bar for premium travel in 2025 as we launched Delta Concierge, expanded free, fast Wi-Fi, and streamlined the airport experience with physical and digital service improvements. Delta Sync enhanced the in-flight experience, while new and expanded Delta Sky Clubs and Delta One Lounges offer world-class premium options on the ground. These efforts supported Delta’s recognition as Best U.S. Airline of 2025 by Forbes Travel Guide’s Verified Travel Awards for the second consecutive year, including top honors for U.S. First Class, U.S. Business Class, U.S. Lounge, and the Airline App.

Strengthened financial foundation, durability, and differentiation from the industry. The Delta team delivered another year of industry leading financial performance in 2025 with pre-tax income of $5 billion, generating $8.3 billion of operating cash flow and record free cash flow of $4.6 billion. Our total revenues reached $63.4 billion, reflecting the strength of our diversified, premium-focused commercial engine. Our balance sheet is now the strongest in our history, giving us resilience and flexibility for the years ahead to continue investing in our people, network, and premium products.

As we continue into our second century, our entire team is building the airline of the future for the next generation of employees, travelers, and investors. Thank you for your support. We’re looking forward to seeing you on the ground, in the air, and in the digital realm as we connect more people to more places around the world than ever before.

Sincerely,

EDWARD H. BASTIAN CHIEF EXECUTIVE OFFICER

2026 PROXY STATEMENT	3

4	2026 PROXY STATEMENT	ir.delta.com

PROXY STATEMENT SUMMARY

Competitive Advantages and Brand Strength

As a global airline based in the United States, we connect customers across our expansive global network with a commitment to ensuring that the future of travel is connected, personalized and enjoyable. In 2025, we served over 200 million customers safely, reliably and with industry-leading customer service innovation.

As we celebrated our centennial year in 2025, we continued to differentiate Delta from the industry and to invest in extending our competitive advantages that support our trusted consumer brand:

PEOPLE AND CULTURE	Our people and culture are our strongest competitive advantage. Our more than 100,000 employees provide world-class travel experiences for our customers and best-in-class service. We believe that Delta’s brand transcends the industry, powered by our people’s outstanding work and passion for serving our customers. Delta is the only airline on the Fortune 100 Best Companies to Work For® list, ranked No. 9.
OPERATIONAL RELIABILITY	We remain committed to industry-leading reliability as the foundation for our brand promise and efficiency. We are consistently among the industry’s best performers, delivering the best completion factor and on-time departures and arrivals among our network carrier competitors in 2025. In recognition of our unwavering commitment to operational performance and reliability, we were named North America’s most on-time airline of 2025 by Cirium for the fifth consecutive year.
GLOBAL NETWORK

We and our alliance partners collectively serve over 150 countries and territories and nearly 1,000 destinations around the world. Our global network consists of our domestic network, which is centered around core hubs that are complemented by our coastal hubs, along with our significant international network and market presence, which is enhanced by our strategic partnerships with international airline partners.

To support this network, we are continuing to refresh our fleet by acquiring new, more fuel-efficient aircraft with increased premium seating and cargo capacity to replace retiring aircraft, while modifying our existing aircraft cabins to increase premium offerings and harmonize interiors.

CUSTOMER LOYALTY

We have continued to earn our customers’ trust and preference by delivering the “Delta Difference.” In 2025, we were recognized as the Best Airline Staff Service in North America at the Skytrax World Airline Awards based on customer feedback, and named the best airline by corporate travel customers in the annual Business Travel News Airline Survey for the 15th year in a row.

Our award-winning SkyMiles program is designed to build lifelong customer loyalty through a variety of travel benefits, personalized engagement and partnerships with premier brands and travel-adjacent experiences that extend the value of our SkyMiles currency into our members’ daily lives.

FINANCIAL FOUNDATION

Through more than 15 years of consistent strategy, investment and execution, we have fundamentally transformed our business by investing in our people, our product and our reliability to alter the commodity-like nature of air travel and strengthen our financial foundation. We strive to continue achieving differentiated performance by delivering sustained value creation through margin expansion, durable earnings and free cash flow.

Continuing to strengthen our balance sheet through debt reduction remains a financial priority. Delta is rated investment grade by each of the three major credit rating agencies.

2026 PROXY STATEMENT	5

   PROXY STATEMENT SUMMARY

2025 Highlights

In 2025, we delivered industry-leading operational and financial performance. Highlighted below are several measures included in our incentive compensation plans that demonstrate our pay for performance philosophy.

FINANCIAL HIGHLIGHTS

Cash Flow	OPERATING CASH FLOW (in billions)	2024 $8.0	2025 $8.3	In 2025, we generated free cash flow(1) of $4.6 billion, the highest in Delta’s history.

	FREE CASH FLOW(1) (in billions)	2024 $3.4	2025 $4.6

Pre-Tax Income	GAAP (in billions)	2024 $4.7	2025 $6.2	In 2025, we delivered $5 billion of adjusted pre-tax income(1), representing 55% of the industry’s profitability.

	ADJUSTED(1) (in billions)	2024 $5.2	2025 $5.0

Unit Revenue Premium(2)	114% 2024		115% 2025	In 2025, we sustained a revenue premium to the industry(2) of 115%, showcasing Delta’s differentiation and industry leadership.

OPERATIONAL RELIABILITY

Mainline Domestic Completion Factor(3)	99.1% 2024		98.9% 2025	We were named the most on-time airline in the U.S. for the fifth year in a row by Cirium with leading on-time arrival performance, recognizing Delta’s commitment to operational excellence.

Mainline Domestic On-Time Arrivals(3)	68.2% 2024		66.2% 2025

(1)	Adjusted for special items; see “Supplemental Information about Financial Measures” on page 83 for reconciliations of non-GAAP measures and reasons we use them.
(2)	Based on reported total revenue per available seat mile (TRASM), adjusted, relative to the performance of our industry peer group for the year indicated. Industry peer group is defined as Delta Air Lines, United Airlines, American Airlines, Southwest Airlines, Alaska Airlines and JetBlue Airways.
(3)	Source: U.S. Department of Transportation data. On-time arrival is defined as A0.

6	2026 PROXY STATEMENT	ir.delta.com

PROXY STATEMENT SUMMARY

Matters to be Presented at the Annual Meeting

PROPOSAL 1 - Election of Directors

At the Annual Meeting, shareholders will be asked to vote on the election of the 14 director nominees shown below. The Board’s recommendation is to vote FOR each nominee. See pages 60 - 67 for more information about the nominees.

Name and Primary Occupation	Age	Director Since	Other Public Boards	Current Committees
EDWARD H. BASTIAN CEO of Delta Air Lines, Inc.	68	2010	-	-
CHRISTOPHE BECK Chairman and CEO of Ecolab Inc.	58	2024	1	• Audit • Safety & Security
MARIA BLACK President and CEO of Automatic Data Processing, Inc.	52	2024	1	• Finance • Personnel & Compensation
WILLIE CW CHIANG Chairman, CEO and President of Plains All American Pipeline, L.P. and Plains GP Holdings, L.P.	65	2024	2*	• Audit • Safety & Security
GREG CREED Former CEO of Yum! Brands, Inc.	68	2022	2	• Corporate Governance • Finance • Personnel & Compensation
DAVID G. DEWALT Founder, Managing Director and CEO of NightDragon Security; Managing Director of AllegisCyber Capital	62	2011	1	• Corporate Governance • Audit • Personnel & Compensation
LESLIE D. HALE President and CEO of RLJ Lodging Trust	54	2022	1	• Finance • Personnel & Compensation
CHRISTOPHER A. HAZLETON Captain, Airbus A330, Delta Air Lines, Inc.	58	2019	-	• Safety & Security
MICHAEL P. HUERTA Former Administrator of the Federal Aviation Administration	69	2018	2	• Safety & Security • Audit • Corporate Governance
JUDITH J. MCKENNA Former President and CEO of Walmart International	59	2025	1	• Audit • Safety & Security
VASANT M. PRABHU Former CFO and Vice Chair of Visa Inc.	66	2023	2	• Finance • Safety & Security
SERGIO A. L. RIAL Former CEO of Banco Santander (Brasil)	65	2014	3	• Personnel & Compensation • Corporate Governance • Finance
DAVID S. TAYLOR Non-Executive Chair of the Board of Delta Air Lines, Inc.; Former President and CEO of The Procter & Gamble Company	68	2019	-	• Finance • Corporate Governance • Personnel & Compensation
KATHY N. WALLER Executive Director of the Atlanta Committee for Progress; former CFO of The Coca-Cola Company	67	2015	2	• Audit • Corporate Governance • Personnel & Compensation

Committee Chair
*	Mr. Chiang is on the Board of Directors of Plains All American Pipeline, L.P. and its general partner holding company Plains GP Holdings, L.P.

2026 PROXY STATEMENT	7

   PROXY STATEMENT SUMMARY

Shareholders will also be asked to vote on the following proposals:		Board Recommends Vote:	See Page:
2	Advisory vote on executive compensation	FOR	68
3	Ratification of Ernst & Young LLP as independent auditors for 2026	FOR	69
4	Shareholder proposal requesting the ability for shareholders to act by written consent, if properly presented	AGAINST	72
5	Shareholder proposal requesting the adoption of cumulative voting for the election of directors, if properly presented	AGAINST	75

Executive Compensation Program

Our executive compensation program is based on the philosophy that we can best achieve our short-term and long-term business goals, which we refer to as our Flight Plan, by closely linking pay to performance and aligning the interests of all Delta employees, including executive officers, with those of our customers and shareholders.

PERFORMANCE-BASED	EMPLOYEE-ALIGNED	EQUITY-BASED

›

94% of our Chief Executive Officer’s target compensation is at risk

›

Pay is linked to performance based on achievement of financial, operational, customer service and total shareholder return performance measures

›

Our people are critical to our success, and we are committed to Delta being a great place to work

›

Our annual and long-term incentive plans include goals that also drive payouts to frontline employees under our broad-based profit sharing and Shared Rewards programs

›

83% of our Chief Executive Officer’s target compensation and 76% of our other named executive officers’ target compensation is delivered through equity-based opportunities

›

Equity-based incentives focus on long-term shareholder value and align our executive officers’ interests with those of our shareholders by rewarding strategic success

For additional information on our annual and long-term incentive plans and other information about 2025 executive compensation, see the “Compensation Discussion and Analysis” section beginning on page 26 of this proxy statement.

8	2026 PROXY STATEMENT	ir.delta.com

PROXY STATEMENT SUMMARY

Shareholder Engagement

We value our relationships with our shareholders, and we have a long-standing practice of active engagement with them. Our engagement allows us to better understand our shareholders’ priorities, perspectives and concerns, and positions us to effectively address issues that are important to our shareholders. During 2025, we met, or initiated contact, with shareholders representing over 50% of our outstanding shares, including actively managed funds, index funds, public pension funds, and socially responsible investment funds. This represented engagement with shareholders holding 55% of our institutionally-held shares. We also have dedicated resources to engage with our shareholders, including individual shareholders, through monitoring of communications received by our investor relations and other departments, which collectively conducted over 300 verbal engagements during 2025. The table below summarizes key aspects of these engagement efforts during 2025.

How we engaged with our shareholders

›

We maintained a dialogue with our shareholders throughout the year, including before and after the annual meeting, to gain their perspectives on current issues and to address questions. Where appropriate, our non-executive Chair of the Board and members of our senior management participated in these conversations alongside our regular engagement team.

›

We engaged with analysts through quarterly conference calls and in-person meetings and calls.

›

We participated throughout the year in leading industry and consumer conferences, hosted investors and analysts at our general offices in Atlanta to meet with senior management and visited the offices of several of our institutional investors.

›

We hosted an in-person investor reception in New York City in November at the New York Stock Exchange (NYSE) to engage with analysts and investors.

Primary topics in engagement with our shareholders

Among the topics we discussed in 2025 were:

›

Our financial performance, including our performance against the framework we presented at our Investor Day in November 2024.

›

The Board’s composition, including potential skills or experiences desired in future Board members.

›

Our executive compensation program, including consistency of the 2025 program with 2024.

›

Our evolving environmental sustainability strategy with continuing focus on progress of efforts to support the development of sustainable aviation fuel, including through driving collaborative efforts.

›

Human capital management, including talent development, employee engagement and labor practices.

How we evaluated shareholder feedback

›

Feedback from our shareholders is regularly shared with senior management and the Board.

›

Our Personnel & Compensation Committee considers feedback when developing our executive compensation program and overseeing our policies and strategies relating to talent development and human capital management.

›

Our Corporate Governance Committee considers feedback as part of its periodic review of governance trends and oversight responsibilities.

Actions taken

We responded to shareholder feedback as part of our periodic review of our policies, practices, and disclosures.

›

In 2025, we continued to enhance voluntary disclosure of sustainability matters as we pursue our long-term goals and on other topics including risks related to heat-related exposure for employees and customers and the company’s approach to the use of artificial intelligence.

›

In 2026, we are enhancing voluntary disclosures in our 2025 Delta Difference Report on a number of other topics including about our employee Business Resource Groups, our Matching Gifts to Education Program, and our community engagement programs.

2026 PROXY STATEMENT	9

   PROXY STATEMENT SUMMARY

Our Commitment to Our People

We believe that the Delta people and culture are our strongest competitive advantage, and the world-class service that our employees provide sets us apart from other airlines. Our financial and operational success in 2025 is a direct result of the dedication and hard work of our over 100,000 employees. When Delta succeeds, our people share in that success, which underpins our compensation philosophy and reinforces alignment between company performance and employee rewards.

We are committed to promoting a culture of open, honest and direct communication, enhancing the wellness of our people and building an environment that fosters engagement, integrity and respect. We believe sustained investment in our people supports long-term financial performance and shareholder value.

Total Rewards

Our Total Rewards program is intended to align employee compensation with company performance. This performance-based model reinforces accountability and supports sustained business results. The following elements make up our Total Rewards package designed to lead the industry and reinforce our shared success model:

›	In June 2025, we implemented a 4% base pay increase for ground employees and flight attendants, following 5% increases in 2024 and 2023.
›	For 2025, Delta rewarded eligible employees with $1.3 billion in profit sharing payments, more than all U.S. peer airlines combined, and equating to nearly 9% of each eligible employee’s earnings. Profit sharing reflects our belief that when the company performs well, employees should share directly in that performance.
›	We also maintain a Shared Rewards program to incentivize operational performance, and our employees earned $67 million under this program in 2025.
›	Our primary 401(k) retirement savings plan includes an automatic company contribution equal to 3% of eligible earnings for most ground and flight attendant employees. We also match 100% of employee contributions up to 6% of eligible earnings.
›	In addition to paid vacation, personal time and maternity and parental leave, we offer a choice of medical insurance programs and holistic wellness programs. Delta employees can also take advantage of several travel-related perks and save on other travel-related services.

Employee Engagement

Our culture of care calls for us to engage by listening actively, seeking input regularly and responding to employee feedback through a variety of pathways. We believe engaged employees drive stronger operational and financial performance. In-person engagement occurs through a wide range of programs, including:

›	B-DAY – Half-day onboarding experience for new hires to learn about Delta’s business, brand, culture and history while connecting with fellow team members.
›	Executive Station Visits – Town hall-style listening and feedback sessions where senior leaders have candid conversations with frontline employees.
›	VELVET – Conferences offered multiple times a year allowing frontline employees to meet and hear directly from senior leaders and share their feedback to help shape the company’s future.

We continually engage with our people through our open-door policy, employee engagement groups and Business Resource Groups, digital communications and surveys to evaluate employee satisfaction. In 2025, we saw record participation in our annual Employee Engagement Survey, which provides an opportunity for our people to reflect and share feedback on their work experience, leadership and safety at Delta. As a result of employee feedback, in 2025, we introduced greater flexibility for employees’ family and friends to travel, including the addition of a secondary travel companion and the expansion of our discounted Fly Confirmed For Less programs.

10	2026 PROXY STATEMENT	ir.delta.com

PROXY STATEMENT SUMMARY

Delta Board Council

The Delta Board Council (DBC) represents the interests of Delta’s employees to the Board of Directors. The DBC includes five rotating representatives from multiple employee groups, ensuring Delta people remain at the forefront of the company’s decision-making. The DBC members attend Board meetings on a rotating basis and consistently and transparently represent employee feedback, interests, and perspectives to the Board of Directors and senior leaders. On a quarterly basis, all five of the members of the DBC meet with the Chair of the Board to discuss issues of interest to the Chair and the DBC members.

Talent Management

At Delta, we equip our people to “Keep Climbing” in their careers through comprehensive training, development and mentorship opportunities. We view talent development as a critical driver of sustained operational excellence and long-term financial performance.

We embrace a skills-based approach to hiring and development. By shifting our hiring focus to a deep understanding of candidates’ and employees’ skills and experiences, we are able to leverage our people more effectively and connect them to more personalized and relevant development opportunities.

In 2025, we launched our Talent Hub platform enterprise-wide to better understand, develop and employ our people’s skills and to help employees position for career mobility. We continue to integrate Talent Hub into talent engagement and management programs and processes. We also continue to support our people’s interest in development opportunities through Talent Hub’s Learning & Development component.

Comprehensive talent conversations facilitate more robust talent pipelines, strengthen our bench of talent for future leadership roles and help facilitate talent rotations and movement across the business. These investments ensure we are developing the talent that drives long-term business success and sustains our ability to share that success with employees.

Employee Health and Wellness

Delta’s wellness strategy aims to enable our people to be their best and enhance their purpose, belonging, and affinity by implementing high value health and wellness offerings and elevating the employee experience. The Delta Wellness team strives to support the physical, emotional, social and financial wellness of our employees. This people-first philosophy helps Delta achieve a culture of safety, high performance and care.

Delta offers many health and wellness resources to employees, such as voluntary, incentive-based reward programs focused on supporting our employees to improve their overall wellness.

Delta’s health and wellness offerings include:

›	12 Delta-sponsored mental health counseling or personal coaching sessions per year through Delta’s employee assistance program
›	Family planning support, such as fertility coverage, surrogacy and adoption reimbursement
›	Generous parental leave and a subsidized emergency backup care for children or elders
›	Holistic financial education and coaching programs customized to Delta’s financial benefit offerings and incentivized by company contributions of up to $1,000 to employee emergency savings accounts
›	A healthcare concierge service to navigate the complex healthcare system
›	A co-pay option under Delta medical benefits that provides more predictable costs

Our Flourishing Index survey provides a quantitative assessment of our people’s total wellness supplemented with qualitative interviews. The Delta Wellness team uses insights from the Flourishing Index to guide equitable and effective program enhancements.

In 2025, we continued to enhance our employee wellness benefits, including introducing a new telemedicine app that provides 24/7/365 access to in-network medical professionals who can provide urgent care, annual physicals and referrals for screenings for domestic employees and their dependents, added a popular weight-management app at no cost for employees worldwide to support healthy habits, introduced a new regional health maintenance organization option for West Coast employees, and expanded pharmacy cost-reduction resources to all employee medical options.

2026 PROXY STATEMENT	11

   PROXY STATEMENT SUMMARY

Our Approach to Diversity, Equity and Inclusion (DEI)

Our approach to diversity, equity and inclusion is aligned with our business strategy and company values. We believe that when we reflect and respect the world, we are able to better connect and serve our global customers. Our operational excellence, business growth, talent retention, increased innovation, world-class reliability and customer engagement, satisfaction and loyalty are the result of hiring the best, most qualified people.

With our people-first approach:

1	We are dedicated to being an industry leader in closing the gap between employees’ needs and the material security they deserve. We champion fair living wages and economic opportunities that ensure secure, stable futures for our employees and their families.
2	We remain committed to hiring and promoting the most qualified talent and aspire for our senior leadership team to reflect the diversity of backgrounds and experiences of our more than 100,000 employees.
3	Our employee engagement through Business Resource Groups positively impacts employees’ sense of belonging and our ability to consistently tap into employee perspectives, informing our business and employee experience.

The Personnel & Compensation Committee provides ongoing oversight with respect to Delta’s policies and strategies relating to talent development and human capital management, including diversity, equity and inclusion. Driving social impact for everyone, everywhere to thrive is a shared goal of our Board of Directors and executive team, including our DEI council (comprised of nearly 30 senior leaders across Delta).

As part of our commitment to transparency—and based on feedback from internal and external stakeholders—we publish our latest EEO-1 Report as submitted to the U.S. Equal Employment Opportunity Commission on our investor relations website.

Our Commitment to the Environment

Governance of Environmental Sustainability Program

We have implemented a robust governance framework at both the Board and management levels with respect to our environmental sustainability program:

›	Regular board-level oversight provided primarily through:
1	The Corporate Governance Committee, which oversees our environmental sustainability strategy, goal setting, and opportunities and risks, and receives updates on our progress through regular briefings,
2	The Audit Committee, which oversees the reporting of environmental and social matters in our filings with the U.S. Securities and Exchange Commission (SEC), and
3	The Finance Committee, which oversees investments, including acquisition of new, more fuel-efficient aircraft and significant investments in new technologies.
›	Robust management-level oversight provided by our President and our Chief Sustainability Officer, and several executive-level councils, including the ESG Council, the Carbon Council, the Delta Risk Council and the Sustainable Aviation Fuel (SAF) Council. Each is composed of members of the Delta Leadership Committee as well as other senior executives from across the organization who help to implement our climate strategy as well as related risk mitigation efforts.
›	The Councils are supported by cross-functional working groups made up of leaders from different business units who meet more frequently and are focused on specific initiatives at the direction of the relevant council.

12	2026 PROXY STATEMENT	ir.delta.com

PROXY STATEMENT SUMMARY

Climate Goals and Strategy

We believe a key part of our mission to connect the world is helping to deliver a more sustainable future of travel. With the aspiration of achieving net-zero emissions from our airline operations by 2050, we are focused on a long-term strategy to dramatically reduce our carbon emissions from flying, which represents approximately 90% of our carbon footprint. This goal is not just good for our communities and our planet, but is also essential to positioning our business to thrive far into the future.

In the near term, our strategy involves continuing to transition to a more fuel-efficient fleet and driving fuel savings for the business through operational enhancements and behavioral changes. Over time, we will also work to replace an increasing share of our traditional jet fuel usage with SAF and partner with innovators to revolutionize what and how we fly.

We also aim to reduce non-flight-related emissions and other environmental impacts. This includes reducing waste and introducing more environmentally sustainable products and amenities into the customer experience. We are also working to reduce the impact of our ground operations and facilities as well as extending our climate ambitions through our supply chain.

The global aviation industry is viewed as a “hard-to-abate” sector, meaning it is innately difficult to decarbonize. Although we are proud of the progress we are making, we know we cannot do it alone. Many factors affecting the ability to reach our goals are outside of our control. Addressing these factors will require government policies and incentives, dedicated research and development, transformation of some of the world’s largest industries, and significant capital allocation across the public and private sectors.

Engaging Stakeholders to Drive Policy Development and Build Innovative Partnerships

We cannot achieve our ambitious climate goals on our own. Achieving these goals will require effective public policy advocacy and collaborating with innovative partners across sectors, both within and outside the aviation industry. We have established deep relationships centered around bringing cost-effective solutions to scale. We describe a selection of those partnerships below:

›	Developing the SAF Ecosystem – We continue to engage across the development value chain, signing offtake agreements with SAF producers and advocating for supportive government policies to address SAF affordability as well as financing and development of greater production capacity. We remain a committed anchor partner in the Minnesota SAF Hub, a first-of-its-kind coalition that leverages collaboration across the value chain to scale SAF at Minneapolis-St. Paul International Airport while supporting economic development in Minnesota.
›	Airbus Fello’Fly – We continue to deepen our relationship with Airbus, including working to test a new flying technique called fello’fly, which takes inspiration from migrating geese and showcases the power of collaboration by pairing flights. With this flying technique, the lead aircraft creates an uplift that drives fuel efficiency for the trailing aircraft, a phenomenon called wake energy retrieval, which can reduce fuel consumption up to 5% for the follower aircraft on long-haul flights. In 2025, Delta took a leading role in showcasing the feasibility of the Airbus Pairing Assistance Tool, which safely guides two aircraft to meet at a rendezvous point, while maintaining full separation and remaining compliant with air traffic regulations.
›	The Sustainable Skies Lab – In 2025, we announced partnerships with both JetZero and Maeve to accelerate the design and development of revolutionary aircraft. JetZero aims to build a blended wing-body aircraft expected to be up to 50% more fuel efficient than today’s mid-market aircraft, while Maeve is developing a regional, hybrid-electric aircraft aimed at reducing fuel consumption by up to 40%. Other revolutionary fleet partners include Joby, with their home-to-airport air taxi offering, as well as Airbus and Boeing, both of which are exploring next generation technology.

2026 PROXY STATEMENT	13

   PROXY STATEMENT SUMMARY

Our Commitment to Our Communities

As we connect people with communities, experiences and each other, we are committed to doing our part to build a better world. Giving back to the communities where we live, work and serve is part of our culture at Delta. The graphic below illustrates some of the ways in which Delta and its people gave back in 2025:

DELTA’S COMMUNITY IMPACT

ENVIRONMENT	EQUITY	EDUCATION

10

TREE-PLANTING
PARTNERS

Delta supports tree plantings and other greenspace enhancements in 10 markets, including projects with Trees Atlanta, Tree People in Los Angeles, Speak for the Trees in Boston, Forterra in Seattle and MANG in Miami

$15M

FOR SUSTAINABLE
DEVELOPMENT

Delta Air Lines and The Delta Air Lines Foundation have contributed $15 million since 2019 to support Global Citizen’s efforts to deliver on the U.N.’s 2030 Sustainable Development Goals

ENTIRE WELLNESS

1

GLOBAL RED CROSS
MOVEMENT

Delta employees, retirees and customers contributed 16,178 units of blood during FY25 making Delta the no. 1 corporate blood drive sponsor in the U.S. for the eighth consecutive year. Additionally, Delta’s global disaster relief efforts provide international humanitarian aid through the American Red Cross and the Global Red Cross Movement; in 2025, Delta provided $1 million toward wildlife relief efforts in the greater Los Angeles area

23

CHILDREN’S
HOSPITALS

Delta’s global hospital support reaches 23 children’s hospitals, which includes leading hospitals like St. Jude Children’s Research Hospital, Great Ormond Street Hospital (UK), Emma Children’s Hospital (AMS) and Children’s Healthcare of Atlanta

293

HABITAT
HOMES

Delta has helped build or rehab 293 homes across 13 countries with Habitat for Humanity since 1995

$16.5M

GRANT

Delta and The Delta Air Lines Foundation will deliver more than $16.5 million in charitable support over the next five years to Clayton County to support Clayton Co. Public Schools Foundation, Flint River Boys and Girls Club, Junior Achievement Delta Discovery Center of Clayton County, and scholarships for Clayton County students at Middle Georgia State University who wish to build a career in aviation

$1.6M

UNCF
FINANCIAL AID

Delta’s national partnership with UNCF provides $1.6 million in financial aid annually, including $1 million for Emergency Retention Grants and Degree Completion Aid, as well as $600,000 for scholarships, to help underrepresented students complete their degrees

51

PLAYGROUNDS

Delta volunteers have built 46 playgrounds with KABOOM! across 16 U.S. cities and revitalized 5 urban spaces into playgrounds and green spaces with Trust for Public Land, underscoring the importance of play in education and working to eliminate the inequities of play spaces

MILITARY AND
VETERANS

3,000+ TOYS

Delta contributes more than $775,000 to Toys for Tots annually. In 2025, employees also built 2,123 bikes and collected over 3,000 toys to provide a brighter holiday for kids in need

32

JA
CHAPTERS

Delta partners with 32 Junior Achievement chapters across 5 continents to teach students financial literacy, work readiness and entrepreneurship

76

3DE SCHOOLS

Delta supports 3DE programming in public high schools in 13 states across the U.S. 3DE uses public-private partnerships to systemically re-engineer education to better reflect the real world and prepare students for life beyond the classroom walls

4,226

NFA
SCHOLARSHIPS

As the official airline of the National Flight Academy (NFA) since 2013, Delta has funded 4,226 scholarships to inspire a greater interest among youth in aviation and STEM careers

$18.5M

FOR MAJOR
FUNDRAISERS

Delta employees and customers raised $18.5 million for major fundraisers in 2025, including the American Cancer Society, American Heart Association, Breast Cancer Research Foundation, Children’s Healthcare of Atlanta, Covenant House, Delta Care and Scholarship Fund, and United Way

14	2026 PROXY STATEMENT	ir.delta.com

PROXY STATEMENT SUMMARY

Our Commitment to Leading Governance

Delta has a history of a strong, independent Board, composed of experienced members who are diverse with respect to background, skills, experiences, gender, race and ethnicity. The Board is committed to sound corporate governance in line with evolving best practices.

INDEPENDENCE	TENURE	DEMOGRAPHICS

QUALIFICATIONS, SKILLS AND EXPERIENCES INDEPENDENT DIRECTOR NOMINEES COLLECTIVELY POSSESS

See the matrix on page 17 for a description of these qualifications, skills and experiences that the Board believes are important for effective governance of Delta.

Corporate Governance Highlights

Independent Oversight	› 12 of 14 director nominees are independent (all except the CEO and ALPA nominee)
› Independent non-executive Chair with clearly defined and robust responsibilities
› Active Board oversight of strategy, financial performance, safety, risk management, information technology and cybersecurity matters, environmental sustainability and human capital management

Board Composition and Refreshment	› Regular Board refreshment and mix of tenure and diversity of experiences, perspectives and backgrounds (5 of our independent director nominees joined in the last 3 years)
› Robust annual self-evaluations of Board and Board committees
› Retirement age of 72 for outside directors
› Outside Board members encouraged to limit participation on other boards

Shareholders Rights and Accountability	› Annual election of all directors
› Proxy access right for shareholders
› Majority vote and director resignation policy for directors in uncontested elections
› Shareholders constituting more than 20% of our outstanding common stock can call a special meeting
› One class of outstanding shares with each share entitled to one vote
› No shareholder rights plan (poison pill) or supermajority voting requirements

Other Leading Governance Practices	› Ongoing comprehensive succession planning for management
› Anti-hedging and anti-pledging policy for all employees and Board
› Prohibition on ownership of specific airline competitors’ stock by Board and officers
› Robust stock ownership and retention guidelines for Board and executive officers
› No employment agreements or supplemental executive retirement plans for officers
› Transparent political activity, environmental sustainability, human capital and other disclosures available through our website and our Delta Difference Report

2026 PROXY STATEMENT	15

GOVERNANCE - BOARD MATTERS

Each director who served on the Board during 2025 attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served that were held during his or her tenure on the Board or relevant committee. The Board held five regular meetings and four special meetings during 2025. The Board members also participated in informal update calls with management in months in which the Board did not have formal meetings.

It is the Board’s policy that directors are encouraged to attend the annual meeting. All of Delta’s directors attended the annual meeting in 2025.

During the year, the Board routinely held executive sessions without the Chief Executive Officer. Mr. Taylor presided at these sessions as non-executive Chair of the Board.

Board Leadership Structure

For many years our Board has chosen to elect an independent, non-executive Chair of the Board separate from our Chief Executive Officer. We believe the non-executive Chair of the Board plays an important governance leadership role that enhances long-term shareholder value.

The Chair’s responsibilities include:

›  chairing meetings of non-management directors (executive sessions)

›  presiding at the annual meeting of shareholders

›  briefing the Chief Executive Officer on issues raised in executive sessions

›  in collaboration with the Corporate Governance Committee, committee chairs, the Chief Executive Officer and the President, setting Board agendas and strategic discussions and providing a review of pre-meeting materials delivered to directors

›  overseeing annual Board, committee and Chief Executive Officer performance evaluations and succession planning

›  managing the Board and committee oversight of risks

›  recommending appropriate governance policies and practices, including committee structure and responsibilities

›  overseeing the avoidance of conflicts of interest

›  in collaboration with the Chair of the Corporate Governance Committee, recommending Board committee and committee chair assignments

›  facilitating director discussions inside and outside the boardroom, managing the relationship between the Chief Executive Officer and the Board, consulting with the Chief Executive Officer and serving as a counterweight as appropriate

›  overseeing the process for selecting new Board members in collaboration with the Chair of the Corporate Governance Committee

›  calling meetings of the Board and shareholders

›  engaging with shareholders on behalf of the Board as appropriate

›  carrying out other duties requested by the Chief Executive Officer and the Board

16	2026 PROXY STATEMENT	ir.delta.com

GOVERNANCE - BOARD MATTERS

Qualifications, Skills and Experiences of Independent Director Nominees

The following matrix shows the qualifications, skills and experiences the Board currently believes are important for independent nominees collectively to possess for effective governance of Delta in the current business environment. The matrix also provides a description of these qualifications, skills and experiences. It is not an exhaustive list of each nominee’s contributions to the Board. The Board is committed to having a membership that reflects diversity of experiences, perspectives and backgrounds. This commitment enables the Board to represent Delta’s customers, employees and management, as well as the long-term interests of our shareholders.

Qualifications, Skills and Experiences Relevant to Delta
Senior Leadership/Risk Management
Experience as a senior leader at one or more large organizations combined with experience overseeing enterprise risk enhances the Board’s ability to advise and oversee Delta’s leadership and strategy.	●	●	●	●	●	●	●	●	●	●	●	●
Airline/Transportation Industry
Experience as a business leader or regulator in the aviation or other related industries provides the Board with insight into the industry’s unique challenges, regulatory environment and developments.							●
Marketing/Brand Management/Data as Customer Engagement Tool
Expertise in marketing or experience managing well-known brands, including through the use of data analytics, helps the Board support Delta’s trusted consumer brand.	●	●		●				●			●
Finance/Accounting
Leadership in capital markets, finance or accounting enhances oversight of Delta’s financial reporting and controls, and provides expertise in capital allocation and long-term financial strategy.						●		●	●	●		●
Technology/Cybersecurity/Digital
Experience in technology, cybersecurity or digital capabilities helps evaluate technological innovations (including artificial intelligence) and assists with oversight of cyber and technology risk.	●	●			●
Energy/Sustainability
Senior experience in the energy industry or sustainability matters provides relevant perspective given Delta’s exposure to the energy industry and its sustainability goals and strategy.	●		●
Global Business
Senior experience managing multinational businesses provides perspectives on international business practices and cultures, which is relevant to Delta given our global presence and network.	●	●	●	●	●			●	●	●	●	●
Government Affairs/Legal Affairs/Global Security
Senior experience in the public sector, legal affairs or global security institutions provides the Board with insight into government policies and regulations, as well as public policy issues relevant to Delta’s business.			●		●		●
Board Membership
Directors who serve, or have served, on the boards of directors of other public companies bring experience with corporate governance practices, and relevant trends and insights, contributing additional perspectives.	●	●	●	●	●	●	●	●	●	●	●	●
Diversity Racial, ethnic and gender diversity allows the Board to better represent Delta’s customers, employees and management.		●	●			●	●	●	●	●		●

The Board believes that the combination of qualifications, skills and experiences of the nominees produces a board that is well-equipped to exercise oversight responsibilities on behalf of our shareholders and other stakeholders. In addition to the matrix above, we provide information about each nominee for director, including certain experiences that led the Board to conclude the nominee should serve as a director of Delta, under “Proposal 1 - Election of Directors” starting on page 60.

2026 PROXY STATEMENT	17

   GOVERNANCE - BOARD MATTERS

Board Refreshment and Succession Planning

The Corporate Governance Committee recommends to the Board of Directors nominees for election to the Board. Delta believes each current nominee for the Board of Directors has the following attributes:

›	integrity, honesty and adherence to high ethical standards
›	extensive business acumen and sound judgment
›	a track record of service as a leader in business or governmental settings
›	commitment to diversity of experiences, perspective and background

The Committee seeks nominees who have the skills and experience to oversee management in the operation of Delta’s business and to provide input on Delta’s strategy, among other matters. The Committee is also committed to continuing the enhancement of the Board’s diversity of experiences, perspective and background. In accordance with Delta’s Corporate Governance Principles, the Committee and the Board assess potential nominees (including incumbent directors). In its succession planning role, the Committee regularly considers potential candidates for the Board in light of the company’s new and evolving risks, strategies and operations as follows:

1 Identification	The Corporate Governance Committee considers potential new candidates that may be proposed by current directors, management, professional search firms, shareholders or other persons. The Committee routinely retains third-party search firms to assist in identifying a broad group of possible candidates and preliminarily screening potential Board members who have experience that would complement and enhance the current Board.

2 Assessment process	The Committee evaluates potential director candidates in a thorough process in considering whether the candidates satisfy the criteria required and the current needs and composition of the Board. This process may include reviewing qualifications and experience of a broad group of candidates, engaging a third-party firm to assist with screening and gathering of additional information, interviewing candidates and making inquiries with persons knowledgeable about candidates.

3 Criteria

›  The Committee and the Board assess candidates based on factors such as the individual’s character, judgment, diversity (including with respect to background, skills, experience, age, gender, race and ethnicity), experience, skills and acumen, international or global business background and other matters that are relevant to the Board’s needs and objectives at the particular time.

›  The Committee and the Board also consider the independence, financial literacy, and the ability to devote appropriate time to Board activities and to the enhancement of candidates’ knowledge of Delta’s business.

›  While the Board does not have a specific policy with respect to diversity, the Board and Committee believe that the members of the Board should represent the diversity of Delta’s customers, employees and management. The Committee balances the desire for continuity on the Board with the benefits of fresh perspectives and additional experiences to align with the changing business.

+5	new independent directors in the last 3 years	Bringing diversity of experiences, perspective and background

18	2026 PROXY STATEMENT	ir.delta.com

GOVERNANCE - BOARD MATTERS

Board Committees and Governance Documents

The Board of Directors has established the Audit, Corporate Governance, Finance, Personnel & Compensation and Safety & Security committees to assist it in discharging its responsibilities. The number of meetings held by each of these committees in 2025 and the committee’s primary responsibilities are listed below. The chart below represents the current composition of each committee.

A detailed list of the responsibilities of each committee can be found in the committee charters, which are available in the corporate governance section of our website at ir.delta.com/governance/. Our Certificate of Incorporation, Bylaws, Corporate Governance Principles, codes of ethics and business conduct (titled The Way We Fly) and director independence standards are also available in the corporate governance section of our website at ir.delta.com/governance/.

All members of the Audit, Corporate Governance, Finance and Personnel & Compensation Committees are non-employee directors who are independent, as defined in the NYSE listing standards and Delta’s director independence standards. In addition, the members of the Audit Committee and the members of the Personnel & Compensation Committee satisfy the additional independence requirements set forth in rules under the Securities Exchange Act of 1934 (the 1934 Act).

Audit Committee

Members	Primary Responsibilities
Kathy N. Waller* (Chair) Christophe Beck* Willie CW Chiang David G. DeWalt* Michael P. Huerta Judith J. McKenna Meetings in 2025: 9 * Audit Committee Financial Experts

›  oversees our financial reporting and disclosure processes, including the appointment of our independent auditors, the review of the audit and work of our internal audit department and the adequacy and effectiveness of our internal controls over financial reporting

›  oversees monitoring of compliance with procedures and processes pertaining to corporate ethics and standards of business conduct, including regular review of reports on adherence to these standards

›  reviews enterprise risk management processes and discusses major risk exposures with management

›  reviews cybersecurity risks and the security of our information technology systems and operations

›  oversee the reporting of environmental and social matters in our SEC filings

›  reviews and, if appropriate, approves or ratifies possible conflicts of interest involving members of the Board or executive officers and related party transactions that would be subject to disclosure under Item 404 of Regulation S-K

The Audit Committee Report can be found on page 71.

Corporate Governance Committee

Members	Primary Responsibilities
David G. DeWalt (Chair) Greg Creed Michael P. Huerta Sergio A. L. Rial David S. Taylor Kathy N. Waller Meetings in 2025: 5

›  leads the Board’s governance practices and procedures, including the search for and recruiting of new outside directors and consideration of nominees for the Board

›  oversees our governance standards, processes for evaluation of the Board and its committees, and compensation of non-employee directors

›  oversees our environmental sustainability strategy, goal setting, opportunities and risks, and efforts and progress with respect to these matters

›  reviews reports on our corporate and PAC political contributions and charitable contributions made by Delta or The Delta Air Lines Foundation

2026 PROXY STATEMENT	19

   GOVERNANCE - BOARD MATTERS

Finance Committee

Members	Primary Responsibilities
David S. Taylor (Chair) Maria Black Greg Creed Leslie D. Hale Vasant M. Prabhu Sergio A. L. Rial Meetings in 2025: 6

›  reviews and makes recommendations about the financial structure of the company, financial planning, investments (including strategic investments in our overseas commercial airline partners), acquisitions and divestitures, operating plans, capital structure and hedging activities

›  reviews and approves or recommends to the Board commitments, capital expenditures and financing transactions

Personnel & Compensation Committee

Members	Primary Responsibilities
Sergio A. L. Rial (Chair) Maria Black Greg Creed David G. DeWalt Leslie D. Hale David S. Taylor Kathy N. Waller Meetings in 2025: 5

›  oversees our general compensation philosophy and practices and the annual review of our Chief Executive Officer and reviews and approves compensation programs for our executive officers

›  reviews management succession plans and the company leader and talent planning process

›  makes recommendations to the Board regarding election of officers

›  oversees policies and strategies relating to talent development and human capital management, including our approach to diversity, equity and inclusion, and employee wellbeing

The Personnel & Compensation Committee Report can be found on page 41.

Safety & Security Committee

Members	Primary Responsibilities
Michael P. Huerta (Chair) Christophe Beck Willie CW Chiang Christopher A. Hazleton Judith J. McKenna Vasant M. Prabhu Meetings in 2025: 5

›  oversees and consults with management on our customer, employee and aircraft operating safety and security goals, performance and initiatives

›  reviews current and proposed safety- and security-related programs, policies and compliance matters

›  reviews reports and matters that may have a material effect on our flight safety operations and security matters

›  reviews matters related to public health that have an impact on our operations

20	2026 PROXY STATEMENT	ir.delta.com

GOVERNANCE - BOARD MATTERS

Board and Committee Evaluation Process

For many years our Board of Directors and each of its committees have annually engaged in comprehensive self-evaluations. The Board believes this annual evaluation process supports its effectiveness and continuous improvement.

1 Project Oversight	The Corporate Governance Committee oversees the evaluations and re-examines the process for the Board and Board committee evaluations each year.

2 Evaluation	For 2025, the Executive Vice President - Chief External Affairs Officer spoke individually with each Board member to discuss specific topics, such as issues of importance to the Board for 2026, strategic planning and succession planning, and to obtain his or her assessment of Board and committee performance, functioning and operations during the year. These discussions also allowed time for engagement with each director on any other topic he or she desired to discuss.

3 Presentation and Findings

The directors’ comments were compiled and provided to the Board in a format without attribution. The Board and the Board committees reviewed the anonymized findings in executive sessions in early 2026. Topics discussed include:

›  an assessment of Board and committee performance in 2025

›  issues of importance to the Board for 2026

›  risk management, strategic planning and succession planning

4 Feedback	The non-executive Chair of the Board and the chairs of the committees identify follow-up matters from the evaluations. These included long-term strategy, management succession planning, capital allocation, the competitive environment and industry dynamics, and oversight of cybersecurity and technology matters, including use of generative artificial intelligence, among other items.

2026 PROXY STATEMENT	21

   GOVERNANCE - BOARD MATTERS

Risk Management

Board Oversight

The Board of Directors has ultimate responsibility to oversee Delta’s enterprise risk management (ERM) program. Coordinated by Delta’s Vice President of the Corporate Audit and the Enterprise Risk Management department, ERM applies a repeatable methodology and framework to promote heightened awareness of risks to our enterprise. The program identifies and categorizes risks and monitors the progress of risk mitigation plans alongside the risk owner(s). The ERM program’s primary objectives include facilitating a cross-functional enterprise-wide risk assessment, integrating the ERM framework into business processes and decision-making, holding management accountable to mitigate risks, and providing assurance the risk-governance systems are functioning appropriately.

The Board discusses risk throughout the year, particularly when reviewing operating and strategic plans and when considering specific actions for approval. The Board’s oversight of certain risk areas is managed through delegation of that risk item to the applicable Board committee based on its scope and charter with regular reporting to the full Board. The Board reviews the effectiveness of the ERM program through regular reports to the Audit Committee.

22	2026 PROXY STATEMENT	ir.delta.com

GOVERNANCE - BOARD MATTERS

Management’s Role

Delta’s ERM program is an integrated and continuous process for managing enterprise-wide risks including strategic, financial, operational, safety, compliance and reputational risks. Leaders of all business divisions engage with the ERM team to identify risk as it relates to their respective operating divisions and strategic plans, develop risk mitigation plans, monitor the effectiveness of those mitigation activities and provide updates through a series of specific risk committees as appropriate. The organizational design of Delta’s leadership, the Delta Risk Council, under the oversight of the Board and its committees, provides a robust governance structure for effective management and oversight of enterprise risks.

Delta Risk Council

The senior management level, cross-divisional Delta Risk Council meets at least quarterly to review, advise, and support Delta in assessing and mitigating enterprise risk, with responsibility over the following: identifying emerging or insufficiently mitigated enterprise risks and evaluating specific mitigation measures; championing a strong speak-up culture and reinforcing an ethical culture; enabling communication and cooperation among divisions; ensuring Delta’s compliance with internal policies and applicable laws and regulations; and allocating sufficient resources in various divisions to support Delta’s compliance.

As appropriate, various officers and employees attend meetings of the Delta Risk Council to provide updates on mitigation progress and other follow up issues addressed within the Delta Risk Council.

Communications with Directors

Shareholders and other interested parties may communicate with our non-management directors by sending an e-mail to nonmgmt.directors@delta.com. We have established a link to this address on our Investor Relations website. Communications with directors may also be mailed to Delta’s Corporate Secretary at:

Delta Air Lines, Inc.
Department 981
1030 Delta Boulevard
Atlanta, Georgia, 30354
Attention: Corporate Secretary

Communications will be sent to the Chair of the Board, as representative of the non-management directors, other than communications pertaining to customer service, human resources, accounting, auditing, internal control and financial reporting matters. Communications regarding customer service and human resources matters will be forwarded for handling by the appropriate Delta department. Communications regarding accounting, auditing, internal control and financial reporting matters will be brought to the attention of the Audit Committee chair.

2026 PROXY STATEMENT	23

SHARE OWNERSHIP

Directors and Executive Officers

The following table sets forth the number of shares of Delta common stock beneficially owned as of April 17, 2026, by each current director, each person named in the Summary Compensation Table in this proxy statement (including Glen Hauenstein who retired from Delta on February 28, 2026) and all current directors and executive officers as a group. Unless otherwise indicated by footnote, the owner exercises sole voting and investment power over the shares listed.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	(1)
Current Directors:
Edward H. Bastian(2)	2,878,108	(3)
Christophe Beck	4,240
Maria Black	8,295
Willie CW Chiang	28,280	(4)
Greg Creed	35,150	(5)
David G. DeWalt	83,490
Leslie D. Hale	19,150
Christopher A. Hazleton	300
Michael P. Huerta	33,245
Judith J. McKenna	4,250
Vasant M. Prabhu	12,720
Sergio A. L. Rial	36,069
David S. Taylor	122,720
Kathy N. Waller	46,120
Named Executive Officers:
Glen W. Hauenstein	881,104	(3)
Peter W. Carter	697,344	(3)
Daniel C. Janki	455,667	(3)
Alain Bellemare	208,706	(3)(6)
Current Directors and Executive Officers as a Group (22 Persons)	5,253,482	(3)
(1)	Each of the individuals listed in the table and the current directors and executive officers as a group beneficially owned less than 1% of the shares of common stock outstanding on April 17, 2026.
(2)	Mr. Bastian is also a named executive officer.
(3)	Includes the following number of shares of common stock which a named executive officer has the right to acquire upon the exercise of stock options that were exercisable as of April 17, 2026, or that will become exercisable within 60 days after that date:

Name	Number of Shares
Edward H. Bastian	1,514,660
Glen W. Hauenstein	700,800
Peter W. Carter	272,640
Daniel C. Janki	73,730
Alain Bellemare	68,060
Current Executive Officers as a Group (9 Persons)	2,148,540
(4)	Includes 20,000 shares held by the Chiang 2014 Management Trust, of which Mr. Chiang and his wife are co-trustees.
(5)	Includes 30,910 shares held by the Creed Revocable Living Trust, of which Mr. Creed and his wife are co-trustees.
(6)	Includes 71,212 shares held by the Alain Bellemare Revocable Trust, of which Mr. Bellemare is the sole trustee and beneficiary.

24	2026 PROXY STATEMENT	ir.delta.com

SHARE OWNERSHIP

Beneficial Owners of More than 5% of Voting Stock

The following table provides information about the following entities known to Delta to be the beneficial owner of more than five percent of Delta’s outstanding common stock as of April 17, 2026.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)(2)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	43,050,757(3)	6.6%
(1)	The percentage of beneficial ownership in the table above is based on 656,994,340 shares of our common stock outstanding as of April 17, 2026.
(2)	The Vanguard Group, Inc. (“Vanguard”) had previously reported beneficial ownership as of December 31, 2023 in an amendment to Schedule 13G filed on February 13, 2024. In such filing, Vanguard reported beneficial ownership of 71,974,852 shares, including shared voting power over 558,993 shares, sole dispositive power over 70,081,272 shares and shared dispositive power over 1,893,580 shares. On March 26, 2026, Vanguard filed an amendment to Schedule 13G reporting that it had completed an internal realignment on January 12, 2026 pursuant to which certain of its subsidiaries or business divisions of its subsidiaries that formerly had, or were deemed to have, beneficial ownership together with Vanguard will report beneficial ownership separately (on a disaggregated basis) from Vanguard in reliance on SEC Release No. 34-39538 (January 12, 1998). In that filing, Vanguard reported that it held no shares with sole voting power, shared voting power, sole dispositive power or shared dispositive power. Accordingly, based solely on such filing, Vanguard has been removed from the table above.
(3)	Based solely on an amendment to Schedule 13G filed on January 26, 2024, in which BlackRock, Inc. reported that, as of December 31, 2023, it had beneficial ownership of 43,050,757 shares, including sole voting power over 40,843,687 shares and sole dispositive power over 43,050,757 shares.

2026 PROXY STATEMENT	25

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of the proxy statement describes the compensation of the named executive officers for 2025. It also discusses how our executive compensation program reflects our compensation philosophy and objectives, including the importance of linking pay to performance.

2025 Named Executive Officers

Name	Position
Edward H. Bastian	Chief Executive Officer
Glen W. Hauenstein	President
Peter W. Carter	Executive Vice President - Chief External Affairs Officer
Daniel C. Janki	Executive Vice President & Chief Financial Officer
Alain Bellemare	Executive Vice President & President - International

Following the close of fiscal year 2025, Mr. Hauenstein notified the Board of his intention to retire as President on February 28, 2026. In connection with his retirement, Mr. Hauenstein agreed to provide strategic advisory services to Delta for a limited transition period. Effective April 1, 2026, Mr. Carter was appointed President and Mr. Janki was appointed Chief Operating Officer.  In addition, as a result of these executive leadership changes, Joseph Esposito was named Executive Vice President & Chief Commercial Officer effective January 1, 2026, and Erik Snell was named Executive Vice President & Chief Financial Officer effective April 1, 2026.

Executive Summary

In 2025, Delta delivered strong financial and operational performance, reflecting disciplined execution of its long-term strategy and reinforcing the alignment between executive compensation and company results. During its centennial year, Delta continued to differentiate itself through sustained investment in its people, operational reliability, global network and customer experience.

Delta served more than 200 million customers in 2025 while maintaining industry-leading reliability. The company delivered best-in-class completion factor and on-time performance among network carriers and was named North America’s most on-time airline by Cirium for the fifth consecutive year, underscoring the consistency of its operational execution.

Financial results in 2025 reflected the strength of Delta’s differentiated business model. Delta generated $8.3 billion in operating cash flow and free cash flow of $4.6 billion(1), the highest in the company’s history. Delta also delivered $5.0 billion of adjusted pre-tax income(1), representing approximately 55% of the industry’s profitability, and sustained a 115% unit revenue premium relative to its peer group.(2)

Delta’s performance was driven by its people, whom the company views as its most important competitive advantage. In alignment with its pay-for-performance philosophy, Delta shared the benefits of strong performance with employees. For 2025, the company distributed $1.3 billion in profit-sharing payments, and employees earned an additional $67 million under the Shared Rewards program, which incentivizes operational performance.

The Personnel & Compensation Committee believes that Delta’s 2025 results demonstrate the effectiveness of the company’s executive compensation program in motivating leaders to deliver operational excellence, disciplined financial performance and sustained long-term value for shareholders.

(1)	Adjusted for special items; see “Supplemental Information about Financial Measures” on page 83 for reconciliations of non-GAAP measures and reasons we use them.
(2)	Based on reported total revenue per available seat mile (TRASM), adjusted, relative to the performance of our industry peer group for the year indicated. Industry peer group is defined as Delta Air Lines, United Airlines, American Airlines, Southwest Airlines, Alaska Airlines and JetBlue Airways.

26	2026 PROXY STATEMENT	ir.delta.com

EXECUTIVE COMPENSATION

Our Employee Commitment

Our people and culture represent a core competitive advantage. Delta’s more than 100,000 employees consistently deliver world-class travel experiences and best-in-class service for our customers. We believe our brand differentiates Delta within the industry and is sustained by our employees’ dedication, performance, and commitment to customer service. In 2026, Delta was named No. 9 on the Fortune 100 Best Companies to Work For® list.

Investing in our People in 2025

In addition to a 4% pay increase to eligible employees in June 2025, Delta invested in our people in the following ways in 2025:

Profit Sharing Program Paying $1.3 billion in February 2026 under the Profit Sharing Program in recognition of the achievements of our employees that made Delta the most profitable airline in 2025. This was the third consecutive year in which we shared over $1 billion of profits with our people. Since 2015, we have shared over $11 billion in profit sharing payments with our employees worldwide—and, for 2025, Delta continues to lead the industry in profit sharing, with this year’s total greater than the pool of all U.S. peer airlines combined.

Shared Rewards Program Awarding $67 million under Delta’s Shared Rewards Program, our broad-based operational incentive program, thanks to the hard work of our employees meeting key operational performance goals during 2025 (on-time arrival, baggage handling, flight completion and net promoter score) recognizing that superior performance by our frontline employees directly affects customer satisfaction.

Physical, Emotional and Social Wellness Investing over $150 million in total wellness including health care advocacy for employees and their families, family building benefits such as fertility coverage, surrogacy and adoption reimbursement, health and wellbeing rewards incentives, emotional healthcare, and our new virtual platform for preventive, acute, and chronic condition medical care.

Financial Wellness Contributing over $7.6 million to the emergency savings accounts of over 7,600 employees under its Emergency Savings Program, which allows employees who complete financial coaching, education and savings requirements to receive up to $1,000 from Delta directly into their emergency savings account. This is in addition to the $1.4 billion Delta contributed to our broad-based defined contribution plans.

Talent Planning and Development

Talent planning and development are important at all levels within Delta—from our executives to our frontline employees. The Personnel & Compensation Committee continues to place significant focus on executive talent planning. The Board of Directors is regularly updated on key talent indicators for our senior leaders, including recruiting, development and succession planning programs. They are also exposed to potential future executive leaders through Board meetings and informal events.

Executive Compensation in 2025

The core elements of our executive compensation program have been maintained since 2020, reflecting the Personnel & Compensation Committee’s continued confidence in a structure that balances stability with adaptability. The Personnel & Compensation Committee believes this framework provides a strong foundation while allowing for thoughtful evolution as Delta’s strategic priorities and operating environment change – supporting leadership through periods of disruption and positioning the company to sustain its financial and operational leadership. While the overall design of our annual and long-term incentive plans has been maintained, the Personnel & Compensation Committee has refined the program emphasis to effectively:

›	reinforce strong alignment between the interests of our named executive officers and those of our shareholders, with a continued focus on long-term value creation;
›	recognize the leadership required to guide Delta toward sustained differentiation, durability, and disciplined growth; and
›	attract, retain, and motivate executives with highly marketable and transferable skills in a competitive global talent market.

2026 PROXY STATEMENT	27

   EXECUTIVE COMPENSATION

Our executive compensation program is designed to reward leadership, performance, and accountability, while continuing to place the majority of total compensation at risk. Annual and long-term incentive opportunities are tied to rigorous performance measures and long-term value to our shareholders, reinforcing a pay-for-performance philosophy that rewards exceptional results and aligns executive decision-making with the long-term interests of our shareholders.

In setting compensation for 2025, the Personnel & Compensation Committee, in consultation with its compensation consultant, considered the company’s long-term business strategy and commitment to closely align executive officer compensation with the company’s performance. As Delta has progressed over the past several years to a position of leadership characterized by resilience, differentiation and durability, the Personnel & Compensation Committee calibrated the awards for named executive officers to reflect strategic priorities, executive contributions to the company’s long-term success, and on-going shareholder feedback.

The Personnel & Compensation Committee retained the current structure of both the annual and long-term incentive programs for 2025, making only limited adjustments to the performance measures for the performance award component of the long-term incentive program. Additionally, as part of its annual compensation review, the Personnel & Compensation Committee approved a base salary increase for Mr. Bastian to better align with the market.

Administration of the Executive Compensation Program

PERSONNEL & COMPENSATION COMMITTEE

The Personnel & Compensation Committee oversees and approves Delta’s executive compensation program to reinforce our culture by ensuring a strong connection between pay and performance as well as alignment between our executives, employees and shareholders. This includes:

›  Establishing Delta’s executive compensation philosophy and objectives in consultation with an independent compensation consultant and company management

›  Overseeing the development and implementation of our executive compensation program

›  Reviewing and approving the compensation structure and performance measures for our Chief Executive Officer and other executive officers

›  Evaluating the performance of the Chief Executive Officer in meeting corporate goals and objectives

›  Reviewing and advising the Board of Directors on management succession planning

›  Overseeing Delta’s policies and strategies relating to talent development and human capital management, including diversity, equity and inclusion, and employee wellbeing

›  Making recommendations to the Board of Directors on the appointment of officers

›  Reviewing tally sheets, competitive market data for our peer group and individual contributions to establish target compensation for our executive officers

›  Reviewing and approving the adoption or revision of any clawback policy allowing Delta to recover compensation paid to employees, and administer or delegate the administration of such policy

28	2026 PROXY STATEMENT	ir.delta.com

EXECUTIVE COMPENSATION

INDEPENDENT COMPENSATION CONSULTANT

In 2025, after considering the factors provided under the NYSE listing standards and Item 407(e)(3)(iii) of Regulation S-K, the Personnel & Compensation Committee engaged Frederic W. Cook & Co., Inc. (FW Cook) as its independent executive compensation consultant. In this role, FW Cook provides advice to the Personnel & Compensation Committee and the Corporate Governance Committee regarding Delta’s executive and director compensation programs. This includes:

›  Providing advice regarding Delta’s executive compensation program based on the company’s business strategy, compensation philosophy, prevailing market practices and relevant regulatory mandates

›  Providing annual recommendations directly to the Personnel & Compensation Committee on Chief Executive Officer compensation

›  Advising the Corporate Governance Committee on the compensation for the non-executive Chair of the Board and non-employee directors

›  Providing advice on the company’s compensation peer group

›  Updating and advising the Personnel & Compensation Committee on key executive compensation trends in the industry and general market

›  Attending, at the request of the Personnel & Compensation Committee, executive session discussions without the presence of company management

›  Periodically working directly with company management on behalf of, and under the control and supervision of, the Personnel & Compensation Committee

The Personnel & Compensation Committee considered FW Cook’s advice when determining executive compensation plan design and award levels in 2025.

DELTA MANAGEMENT

Delta’s management team provides input to the Personnel & Compensation Committee on Delta’s executive compensation program structure and, under the supervision of the Personnel & Compensation Committee, is responsible for the ongoing administration of the program. This includes:

›  Developing Flight Plan goals and providing input on business strategy and performance

›  Providing updates to the Personnel & Compensation Committee on key executive compensation trends in the industry and general market

›  Evaluating the financial and legal implications of executive compensation proposals and confirming proposed payouts to executive officers under our incentive compensation plans are calculated correctly and comply with plan terms

›  The Chief Executive Officer making recommendations for the compensation of executive officers other than himself

2026 PROXY STATEMENT	29

   EXECUTIVE COMPENSATION

Executive Compensation Philosophy and Objectives

Our executive compensation philosophy is to achieve Delta’s short-term and long-term business goals by closely linking pay to performance and by aligning the interests of all Delta people with the interests of our customers and shareholders. Based on this philosophy, the Personnel & Compensation Committee develops the executive compensation program to promote a pay for performance culture that:

Places a substantial majority of total compensation at risk.	Directly supports our Flight Plan by utilizing
challenging performance measures that provide
incentives that deliver value to our customers
and shareholders and drive payouts to frontline
employees under our broad-based Profit Sharing
and Shared Rewards Programs.	Provides compensation opportunities that help us motivate and retain existing talent and attract new talent to Delta when needed.

Pay for Performance

Pay for performance is the foundation of our compensation philosophy for all employees, driving a strong sense of teamwork and continual improvement of business results. Our executive compensation program places a substantial portion of total compensation at risk. Total target compensation for the named executive officers is contingent on Delta achieving ambitious financial, operational, customer service, and total shareholder return performance measures.

The Personnel & Compensation Committee sets stretch performance goals under our annual and long-term incentive plans to drive Delta’s business strategy and to deliver value to our shareholders.

Our incentive plans closely align the interests of management with those of frontline employees in two respects. First, many of the same financial, operational and customer service performance measures are used in both our executive and broad-based employee compensation programs. Second, we have long structured our annual incentive plan to ensure that executives do not receive above-target incentive payouts unless our people also receive payment under the Profit Sharing Program for the year.

Say on Pay Voting Results and Shareholder Engagement

At our 2025 annual meeting, we asked shareholders for a non-binding “say on pay” advisory vote to approve the 2024 compensation of the named executive officers. The holders of 95% of the shares present and entitled to vote at the 2025 annual meeting voted for approval of the compensation of the named executive officers, demonstrating that a substantial majority of our shareholders continue to support our compensation approach and pay-for-performance alignment.

Each year, we engage with shareholders representing a significant portion of our outstanding shares on a variety of topics, including our executive compensation programs. In 2025, we met, or initiated contact, with shareholders representing over 50% of our outstanding shares. The shareholders with whom we engaged generally expressed support for our executive compensation program structure and the emphasis on performance-based awards.

The Personnel & Compensation Committee will continue to take the results of the advisory vote into account when making future compensation decisions, and to emphasize our pay for performance philosophy utilizing challenging performance measures that provide incentives to deliver value to our shareholders.

30	2026 PROXY STATEMENT	ir.delta.com

EXECUTIVE COMPENSATION

Corporate Governance and Compensation Practices

Our executive compensation program reflects corporate governance policies and compensation practices that are transparent and consistent with best practices. The chart below highlights the policies and practices we consider instrumental in driving company performance while mitigating risk, as well as the practices we avoid.

What We Do:	What We Don’t Do:
Subject officers’ incentive compensation (including both cash and equity-based awards) to compensation clawback provisions	No employment contracts
Apply stock ownership and retention guidelines to executive officers and directors	No excise tax reimbursement for payments made in connection with a change in control
Follow objective, standardized criteria for the timing of equity award grants	No repricing, cash buyouts or share recycling of stock options and stock appreciation rights under our equity compensation plan
Include “double trigger” change in control provisions in our incentive awards	No hedging or pledging company stock by our employees
Require a one-year minimum vesting period for awards under our equity compensation plan, with limited exceptions	No loss on sale for residence relocation protection for named executive officers
Fully disclose our incentive plan performance measures and goals (including outstanding long-term incentive awards)	No supplemental executive retirement or deferred compensation plans
Engage with institutional investors regarding our executive compensation program	No company-provided: › personal club memberships › executive life insurance › financial planning
Subject cash severance payments to certain limits under the company’s Executive Officer Cash Severance Policy

Comparative Market Data and Peer Group

We believe peer group data should be used as a point of reference, not as the sole factor in our executive officers’ compensation. In general, the Personnel & Compensation Committee’s objective is for target total direct compensation opportunities to be competitive with the peer group, with individual variation based on the individual’s performance, experience and role within Delta.

Our current peer group is composed of three major U.S. airlines and 18 other companies from diverse industries, including logistics/distribution, consumer products, retail, hospitality, aerospace/defense and technology, that exhibit similar size and business characteristics with Delta, including revenue size, number of employees and global presence. We believe our peer group, which is indicated below, reflects the market in which we may compete for business, investor capital and/or executive talent and aligns with the Personnel & Compensation Committee’s peer group selection criteria. The Personnel & Compensation Committee used the same peer group as in 2024 when determining executive compensation for 2025. The companies in our peer group are:

American Airlines Group Inc.	American Express Company	Best Buy Co., Inc.
The Boeing Company	The Coca-Cola Company	Deere & Company
FedEx Corporation	The Home Depot, Inc.	Honeywell International Inc.
Marriott International, Inc.	McDonald’s Corporation	NIKE, Inc.
The Procter & Gamble Company	RTX Corporation	Southwest Airlines Co.
Starbucks Corporation	Target Corporation	Uber Technologies, Inc.
Union Pacific Corporation	United Airlines Holdings, Inc.	United Parcel Service, Inc.

2026 PROXY STATEMENT	31

   EXECUTIVE COMPENSATION

Elements of Compensation

Compensation elements for our executive officers include:

Type	Component	Objective
Fixed Compensation	Base Salary	› Provides a fixed amount of compensation for performing day-to-day functions based on level of responsibility, experience and individual performance
Performance-Based Compensation	Annual Incentive Plan Long-Term Incentive Program › Performance Awards › Performance Restricted Stock Units

›

Rewards short-term financial and operational performance on an absolute and relative basis using pre-established performance criteria that support Delta’s short-term business goals

›

Motivates management employees by linking incentives to our multi-year financial and customer service-related goals and rewarding long-term value creation measured by total shareholder return and free cash flow

›

Aligns with interests of shareholders, facilitates executive officer stock ownership and encourages retention of our management employees

Time-Based Compensation	Long-Term Incentive Program › Restricted Stock	› Aligns with interest of shareholders, facilitates executive officer stock ownership and encourages retention of our management employees
Benefits	Health, Welfare and Retirement Benefit Plans	› Helps attract and retain highly qualified executives through a variety of employee benefits that demonstrates Delta’s overall commitment to the health and financial wellness of our employees

Delta does not have a specific compensation target for each element of compensation. The compensation mix, of which a significant portion is performance-based, for the Chief Executive Officer and the other named executive officers is shown below.

The Personnel & Compensation Committee believes this is the appropriate approach for aligning the interests of the named executive officers and shareholders.

2025 COMPENSATION MIX (AT TARGET)

CEO	OTHER NAMED EXECUTIVE OFFICERS

The Personnel & Compensation Committee considers a number of factors, including competitive market data, internal equity, role and responsibilities, business and industry conditions, management succession planning and individual experience and performance in determining executive compensation. When making specific compensation decisions, the Personnel & Compensation Committee also reviews compensation “tally sheets” prepared by its compensation consultant. The tally sheets detail the total compensation and benefits for each executive officer, including the compensation and benefits the officer would receive under hypothetical termination of employment scenarios.

32	2026 PROXY STATEMENT	ir.delta.com

EXECUTIVE COMPENSATION

Performance Measure Selection

Consistent with our executive compensation philosophy, the Personnel & Compensation Committee selects performance measures to support our Flight Plan and to closely align the interests of the named executive officers with the interests of our key stakeholders. Recognizing that the performance measures used under our annual and long-term incentive plans may need to change over time to reflect evolving priorities, the Personnel & Compensation Committee, together with company management and the compensation consultant, evaluates the performance measures used in our incentive plans each year to ensure they remain consistent with Delta’s long-term strategic plan and our annual Flight Plan goals.

For 2025, the Personnel & Compensation Committee continued to approach its performance measure evaluation with a focus on durability, differentiation, and disciplined execution.

To achieve our mission that no one better connects the world, the company’s 2025 Flight Plan focused on four core pillars: our people, our customers, our partners and communities, and our owners. With Delta’s culture as the foundation, our 2025 Flight Plan objectives included: widening our lead as the airline of choice for our customers, running the industry’s best operation at full scale, reducing debt and investing in our future. The mix of absolute and relative performance included in our 2025 annual and long-term incentive plans are distinct and demonstrate how the Personnel & Compensation Committee incorporates the elements of our Flight Plan to drive performance.

For 2025, the Personnel & Compensation Committee retained the same performance measures under the annual incentive plan. Additionally, the performance metrics and structure for the long-term incentive program remained the same for 2025, with a slight modification to the metrics for the performance award component to reinstate Transpacific net promoter score goals, returning to a structure that considers all our international entities in our customer service goals similar to our pre-pandemic structure. The Personnel & Compensation Committee continued to believe that superior performance in these measures will ultimately produce sustainable long-term shareholder returns.

In setting the annual and long-term performance goals for each measure, the Personnel & Compensation Committee reviews our business plans and considers other factors, including our past variance to targeted performance, our historical performance, economic and industry conditions and the performance of other airlines. In certain cases, this analysis may cause the Personnel & Compensation Committee to set lower targets than in previous years. We set challenging, but achievable goals (including some that are realizable only as a result of exceptional performance) that focus the named executive officers on the company’s short- and long-term objectives.

2026 PROXY STATEMENT	33

   EXECUTIVE COMPENSATION

Annual Incentive Plan

Performance Measure	Description
Financial Performance — Pre-Tax Income

›

Closely aligned with the business plan targets presented to the Board of Directors as part of Delta’s operating plan

›

Also serves as the measure used under the Profit Sharing Program, thereby aligning the interests of Delta management with all employees

Operational Performance — Delta and Delta Connection

›

Based on the broad-based Shared Rewards Program’s on-time arrival, baggage handling, flight completion and net promoter score goals, as well as on-time arrival and flight completion goals for our Delta Connection carriers

›

Satisfaction of these measures are determined based on the monthly achievement of either internal goals or first place performance relative to airline peers (other than net promoter scores which is absolute only)

Long-Term Incentive Program

Performance Measure	Description
Total Revenue per Available Seat Mile (TRASM)

›

A unit revenue measure comprised of passenger revenue, revenue from our ancillary businesses and other revenue sources relative to certain airline peers

›

Encourages focus on achieving top-line revenue growth while emphasizing disciplined capacity growth

Customer Service Performance

›

Based on Delta’s domestic, Transatlantic, Latin America and Transpacific net promoter scores, this measure further emphasizes the importance of earning and maintaining customer preference and loyalty

Cumulative Free Cash Flow	› Encourages focus on long-term revenue and margin growth and is a measure of our business resilience
Relative Cumulative Pre-Tax Income Performance	› Compares our pre-tax income relative to certain airline peers encouraging continued Industry-leading profits
Relative Total Shareholder Return	› Aligns with shareholders by measuring stock price appreciation plus reinvested dividends over the long term relative to select airline peers.

Base Salary

The Personnel & Compensation Committee annually reviews the base salaries of the named executive officers and makes adjustments when appropriate based on market competitiveness and other relevant factors. The Personnel & Compensation Committee may also make periodic adjustments in connection with promotions or changes in responsibility. After reviewing competitive market data for the company’s peer group provided by its independent compensation consultant, the Personnel & Compensation Committee approved a base salary increase for Mr. Bastian to $1,100,000 (from $995,000) effective March 1, 2025, to align his fixed compensation more closely with market practice. The Personnel & Compensation Committee noted that Mr. Bastian’s salary had remained below market levels and that this adjustment supports competitiveness, while preserving the company’s emphasis on performance-based compensation. No other named executive officer received an increase of base salary in 2025.

Annual Incentive

The 2025 Management Incentive Plan (2025 MIP) links pay and performance by providing management employees with a compensation opportunity based on Delta’s achievement of short-term business goals in 2025. The 2025 MIP also aligns the interests of Delta management and employees by using metrics that are consistent with the goals that drive payouts under Delta’s Profit Sharing and Shared Rewards Programs.

Typically, payments under the MIP are provided in cash. However, to provide further alignment between our executive officers and our people, the executive officers’ MIP awards are subject to the following conditions if there is no Profit Sharing Program payout to employees for the year:

›	The actual MIP award, if any, will be capped at the target award opportunity, even if Delta’s performance for operational and relative financial goals exceeds the target level.

›	Any awards earned by executive officers will be made in restricted stock that will not vest until there is a payment under the Profit Sharing Program or under certain termination of employment scenarios.

34	2026 PROXY STATEMENT	ir.delta.com

EXECUTIVE COMPENSATION

The following chart shows the performance measures for the named executive officers under the 2025 MIP and the actual performance for each measure for 2025.

(1)	This column reflects the percentage of the target award achieved after application of the performance measure weightings applicable to the named executive officers.
(2)	“Pre-tax income” as defined in Delta’s broad-based Profit Sharing Program, means Delta’s annual consolidated pre-tax income calculated in accordance with GAAP and as reported in Delta’s SEC filings, but excluding (a) asset write downs related to long-term assets; (b) gains or losses with respect to special, unusual, or nonrecurring items; and (c) expense accrued with respect to any employee profit sharing plan, program or similar arrangement.

The target award opportunities under the 2025 MIP are expressed as a percentage of each participant’s base salary earned during the year. The Personnel & Compensation Committee determined the target award opportunities, taking into consideration the peer group comparison, the Chief Executive Officer’s recommendations for executive officers other than himself and input from the compensation consultant. The 2024 target award opportunities (as a percentage of base salary) were maintained for the named executive officers in 2025.

Summarized in the table below are the 2025 MIP awards earned by each named executive officer. Because there was a payout under the Profit Sharing Program for 2025, payments under the 2025 MIP were made in cash.

Named Executive Officer	Base Salary(1)	Target Award (as % of base salary)	Target Award	Percentage of Target Award Earned(2)	Total 2025 MIP Award
Mr. Bastian	$1,082,500	200%	$2,165,000	54.46%	$1,179,140
Mr. Hauenstein	$750,000	175%	$1,312,500	54.46%	$714,837
Mr. Bellemare	$650,000	150%	$975,000	54.46%	$531,022
Mr. Carter	$650,000	175%	$1,137,500	54.46%	$619,525
Mr. Janki	$650,000	175%	$1,137,500	54.46%	$619,525
(1)	Reflects base salary earned in 2025.
(2)	Percentage reflects rounding, the actual payout percentage was 54.46375%.

2026 PROXY STATEMENT	35

   EXECUTIVE COMPENSATION

Long-Term Incentives

2025 Long-Term Incentive Program

The 2025 Long-Term Incentive Program (2025 LTIP) links pay and performance by providing management employees with a compensation opportunity that aligns the interests of management and shareholders, with a large portion contingent upon Delta’s financial, customer service and relative total shareholder return (TSR) over a three-year period. The performance measures and goals are the same for the Chief Executive Officer, the other named executive officers and, as applicable, all other participants in this program.

The 2025 LTIP target awards are the largest component of each executive officer’s compensation opportunity, with 75% of the target LTIP award subject to 3-year performance conditions. The Personnel & Compensation Committee determined the target award opportunities so each participant’s total direct compensation opportunity is competitive with the peer group.

The 2025 LTIP awards granted to each named executive officer is summarized in the table below. These award allocations were selected to balance the incentive opportunity among Delta’s financial performance relative to other airlines, internal company performance and relative TSR. This mix and the other terms of the 2025 LTIP are intended to drive year-over-year improvements in financial, operational and customer performance.

Named Executive Officer	Performance Restricted Stock Units	Performance Awards	Restricted Stock	Total 2025 LTIP Target Award
Mr. Bastian	$7,942,500	$3,971,250	$3,971,250	$15,885,000
Mr. Hauenstein	$3,875,000	$1,937,500	$1,937,500	$7,750,000
Mr. Bellemare	$1,500,000	$1,500,000	$1,500,000	$4,500,000
Mr. Carter	$2,600,000	$1,300,000	$1,300,000	$5,200,000
Mr. Janki	$2,750,000	$1,375,000	$1,375,000	$5,500,000

Performance Restricted Stock Units

Performance restricted stock units (PRSU) are long-term incentive opportunities payable in Delta stock. The charts below show the range of potential payments of the performance restricted stock units based on Delta’s cumulative pre-tax income performance relative to the PRSU Industry Group and Delta’s cumulative free cash flow performance over the three-year performance period ending December 31, 2027, subject to a relative TSR modifier.

Performance restricted stock units are eligible for dividend equivalents, but none will become payable until such time as the applicable performance criteria are met and the award vests. Any vesting under this award will occur in 2028.

		RELATIVE CUMULATIVE PRE-TAX INCOME PERFORMANCE
		Rank vs. PRSU Industry Group(1)
		#4	#3	#2	#1
Absolute Cumulative Free Cash Flow Performance	$13 billion or more	75%	100%	150%	200%
	$11 billion	50%	75%	100%	150%
	$9 billion	0%	50%	75%	100%
	Below $9 billion	0%	0%	50%	75%
(1)	The PRSU Industry Group consists of: American Airlines, Southwest Airlines and United Airlines.

36	2026 PROXY STATEMENT	ir.delta.com

EXECUTIVE COMPENSATION

Performance restricted stock units include a relative TSR modifier to further link awards to shareholder value creation. The number of shares earned from PRSU awards will be reduced or increased if TSR over the three-year performance period relative to select airline peers falls outside a defined range. Specifically, after the performance results are certified, the award will be modified up or down as follows, if applicable, subject to a maximum PRSU payout of 200%.

TSR Rank v. Industry Group(1)	Modifier (Percentage Points)(2)
1	+10%
2	+10%
3	0%
4	0%
5	-10%
6	-10%
(1)	The Industry Group for purposes of the PRSU TSR modifier consists of: Alaska Airlines, American Airlines, JetBlue Airways, Southwest Airlines and United Airlines.
(2)	The TSR modifier cannot increase the PRSU payout above 200%.

Performance Awards

Performance awards are long-term incentive opportunities payable in cash. The following chart shows the range of potential payments of the performance awards based on three performance measures over the three-year period ending December 31, 2027. Any payouts under this award will occur in 2028.

PERFORMANCE LEVELS

Performance Measure		Performance Measure Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Total Revenue per Available Seat Mile (TRASM) performance relative to the Industry Group's TRASM performance[1]		33%	111.0%	112.5%	114.0%
Customer Service Performance (Net Promoter Score) — 33%	Domestic	70%	45.0	47.0	49.0
	TATL[2]	15%	30.5	32.0	33.5
	Latin America[2]	10%	45.0	46.0	47.0
	Transpacific	5%	19.0	21.5	24.0
Cumulative Free Cash Flow		33%	$9.0 billion	$11.0 billion	$13.0 billion

(1)	For purposes of the performance awards, the Industry Group consists of: Alaska Airlines, American Airlines, JetBlue Airways, Southwest Airlines and United Airlines.

Time-Based Restricted Stock

The 2025 LTIP provides that restricted stock awards will vest in three equal installments on each of February 1, 2026, February 1, 2027 and February 1, 2028, subject to forfeiture in certain circumstances. The value of an individual’s restricted stock award will depend on the price of Delta stock when the award vests. Restricted stock is eligible for dividends, but dividends will not become payable until the restrictions on the underlying stock lapse.

2026 PROXY STATEMENT	37

   EXECUTIVE COMPENSATION

The 2023 Long-Term Incentive Program Payouts

In 2023, the Personnel & Compensation Committee granted each of the named executive officers performance restricted stock units and cash performance awards under the 2023 Long-Term Incentive Program (2023 LTIP). We reported these award opportunities in our 2023 proxy statement.

The payout of the performance restricted stock units is based on Delta’s free cash flow and relative pre-tax income, with a payout capped based on Delta’s average stock price in the fourth quarter of 2025. The payout of the performance award opportunities is based on the total revenue per available seat mile (TRASM) relative to the performance of an industry peer group, Delta’s customer service performance and cumulative free cash flow over a three-year performance period ending December 31, 2025.

Summarized in the charts below are the performance results certified by the Personnel & Compensation Committee for the performance restricted stock units and the performance awards under the 2023 LTIP and the resulting percentage of target award opportunity earned for each performance period.

2023 PERFORMANCE RESTRICTED STOCK UNITS

Free Cash Flow & Relative Pre-Tax Income

Absolute Cumulative Free Cash Flow Performance

Actual: $10.1 billion

Below $6 billion	$6 billion	$8 billion	$10 billion or more

Relative Cumulative Pre-Tax Income Performance – Ranking v. PRSU Industry Group(1)

Actual: #1

100%	150%	250%	300%
#4	#3	#2	#1

Average Stock Price (Q4 2025) – Performance Cap

					Actual: $62.48

200%	220%	240%	260%	280%	300%
≤ $55.00	$56.00	$57.00	$58.00	$59.00	≥ $60.00

Total Percentage of Target Award Achieved	300%

(1)	The PRSU Industry Group consists of: American Airlines, Southwest Airlines and United Airlines.

38	2026 PROXY STATEMENT	ir.delta.com

EXECUTIVE COMPENSATION

2023 PERFORMANCE AWARDS

(1)	This column reflects the percentage of the target award earned for the 2023-2025 performance period after application of the performance measure weightings.
(2)	For purposes of the 2023 LTIP, the Industry Group consists of: Alaska Airlines, American Airlines, JetBlue Airways, Southwest Airlines and United Airlines.

Benefits and Other Perquisites

The named executive officers participate in the same ongoing retirement plans as our frontline employees, including a defined contribution plan and, for certain officers, a frozen defined benefit pension plan. We do not provide any supplemental executive retirement plans or deferred compensation plans. The named executive officers also receive the same health and welfare benefits provided to all Delta employees, except for basic life insurance coverage, which all other employees receive and our officers do not. Delta provides relocation assistance to newly hired officers and certain other management employees pursuant to our relocation program, which is designed to cover the costs directly resulting from the relocation, including tax gross-up payments for taxable relocation benefits under the program. In addition, Delta requires officers to regularly complete a comprehensive physical examination. Delta pays the cost of this examination. Every domestic full-time Delta employee is eligible for a free physical under the company’s health plans. Delta provides flight benefits for the executive officer, immediate family members and other designees and, in certain circumstances, the executive officer’s surviving spouse. Delta also provides certain flight benefits to all employees and eligible retirees and survivors. These benefits are a low-cost, highly valued tool for attracting and retaining talent and are consistent with industry practice.

The named executive officers are eligible for company-paid security expenses to address potential threats to their safety, including risks arising from their public profile and the potential misuse of personal and sensitive data. The Board believes these security services, including cybersecurity/identity protection services, which were recommended in a study performed by an independent, third-party consulting firm, are not only appropriate but are also in the interests of Delta and its shareholders given the critical value of these leaders.

See the Summary Compensation Table and the related footnotes beginning on page 42 for information regarding benefits received in 2025 by the named executive officers.

Risk Assessment

The Personnel & Compensation Committee requested its consultant, FW Cook, to conduct a risk assessment of Delta’s executive compensation program. Based on this review, FW Cook determined that the executive compensation program does not encourage unnecessary risk-taking, and the Personnel & Compensation Committee and company management agree with this assessment. The Personnel & Compensation Committee notes the executive compensation program includes: (1) compensation clawback policies for officers; (2) stock ownership and retention guidelines for executive officers; (3) incentive compensation capped at specified levels; (4) an emphasis on longer-term compensation; (5) use of multiple performance measures, both annual and long-term; and (6) an anti-hedging and anti-pledging policy for all employees. These features are designed to align the interests of executives with preserving and enhancing shareholder value.

2026 PROXY STATEMENT	39

   EXECUTIVE COMPENSATION

Executive Compensation Policies

The Personnel & Compensation Committee monitors the continuing dialogue among corporate governance experts, securities regulators and related parties regarding best practices for executive compensation. Delta’s executive compensation policies, described below, are consistent with our executive compensation philosophy, align with shareholder interests and foster responsible behavior.

Clawback Policies

The Personnel & Compensation Committee has adopted the Delta Air Lines, Inc. Executive Officer Clawback Policy in compliance with Rule 10D-1 of the 1934 Act and the NYSE listing standards. This policy requires the company to recover certain specified financial-based incentive compensation in connection with specified accounting restatements, without regard to the fault of the executive officer.

This is in addition to Delta’s long-standing compensation clawback policy that holds all company officers accountable in the event of wrongful conduct. Under this policy, if the Personnel & Compensation Committee determines an officer has engaged in fraud or misconduct that requires a restatement of Delta’s financial statements, the Personnel & Compensation Committee may recover all incentive compensation awarded to or earned by the officer for fiscal periods materially affected by the restatement. For this purpose, incentive compensation includes annual and long-term incentive awards and all forms of equity compensation.

Stock Ownership Guidelines

Under Delta’s rigorous stock ownership guidelines, executive officers are required to own a substantial number of shares of Delta stock as indicated in the following table:

	Shares Equal to a Multiple of Base Salary	OR	Shares
Chief Executive Officer	8x		400,000
President	6x		200,000
Executive Vice Presidents	4x		150,000

Executive officers must achieve the applicable ownership level within five years of the date they become subject to the guidelines. Each executive officer must hold at least 50% of all net shares received through restricted stock vesting or realized through stock option exercises until the applicable stock ownership guideline is achieved. For this purpose, “net shares” means all shares retained after applicable withholding of any shares for tax purposes. Stock ownership does not include shares an executive officer has the right to acquire through the exercise of stock options and awards of performance restricted stock units not yet paid. The stock ownership of our executive officers is measured based on the three-month average of the closing price of Delta stock on the NYSE. As of December 31, 2025, all of the named executive officers exceeded their required stock ownership levels.

Equity Award Grant Policy

Delta’s equity award grant policy provides objective and standardized criteria for the timing, practices and procedures used in granting equity awards. Under this policy, the Personnel & Compensation Committee generally will consider approval of annual equity awards for management employees in the first quarter of the calendar year. However, if circumstances arise and the Personnel & Compensation Committee determines that it is advisable to grant equity awards at another time, it may decide to do so. Once approved, the grant date of these awards generally will be the later of (1) the date the Personnel & Compensation Committee approves the awards and (2) the third business day following the date on which Delta publicly announces its financial results for the most recently completed fiscal year. Equity awards for new hires, promotions or other off-cycle grants may be approved as appropriate and, once approved, these awards generally will be made on the later of (1) the date on which the grant is approved and (2) the third business day following the date on which Delta publicly announces its quarterly or annual financial results if this date is in the same month as the grant.  The grant date of awards may also be designated to be a date later than those specified above.

Although Delta does not currently grant stock option awards to employees, the equity award grant policy prohibits the granting of stock options or option-like instruments to officers who are subject to Section 16 of the Securities Act of 1933 during the period starting four business days before and ending one business day after the filing of Delta’s Form 10-K or Form 10-Q or the filing or furnishing of a Form 8-K that discloses material non-public information.

Insider Trading Policy

Delta’s Insider Trading Policy governs the purchase, sale and other disposition of Delta securities by Board members, officers, employees and other covered persons. The policy also applies to trades on behalf of Delta, including any transactions made under repurchase programs. We believe our Insider Trading Policy and other policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. A copy of our Insider Trading Policy is included as Exhibit 19.1 to Delta’s Annual Report on Form 10-K filed with the SEC.

40	2026 PROXY STATEMENT	ir.delta.com

EXECUTIVE COMPENSATION

Anti-Hedging and Anti-Pledging Policy

Under Delta’s Insider Trading Policy, employees and Board members are prohibited from engaging in transactions in Delta securities involving publicly traded options, short sales and hedging transactions because they may create the appearance of unlawful insider trading and, in certain circumstances, present a conflict of interest. In addition, employees and Board members are prohibited from holding Delta securities in a margin account or otherwise pledging Delta securities as collateral for a loan.

Executive Officer Cash Severance Policy

Under Delta’s Executive Officer Cash Severance Policy, Delta will not enter into any new (or renew any existing) agreement with, or establish a new severance plan or policy with respect to, our executive officers that provides for cash severance payments that exceed 2.99 times the sum of the officer’s base salary and target annual bonus opportunity without seeking shareholder ratification or advisory approval.

Post-Employment Compensation

Our executive officers do not have employment contracts, supplemental executive retirement plans, deferred compensation plans or change in control agreements. They are eligible to receive certain benefits in the event of specified terminations of employment, including as a consequence of a change in control. The Personnel & Compensation Committee believes these provisions strengthen the alignment of the executives’ compensation with future company performance. The severance benefits and the forfeiture provisions under our long-term incentive programs for the named executive officers are described in “Post-Employment Compensation—Potential Post-Employment Benefits upon Termination or Change in Control” beginning on page 49.

Tax and Accounting Impact and Policy

The financial and tax consequences to Delta of the executive compensation program are important considerations for the Personnel & Compensation Committee when analyzing the overall design and mix of compensation. The Personnel & Compensation Committee seeks to balance an effective compensation program with an appropriate impact on reported earnings and other financial measures.

Equity awards granted under our executive compensation program are expensed in accordance with Statement of Financial Accounting Standards Codification Topic 718, Stock Compensation.

Compensation Committee Report

The Personnel & Compensation Committee has reviewed and discussed with Delta management the Compensation Discussion and Analysis and, based on such review and discussion, the Personnel & Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE PERSONNEL & COMPENSATION COMMITTEE

Sergio A. L. Rial, Chair	Leslie D. Hale
Maria Black	David S. Taylor
Greg Creed	Kathy N. Waller
David G. DeWalt

2026 PROXY STATEMENT	41

   EXECUTIVE COMPENSATION

Executive Compensation Tables

The table below contains information about the compensation of the following named executive officers during 2025: (1) Mr. Bastian, Delta’s principal executive officer; (2) Mr. Janki, Delta’s principal financial officer; and (3) Mr. Hauenstein, Mr. Carter and Mr. Bellemare, who were Delta’s three other most highly compensated executive officers on December 31, 2025.

Summary Compensation Table

Name	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)(4)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)(8)
Edward H. Bastian Chief Executive Officer	2025	1,082,500	-	11,914,231	-	5,846,040	0	379,630	19,222,401
	2024	991,250	8,500,000	10,961,648	-	6,295,983	0	368,188	27,117,069
	2023	950,000	9,600,000	17,000,280	-	6,292,865	0	371,183	34,214,328
Glen W. Hauenstein President	2025	750,000	-	5,813,471	-	3,298,299	-	254,334	10,116,104
	2024	745,833	1,937,500	5,812,758	-	3,709,060	-	251,133	12,456,284
	2023	700,000	6,050,000	8,875,069	-	3,681,404	-	246,035	19,552,508
Alain M. Bellemare Executive Vice President & President - International	2025	650,000	-	3,001,348	-	2,531,122	-	218,544	6,401,014
	2024	650,000	-	3,000,470	-	2,776,681	-	220,174	6,647,325
	2023	650,000	-	3,000,155	-	2,831,620	-	210,833	6,692,608
Peter W. Carter Executive Vice President - Chief External Affairs Officer	2025	650,000	-	3,900,509	-	2,352,945	-	230,757	7,134,211
	2024	650,000	1,300,000	3,900,772	-	2,889,426	-	222,603	8,962,801
	2023	616,667	4,200,000	5,600,409	-	2,530,707	-	185,893	13,133,676
Daniel C. Janki Executive Vice President & Chief Financial Officer	2025	650,000	-	4,126,335	-	2,452,950	-	233,680	7,462,965
	2024	650,000	-	4,125,546	-	2,989,436	-	234,724	7,999,706
	2023	650,000	-	4,125,123	-	3,062,923	-	228,079	8,066,125
(1)	The reported amounts for 2023 and 2024 in the “Bonus” column include the payment of time-based cash awards granted to Mr. Bastian, Mr. Hauenstein and Mr. Carter under each of Delta’s 2022 and 2023 long-term incentive programs. None of the other named executive officers received these time-based cash awards.
(2)	The amounts in the “Stock Awards” and “Option Awards” columns do not represent amounts the named executive officers received or are entitled to receive. Rather, the reported amounts represent the aggregate fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (FASB ASC Topic 718) on the applicable grant date or, if earlier, the service inception date. The reported amounts do not reflect the risk the stock and option awards may be forfeited in certain circumstances and, for awards that are subject to performance conditions, the risk there is no payout because the performance conditions are not met.
The reported amounts for 2025, 2024 and 2023 in the “Stock Awards” and “Option Awards” columns primarily reflect, as applicable, award opportunities under Delta’s long-term incentive programs. For additional information, see footnotes 3 and 4 below.
(3)	The 2025 Long-Term Incentive Program (2025 LTIP) provides our executive officers with a long-term incentive opportunity consisting of performance restricted stock units, cash-settled performance awards, and time-based restricted stock awards. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives” on page 36 for details about the 2025 LTIP.
The reported amounts for 2025 in the “Stock Awards” column include the fair value of the performance restricted stock units and restricted stock, under the 2025 LTIP, computed in accordance with FASB ASC Topic 718 based on the closing price of Delta common stock on February 5, 2025, the date the 2025 LTIP awards became effective for the named executive officers.
(4)	For awards in the “Stock Awards” column that are subject to performance conditions, the fair value is computed in accordance with FASB ASC Topic 718 based on the probable outcome of the performance conditions as of the applicable grant date or, if earlier, the service inception date. For these purposes, the fair value of the performance restricted stock units under the 2025 LTIP is computed based on performance at the target level.

42	2026 PROXY STATEMENT	ir.delta.com

EXECUTIVE COMPENSATION

If the performance restricted stock units were assumed to pay out at the maximum level, the aggregate fair value of such awards for the named executive officers, which does not include the other components of the 2025 LTIP, would be as follows:
Name	2025 ($)
Edward H. Bastian	15,885,181
Glen W. Hauenstein	7,751,294
Alain M. Bellemare	3,001,348
Peter W. Carter	5,200,218
Daniel C. Janki	5,501,320
(5)	The reported amounts include awards earned under the 2025 Management Incentive Plan (MIP), which provides our executive officers with an annual incentive opportunity based on the achievement of pre-established performance measures. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive” on page 34 for details about the 2025 MIP. In addition, for 2025, this column includes amounts earned under the portion of the performance awards granted to our executive officers under the 2023 LTIP attributable to the performance for the period from January 1, 2023 to December 31, 2025.
(6)	The reported amount for 2025 reflects the aggregate change in the actuarial present value for Mr. Bastian’s accumulated benefits under the frozen Delta Retirement Plan measured from December 31, 2024 to December 31, 2025. For this period, the actuarial present value of the accumulated benefits decreased by $2,407. The other named executive officers are not participants in this plan. See “Post-Employment Compensation—Defined Benefit Pension Benefits” on page 48 for a description of this plan, including its eligibility requirements.
(7)	The reported amounts of all other compensation for 2025 include the following items:
Name	Contributions to Qualified Defined Contribution Plan ($)(a)	Payment due to IRS limits to Qualified Plan ($)(b)	Reimbursement of Taxes ($)(c)	Perquisites and Other Benefits ($)(d)
Edward H. Bastian	31,500	299,530	19,082	29,517
Glen W. Hauenstein	31,500	189,797	8,513	24,524
Alain M. Bellemare	31,500	141,888	14,938	30,219
Peter W. Carter	31,500	161,036	13,171	25,050
Daniel C. Janki	31,500	161,036	16,223	24,921
	(a)	Represents Delta’s contributions to the Delta 401(k) Retirement Plan, a broad-based tax qualified defined contribution plan, based on the same fixed and matching contribution formula applicable to all participants in this plan.
	(b)	Represents amounts paid directly to the named executive officer that Delta would have contributed to the officer’s account under the Delta 401(k) Retirement Plan absent limits applicable to such plans under the Internal Revenue Code. These payments are based on the same fixed and matching contribution formula applicable to all participants in this plan and are available to any plan participant affected by such limits.
	(c)	Represents tax reimbursements for flight benefits, as described below.
	(d)	The amounts consist of an annual physical examination (for Mr. Hauenstein, Mr. Bellemare, Mr. Carter and Mr. Janki), security expenses, including cybersecurity/ identity protection services, for the named executive officers, as recommended by an independent third-party security assessment and supported by the Board as necessary and in the interest of Delta and its shareholders, and flight benefits as described below. From time to time, the named executive officers attend events sponsored by Delta at no incremental cost to Delta.
As is common in the airline industry, Delta provides complimentary travel and certain Delta Sky Club® privileges for named executive officers; the officer’s spouse, domestic partner or designated companion; the officer’s children and parents; and, to a limited extent, other persons designated by the officer. Complimentary travel for such other persons is limited to an aggregate imputed value of $35,000 per year for the Chief Executive Officer and President and $15,000 per year for Executive Vice Presidents. Delta reimburses the officer for associated taxes on complimentary travel with an imputed tax value of up to $40,000 per year for the Chief Executive Officer and President and $20,000 per year for Executive Vice Presidents. Unused portions of the annual allowances described in the previous two sentences accumulate and may be carried into succeeding years during employment. Complimentary travel is provided to the surviving spouse or domestic partner of eligible officers after the eligible officer’s death. Delta will not reimburse surviving spouses or domestic partners for associated taxes on complimentary travel under the survivor travel benefit. Delta’s incremental cost of providing flight benefits includes incremental fuel expense and the incremental cost on a flight segment basis for customer service expenses such as meals, onboard expenses, baggage handling, insurance, airport security and aircraft cleaning.
(8)	The amount in the “Total” column for each named executive officer represents the sum of the amounts in all the other columns. As discussed in footnote (2) above, the amounts in the “Stock Awards” and “Option Awards” columns do not represent amounts the named executive officers received or are entitled to receive. Rather, these amounts represent the aggregate fair value of awards computed in accordance with FASB ASC Topic 718 on the applicable grant date or, if earlier, the service inception date. The amounts do not reflect the risk the awards may be forfeited in certain circumstances and, for awards that are subject to performance conditions, the risk there is no payout because the performance conditions are not met.

2026 PROXY STATEMENT	43

   EXECUTIVE COMPENSATION

Grants of Plan-Based Awards Table

The following table provides information about annual and long-term award opportunities granted to the named executive officers during 2025 under the 2025 MIP and the 2025 LTIP. These award opportunities are described in the “Compensation Discussion and Analysis” section of this proxy statement under “Elements of Compensation—Annual Incentive” and “—Long-Term Incentives” beginning on pages 34 and 36, respectively.

		Date of Personnel & Compensation Committee or Board Action							All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock Awards ($)(5)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
Name/Type of Award	Grant Date(1)		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Edward H. Bastian
2025 MIP	1/1/2025	2/5/2025	1,082,500	2,165,000	4,330,000
2025 LTIP - Performance Award	2/5/2025	2/5/2025	1,985,625	3,971,250	7,942,500
2025 LTIP - Performance Restricted Stock Units	2/5/2025	2/5/2025				57,505	115,010	230,020		7,942,591
2025 LTIP - Restricted Stock	2/5/2025	2/5/2025							57,510	3,971,641
Glen W. Hauenstein
2025 MIP	1/1/2025	2/5/2025	656,250	1,312,500	2,625,000
2025 LTIP - Performance Award	2/5/2025	2/5/2025	968,750	1,937,500	3,875,000
2025 LTIP - Performance Restricted Stock Units	2/5/2025	2/5/2025				28,060	56,120	112,240		3,875,647
2025 LTIP - Restricted Stock	2/5/2025	2/5/2025							28,060	1,937,824
Alain M. Bellemare
2025 MIP	1/1/2025	2/5/2025	487,500	975,000	1,950,000
2025 LTIP - Performance Award	2/5/2025	2/5/2025	750,000	1,500,000	3,000,000
2025 LTIP - Performance Restricted Stock Units	2/5/2025	2/5/2025				10,865	21,730	43,460		1,500,674
2025 LTIP - Restricted Stock	2/5/2025	2/5/2025							21,730	1,500,674
Peter W. Carter
2025 MIP	1/1/2025	2/5/2025	568,750	1,137,500	2,275,000
2025 LTIP - Performance Award	2/5/2025	2/5/2025	650,000	1,300,000	2,600,000
2025 LTIP - Performance Restricted Stock Units	2/5/2025	2/5/2025				18,825	37,650	75,300		2,600,109
2025 LTIP - Restricted Stock	2/5/2025	2/5/2025							18,830	1,300,400
Daniel C. Janki
2025 MIP	1/1/2025	2/5/2025	568,750	1,137,500	2,275,000
2025 LTIP - Performance Award	2/5/2025	2/5/2025	687,500	1,375,000	2,750,000
2025 LTIP - Performance Restricted Stock Units	2/5/2025	2/5/2025				19,915	39,830	79,660		2,750,660
2025 LTIP - Restricted Stock	2/5/2025	2/5/2025							19,920	1,375,675

44	2026 PROXY STATEMENT	ir.delta.com

EXECUTIVE COMPENSATION

(1)	For purposes of this column, the grant date for the 2025 MIP is the date the performance period began. The grant date for the 2025 LTIP is the grant date or, if earlier, the service inception date determined under FASB ASC Topic 718.
(2)	These columns show the annual award opportunities under the 2025 MIP and the long-term award opportunities under the performance award component of the 2025 LTIP. For additional information about the 2025 MIP, see “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive” on page 34. For additional information about this component of the 2025 LTIP, see “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives” beginning on page 36.
(3)	These columns show the long-term award opportunities under the performance restricted stock units component of the 2025 LTIP. For additional information about this component of the 2025 LTIP, see footnotes 3 and 4 to the Summary Compensation Table and “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives” beginning on page 36.
(4)	This column shows the restricted stock component of the 2025 LTIP.
(5)	The amounts in this column do not represent amounts the named executive officers received or are entitled to receive. Rather, the reported amounts represent the fair value of the awards computed in accordance with FASB ASC Topic 718 on the applicable grant date or, if earlier, the service inception date. The amounts do not reflect the risk that the awards may be forfeited in certain circumstances and, for awards that are subject to performance conditions, the risk there is no payout because the performance conditions are not met.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding the outstanding equity awards on December 31, 2025 for each of the named executive officers.

		Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Edward H. Bastian
2024 LTIP - Restricted Stock	2/7/2024	-	-	-	-	-	60,580	4,204,252	-	-
2025 LTIP - Restricted Stock	2/5/2025	-	-	-	-	-	57,510	3,991,194	-	-
2023 LTIP - Performance Restricted Stock Units	4/19/2023	-	-	-	-	-	-	-	473,150	32,836,610
2024 LTIP - Performance Restricted Stock Units	2/7/2024	-	-	-	-	-	-	-	181,740	12,612,756
2025 LTIP - Performance Restricted Stock Units	2/5/2025	-	-	-	-	-	-	-	115,010	7,981,694
2016 LTIP - Performance Stock Options	2/2/2016	173,230	-	-	43.61	2/1/2026	-	-	-	-
2017 LTIP - Performance Stock Options	2/9/2017	206,510	-	-	49.33	2/8/2027	-	-	-	-
2018 LTIP - Performance Stock Options	2/8/2018	307,040	-	-	51.23	2/7/2028	-	-	-	-
2019 LTIP - Performance Stock Options	2/6/2019	381,600	-	-	50.52	2/5/2029	-	-	-	-
2020 LTIP - Performance Stock Options	2/5/2020	369,960	-	-	58.89	2/4/2030	-	-	-	-
2021 LTIP - Stock Options	2/3/2021	249,550	-	-	39.78	2/2/2031	-	-	-	-

2026 PROXY STATEMENT	45

   EXECUTIVE COMPENSATION

		Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Glen W. Hauenstein
2024 LTIP - Restricted Stock	2/7/2024	-	-	-	-	-	32,126	2,229,544	-	-
2025 LTIP - Restricted Stock	2/5/2025	-	-	-	-	-	28,060	1,947,364	-	-
2023 LTIP - Performance Restricted Stock Units	4/19/2023	-	-	-	-	-	-	-	247,010	17,142,494
2024 LTIP - Performance Restricted Stock Units	2/7/2024	-	-	-	-	-	-	-	96,370	6,688,078
2025 LTIP - Performance Restricted Stock Units	2/5/2025	-	-	-	-	-	-	-	56,120	3,894,728
2017 LTIP - Performance Stock Options	2/9/2017	123,910	-	-	49.33	2/8/2027	-	-	-	-
2018 LTIP - Performance Stock Options	2/8/2018	160,200	-	-	51.23	2/7/2028	-	-	-	-
2019 LTIP - Performance Stock Options	2/6/2019	206,060	-	-	50.52	2/5/2029	-	-	-	-
2020 LTIP- Performance Stock Options	2/5/2020	199,780	-	-	58.89	2/4/2030	-	-	-	-
2021 LTIP - Stock Options	2/3/2021	134,760	-	-	39.78	2/2/2031	-	-	-	-
Alain M. Bellemare
2023 LTIP - Restricted Stock	4/19/2023	-	-	-	-	-	13,916	965,770	-	-
2024 LTIP - Restricted Stock	2/7/2024	-	-	-	-	-	24,873	1,726,186	-	-
2025 LTIP - Restricted Stock	2/5/2025	-	-	-	-	-	21,730	1,508,062	-	-
2023 LTIP - Performance Restricted Stock Units	4/19/2023	-	-	-	-	-	-	-	41,750	2,897,450
2024 LTIP - Performance Restricted Stock Units	2/7/2024	-	-	-	-	-	-	-	37,310	2,589,314
2025 LTIP - Performance Restricted Stock Units	2/5/2025	-	-	-	-	-	-	-	21,730	1,508,062
2021 LTIP - Stock Options	2/3/2021	68,060	-	-	39.78	2/2/2031	-	-	-	-

46	2026 PROXY STATEMENT	ir.delta.com

EXECUTIVE COMPENSATION

		Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Peter W. Carter
2024 LTIP - Restricted Stock	2/7/2024	-	-	-	-	-	21,560	1,496,264	-	-
2025 LTIP - Restricted Stock	2/5/2025	-	-	-	-	-	18,830	1,306,802	-	-
2023 LTIP - Performance Restricted Stock Units	4/19/2023	-	-	-	-	-	-	-	155,870	10,817,378
2024 LTIP - Performance Restricted Stock Units	2/7/2024	-	-	-	-	-	-	-	64,670	4,488,098
2025 LTIP - Performance Restricted Stock Units	2/5/2025	-	-	-	-	-	-	-	37,650	2,612,910
2017 LTIP - Performance Stock Options	2/9/2017	39,900	-	-	49.33	2/8/2027	-	-	-	-
2018 LTIP - Performance Stock Options	2/8/2018	51,580	-	-	51.23	2/7/2028	-	-	-	-
2019 LTIP - Performance Stock Options	2/6/2019	64,760	-	-	50.52	2/5/2029	-	-	-	-
2020 LTIP - Performance Stock Options	2/5/2020	69,510	-	-	58.89	2/4/2030	-	-	-	-
2021 LTIP - Stock Options	2/3/2021	46,890	-	-	39.78	2/2/2031	-	-	-	-
Daniel C. Janki
2023 LTIP - Restricted Stock	4/19/2023	-	-	-	-	-	12,756	885,266	-	-
2024 LTIP - Restricted Stock	2/7/2024	-	-	-	-	-	22,800	1,582,320	-	-
2025 LTIP - Restricted Stock	2/5/2025	-	-	-	-	-	19,920	1,382,448	-	-
2023 LTIP - Performance Restricted Stock Units	4/19/2023	-	-	-	-	-	-	-	76,540	5,311,876
2024 LTIP - Performance Restricted Stock Units	2/7/2024	-	-	-	-	-	-	-	68,400	4,746,960
2025 LTIP - Performance Restricted Stock Units	2/5/2025	-	-	-	-	-	-	-	39,830	2,764,202
2021 LTIP - Stock Options	7/19/2021	73,730	-	-	38.56	7/18/2031	-	-	-	-
(1)	For purposes of this column, the grant date for the awards is the grant date or, if earlier, the service inception date determined under FASB ASC Topic 718.
(2)	The exercise price of the stock options is the closing price of Delta common stock on the NYSE on the applicable grant date.
(3)	These shares of restricted stock vest as follows:
2023 LTIP: In equal installments on February 1, 2024, 2025 and 2026.
2024 LTIP: In equal installments on February 1, 2025, 2026 and 2027.
2025 LTIP: In equal installments on February 1, 2026, 2027 and 2028
Restricted stock is subject to forfeiture in certain circumstances.
(4)	The amounts in this column for the market value of restricted stock are based on the $69.40 closing price of Delta common stock on the NYSE on December 31, 2025.
(5)	The number of performance restricted stock units and their payout amount, if any, will be determined based on the achievement of pre-established performance measures for the three-year performance period ending (i) December 31, 2025 for the 2023 LTIP, (ii) December 31, 2026 for the 2024 LTIP and (iii) December 31, 2027 for the 2025 LTIP. The amounts in the column for the market value of performance restricted stock units are based on the $69.40 closing price of Delta common stock on the NYSE on December 31, 2025, and assumes performance at the target level. These awards are subject to forfeiture in certain circumstances and may not pay out if their performance conditions are not met.

2026 PROXY STATEMENT	47

   EXECUTIVE COMPENSATION

Option Exercises and Stock Vested Table

The following table provides information regarding the exercise of stock options and the vesting of stock for the named executive officers in 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Edward H. Bastian	91,710	2,174,444	365,432	25,182,515
Glen W. Hauenstein	-	-	204,224	14,074,955
Alain M. Bellemare	-	-	125,947	8,630,329
Peter W. Carter	-	-	134,259	9,252,630
Daniel C. Janki	-	-	123,750	8,482,537
(1)	The value realized on exercise is based on the difference between the market price on the date of exercise and the exercise price of the options.
(2)	The value realized on vesting is based on the closing price of Delta common stock on the NYSE on the applicable vesting date. These amounts represent the vesting of award opportunities granted in 2022, 2023 and 2024.

Post-Employment Compensation

Defined Benefit Pension Benefits

The Delta Retirement Plan (Retirement Plan) is a broad-based, non-contributory qualified defined benefit pension plan for Delta’s ground and flight attendant employees. To participate in the Retirement Plan, an employee must have completed 12 months of service before the plan was frozen on December 31, 2005. As a result, Mr. Bastian is eligible to participate in the Retirement Plan, but the other named executive officers are not. We do not offer any supplemental executive retirement plans or deferred compensation plans to the named executive officers.

Eligible ground and flight attendant employees hired (or rehired) on or before July 1, 2003 receive Retirement Plan benefits based on a final average earnings (FAE) formula. Effective July 1, 2003, the Retirement Plan transitioned to a cash balance plan and benefits for ground and flight attendant employees hired (or rehired) after that date are generally based solely on the cash balance formula. Retirement Plan participants who were employed on July 1, 2003, receive Retirement Plan benefits based on the higher of the FAE and cash balance formulas.

Under the cash balance formula, 6% of a participant’s pay (base salary and, if any, eligible annual incentive compensation) was credited annually until January 1, 2006, to a hypothetical account, which is credited with an annual interest credit based on a market rate of interest. Interest credits will continue to be credited annually regardless of the plan’s frozen status. At termination of employment, an amount equal to the balance of the participant’s cash balance account is payable to the participant, at his or her election, in the form of an immediate or deferred lump sum or equivalent monthly benefit.

Benefits under the FAE formula are based on a participant’s (1) final average earnings; (2) years of service prior to January 1, 2006; (3) age when benefit payments begin (but not before age 52); and (4) primary Social Security benefit. Final average earnings are the average of the participant’s highest average monthly earnings (base salary and, if any, eligible annual incentive compensation) for the 36 consecutive months in the 120-month period preceding the earlier of termination of employment and January 1, 2006. The monthly retirement benefit at the normal retirement age of 65 equals 60% of the participant’s final average earnings, reduced for years of service less than 30 (determined as of December 31, 2005) and by 50% of the participants’ primary Social Security benefit (also reduced for less than 30 years of service). Benefits determined under the FAE formula are paid in the form of a monthly annuity.

48	2026 PROXY STATEMENT	ir.delta.com

EXECUTIVE COMPENSATION

Pension Benefits Table

The table below shows certain pension benefit information for Mr. Bastian as of December 31, 2025.

Name	Plan Name	Number of Years of Credited Service (as of December 31, 2025)(1)	Present Value of Accumulated Benefits ($)(2)	Payments During Last Fiscal Year
Mr. Bastian(3)	Delta Retirement Plan	6 years, 10 months	FAE Formula: 183,684	0
			Cash Balance Formula: 83,938
(1)	As discussed above, the Retirement Plan was frozen effective December 31, 2005, and no additional service credit will accrue after that date. All years of service reflected in this column include service until December 31, 2005.
(2)	Benefits were calculated using interest rate and mortality rate assumptions consistent with those used in our financial statements (see “Assumptions” in Note 9 of the Notes to the Consolidated Financial Statements in Delta’s 2025 Form 10-K). In addition, certain individual data were used in developing these values. Benefits accrued under the FAE formula and the cash balance formula are listed separately. For purposes of the FAE formula benefit, the assumed retirement age is 62. The form of benefit payable under the FAE formula for Mr. Bastian is a single life annuity.
(3)	Mr. Bastian resigned from Delta as of April 1, 2005, and rejoined Delta in July 2005. His years of credited service include the 6 years and 5 months of service he had completed as of April 1, 2005. As a result, the portion of his benefit calculated under the FAE formula was determined under the rules applicable to vested employees who terminate their service with Delta prior to early retirement age instead of under the rules applicable to retirees at early retirement age. Accordingly, Mr. Bastian’s benefit is smaller than it would have been had he retired at early retirement age. All benefits earned by Mr. Bastian after he rejoined Delta in July 2005 are based solely on the cash balance formula.

Potential Post-Employment Benefits upon Termination or Change in Control

This section describes the potential benefits the named executive officers may receive under certain termination of employment scenarios, including in connection with a change in control, assuming termination of employment on December 31, 2025.

The definitions of “cause,” “change in control,” “disability,” “good reason” and “retirement,” as such terms are used in the following sections, are summarized below.

Severance Plan

Officers and director-level employees are generally eligible to participate in Delta’s Officer and Director Severance Plan (Severance Plan), which may be amended at any time by Delta.

The following chart summarizes the principal benefits the named executive officers are eligible to receive under the Severance Plan.

Name	Termination Without Cause (no Change in Control)(1)	Resignation for Good Reason (no Change in Control)(1)	Termination without Cause or Resignation for Good Reason in Connection with a Change in Control(1)(2)
Mr. Bastian	› 24 months base salary › 200% target MIP › 24 months healthcare benefit and Flight Benefits(3) continuation › outplacement services	› 24 months base salary › 200% target MIP › 24 months healthcare benefit and Flight Benefits continuation › outplacement services	› 24 months base salary › 200% target MIP › 24 months healthcare benefit and Flight Benefits continuation › outplacement services
Mr. Hauenstein	› 24 months base salary › 200% target MIP › 24 months healthcare benefit and Flight Benefits continuation › outplacement services	› None	› 24 months base salary › 200% target MIP › 24 months healthcare benefit and Flight Benefits continuation › outplacement services
Mr. Bellemare, Mr. Carter, and Mr. Janki	› 18 months base salary › 150% target MIP › 18 months healthcare benefit and Flight Benefits continuation › outplacement services	› None	› 18 months base salary › 150% target MIP › 18 months healthcare benefit and Flight Benefits continuation › outplacement services
(1)	The cash severance amount (base salary plus target MIP) is paid in a lump sum following termination of employment. Outplacement services fees are limited to $3,000.
(2)	These benefits apply if the termination of employment occurs during the two-year period after a change in control.
(3)	See footnote 7(d) to the Summary Compensation Table on page 43 for a description of Flight Benefits.

2026 PROXY STATEMENT	49

   EXECUTIVE COMPENSATION

To receive benefits under the Severance Plan, participants must enter into a general release of claims against Delta and non-competition, non-solicitation, non-disparagement and confidentiality covenants for the benefit of Delta.

The Severance Plan does not provide for any excise tax gross-ups for benefits received in connection with a change in control. If a participant is entitled to benefits under the Severance Plan in connection with a change in control, the amount of such benefits will be reduced to the statutory safe harbor under Section 4999 of the Internal Revenue Code if this results in a greater after-tax benefit than if the participant paid the excise tax.

Long-Term Incentive Programs

The following chart summarizes the treatment of performance awards, performance restricted stock units, and restricted stock awarded, as applicable, under Delta’s long-term incentive programs (LTIP) for 2023, 2024 and 2025.

Termination Scenario	Award Treatment
Termination without Cause or Resignation for Good Reason without a Change in Control	Mr. Bastian, Mr. Hauenstein and Mr. Carter	The named executive officer will remain eligible to receive his performance award, performance restricted stock units award and restricted stock award pursuant to the same vesting, performance and general payment provisions as if his employment had continued.(1)(2)
	Mr. Janki and Mr. Bellemare	The named executive officer will receive a prorated performance award and a prorated performance restricted stock units award under the same vesting, performance and general payment provisions as if his employment had continued, and the immediate vesting of a pro rata portion of his restricted stock award. Any remaining portions of such awards will be forfeited.
Resignation without Good Reason	Mr. Bastian, Mr. Hauenstein and Mr. Carter	The named executive officer will remain eligible to receive his performance award, performance restricted stock units award (other than, for Mr. Bastian and Mr. Carter, the enhanced award portion of the performance restricted stock units granted under the 2023 LTIP (enhanced PRSU award) and, as applicable, restricted stock award pursuant to the same vesting, performance and general payment provisions as if his employment had continued.(1)(2) For Mr. Bastian’s and Mr. Carter’s enhanced PRSU award, they will receive a prorated award pursuant to the same vesting, performance and general payment provisions as if their employment had continued, and any remaining portions of such award will be forfeited.
	Mr. Janki and Mr. Bellemare	The named executive officer’s performance award, performance restricted stock units award, and restricted stock award will be immediately forfeited.
Termination due to Retirement	Mr. Bastian, Mr. Hauenstein and Mr. Carter	The named executive officer will remain eligible to receive his performance award, performance restricted stock units award (other than the enhanced PRSU award portion for Mr. Bastian and Mr. Carter) and, as applicable, restricted stock award pursuant to the same vesting, performance and general payment provisions as if his employment had continued.(1)(2) For Mr. Bastian’s and Mr. Carter’s enhanced PRSU award, they will receive a prorated award pursuant to the same vesting, performance and general payment provisions as if their employment had continued, and any remaining portions of such award will be forfeited.
	Mr. Janki and Mr. Bellemare	The named executive officer will receive a prorated performance award and prorated performance restricted stock units award under the same vesting, performance and general payment provisions as if his employment had continued, and the immediate vesting of a pro rata portion of his restricted stock award. Any remaining portions of such awards will be forfeited.

50	2026 PROXY STATEMENT	ir.delta.com

EXECUTIVE COMPENSATION

Termination Scenario	Award Treatment
Termination for Cause	The named executive officer’s performance award, performance restricted stock units award, and restricted stock award will be immediately forfeited.
Termination due to Death or Disability	The named executive officer’s performance award, performance restricted stock units award, and restricted stock award will immediately vest, with the performance award and performance restricted stock units award paid at the target level.
Termination without Cause or Resignation for Good Reason with a Change in Control	The named executive officer’s performance award, performance restricted stock units award and restricted stock award will immediately vest, with the performance award and performance restricted stock units award paid at the target level.
(1)	In order for the named executive officer to be eligible for this treatment, his termination of employment must have occurred on or after (i) October 1, 2023 under the 2023 LTIP; (ii) October 1, 2024 under the 2024 LTIP; and (iii) October 1, 2025 under the 2025 LTIP. For terminations of employment prior to such dates, the performance awards and the performance restricted stock units, restricted stock and stock option awards granted to the named executive officer under each of the applicable LTIPs would be subject to the same treatment as described for Mr. Janki and Mr. Bellemare.
(2)	In consideration for this treatment, these named executive officers entered into award agreements containing enhanced non-competition and non-solicitation covenants for the benefit of Delta. In the event the named executive officer breaches such covenants during the two-year period following employment, he will forfeit any outstanding awards.

Annual Incentive Plan

Delta’s 2025 Management Incentive Plan (MIP) generally provides that a participant whose employment with Delta terminates prior to the end of the workday on December 31, 2025 is not eligible for a 2025 MIP payment. If, however, the participant’s employment is terminated (1) due to death or disability; (2) due to retirement; or (3) by Delta without cause or for any other reason that would entitle the participant to benefits under the Severance Plan, the participant is eligible for a pro rata 2025 MIP payment based on (a) the number of days during 2025 the participant was employed in a MIP-qualified position and (b) the terms and conditions of the 2025 MIP that would have applied if his or her employment had continued through December 31, 2025.

Triggering Events

As noted above, eligibility for severance benefits and acceleration of the vesting of equity awards are triggered by certain events. The terms “cause,” “change in control,” “disability,” “good reason” and “retirement,” as they apply to the named executive officers, are summarized below.

›	Cause means, in general, a person’s (1) continued, substantial failure to perform his duties with Delta; (2) misconduct which is economically injurious to Delta; (3) conviction of, or plea of guilty or no contest to, a felony or other crime involving moral turpitude, fraud, theft, embezzlement or dishonesty; or (4) material violation of any material Delta policy or rule regarding conduct. A person has ten business days to cure, if curable, any of the events which could lead to a termination for cause. For executive vice presidents or more senior executives, a termination for cause must be approved by a two-thirds vote of the entire Board of Directors.
›	Change in control means, in general, the occurrence of any of the following events: (1) any person becomes the beneficial owner of more than 35% of Delta common stock; (2) during a period of 12 consecutive months, the Board of Directors at the beginning of the period and their approved successors cease to constitute a majority of the Board; (3) the consummation of a merger or consolidation involving Delta, other than a merger or consolidation which results in the Delta common stock outstanding immediately before the transaction continuing to represent more than 65% of the Delta common stock outstanding immediately after the transaction; or (4) a sale, lease or other transfer of Delta’s assets that have a total gross fair market value greater than 40% of the total gross fair market value of Delta’s assets immediately before the transaction.
›	Disability means long-term or permanent disability as determined under the applicable Delta disability plan.
›	Good reason means, in general, the occurrence of any of the following without a person’s written consent: (1) a material diminution of a person’s authorities, duties or responsibilities, other than an insubstantial and inadvertent act that is promptly remedied by Delta after written notice by the person; (2) the relocation of a person’s office by more than 50 miles; (3) a material reduction in a person’s base salary or target annual bonus opportunities, other than pursuant to a uniform percentage salary or target annual bonus reduction for similarly situated persons; or (4) a material breach by Delta of any material term of a person’s employment. An event constitutes good reason only if a person gives Delta certain written notice of his intent to resign and Delta does not cure the event within a specified period.
›	Retirement means a termination of employment (1) at or after age 52 with ten years of service completed since a person’s most recent hire date or (2) on or after the date he or she has completed at least 25 years of service since his or her most recent hire date regardless of age. In addition, for purposes of the Retiree Flight Benefits described below, retirement also means a termination of employment by Delta without cause or for any other reason that would entitle the person to benefits under the Severance Plan if the person is at least age 45 and has at least 10 years of service and such combined age and years of service equal 60 or more.

2026 PROXY STATEMENT	51

   EXECUTIVE COMPENSATION

Post-Employment Flight Benefits

A named executive officer who retires from Delta under the definition of retirement described above may continue to receive Flight Benefits (see footnote 7(d) to the Summary Compensation Table on page 43 for a description of Flight Benefits including survivor travel benefits) during retirement, except the unused portion of the two annual allowances will not accumulate into succeeding years (Retiree Flight Benefits).

Notwithstanding the above, a person who is first elected an officer on or after June 8, 2009, will not receive reimbursement for taxes for Retiree Flight Benefits. Delta also does not provide reimbursement for taxes associated with travel by the surviving spouse or domestic partner of any officer.

In exchange for certain non-competition, non-solicitation, non-disparagement and confidentiality covenants for the benefit of Delta and a general release of claims against Delta, an officer who served in that capacity during the period beginning on the date Delta entered into the merger agreement with Northwest Airlines and ending on the date the merger occurred, or who joined Delta from Northwest on the date the merger occurred and who had been a Northwest officer on the date Delta entered into the merger agreement, will receive, on his termination of employment (other than by death or by Delta for cause), a vested right to Retiree Flight Benefits, regardless of the officer’s age and years of service at his termination of employment.

A named executive officer who (1) does not meet the definition of retirement and (2) becomes eligible for benefits under the Severance Plan will receive an allotment of 140 one-way positive-space flight passes after the expiration of the Flight Benefits provided under the Severance Plan. This allotment may be used through the fifth anniversary of the named executive officer’s severance date. If the officer has less than five years of service with Delta, the number of passes and the period in which they may be used will be reduced accordingly.

Table Regarding Potential Post-Employment Benefits upon Termination or Change in Control

The following table describes the termination benefits for each named executive officer assuming termination of employment on December 31, 2025. Also included is a row that describes the benefits, if any, each named executive officer would have received in connection with a change in control (CIC). Further, because termination is deemed to occur at the end of the workday on December 31, 2025, the named executive officer would have earned his 2025 MIP award and, as applicable, the performance award and performance restricted stock units under the 2023 LTIP, to the extent otherwise payable. Accordingly, these awards are unrelated to the termination of employment.

We have not included in this section any benefit that is available generally to all employees on a non-discriminatory basis such as payment of retirement, disability and death benefits. See “Defined Benefit Pension Benefits” on page 48, for a discussion of the benefits accrued for eligible named executive officers under the Delta Retirement Plan. On December 31, 2025, Mr. Bastian, Mr. Hauenstein, and Mr. Carter were eligible to retire under the definition of retirement described above. The other named executive officers are not eligible to retire under these requirements and, therefore, are not eligible for any retirement-related compensation or benefits.

			Equity/Long-Term Non-Equity Incentive/Cash Awards ($)
Name	Termination Scenario	Severance Payment ($)(1)	Performance Restricted Stock Units(2)	Performance Awards(3)	Restricted Stock(4)	Other Benefits ($)(5)
Mr. Bastian	Without Cause	6,600,000	20,594,450	7,625,000	8,195,446	494,467
	Resignation for Good Reason	6,600,000	20,594,450	7,625,000	8,195,446	494,467
	For Cause	-	-	-	-	-
	Resignation without Good Reason	-	20,594,450	7,625,000	8,195,446	452,444
	Retirement	-	20,594,450	7,625,000	8,195,446	452,444
	Death	-	20,594,450	7,625,000	8,195,446	-
	Disability	-	20,594,450	7,625,000	8,195,446	452,444
	CIC – Termination without Cause/Resignation for Good Reason	6,600,000	20,594,450	7,625,000	8,195,446	494,467

52	2026 PROXY STATEMENT	ir.delta.com

EXECUTIVE COMPENSATION

			Equity/Long-Term Non-Equity Incentive/Cash Awards ($)
Name	Termination Scenario	Severance Payment ($)(1)	Performance Restricted Stock Units(2)	Performance Awards(3)	Restricted Stock(4)	Other Benefits ($)(5)
Mr. Hauenstein	Without Cause	4,125,000	10,582,806	3,875,000	4,176,908	315,322
	Resignation for Good Reason	-	10,582,806	3,875,000	4,176,908	288,125
	For Cause	-	-	-	-	-
	Resignation without Good Reason	-	10,582,806	3,875,000	4,176,908	288,125
	Retirement	-	10,582,806	3,875,000	4,176,908	288,125
	Death	-	10,582,806	3,875,000	4,176,908	-
	Disability	-	10,582,806	3,875,000	4,176,908	288,125
	CIC – Termination without Cause/Resignation for Good Reason	4,125,000	10,582,806	3,875,000	4,176,908	315,322
Mr. Bellemare	Without Cause	2,437,500	2,228,897	1,500,000	3,162,325	122,975
	Resignation for Good Reason	-	2,228,897	1,500,000	3,162,325	-
	For Cause	-	-	-	-	-
	Resignation without Good Reason	-	-	-	-	-
	Death	-	4,097,376	3,000,000	4,200,019	-
	Disability	-	4,097,376	3,000,000	4,200,019	-
	CIC - Termination without Cause/Resignation for Good Reason	2,437,500	4,097,376	3,000,000	4,200,019	122,975
Mr. Carter	Without Cause	2,681,250	7,101,008	2,600,000	2,803,066	377,871
	Resignation for Good Reason	-	7,101,008	2,600,000	2,803,066	334,238
	For Cause	-	-	-	-	-
	Resignation without Good Reason	-	7,101,008	2,600,000	2,803,066	334,238
	Retirement	-	7,101,008	2,600,000	2,803,066	334,238
	Death	-	7,101,008	2,600,000	2,803,066	35,703
	Disability	-	7,101,008	2,600,000	2,803,066	334,238
	CIC - Termination without Cause/Resignation for Good Reason	2,681,250	7,101,008	2,600,000	2,803,066	377,871
Mr. Janki	Without Cause	2,681,250	4,086,041	1,375,000	2,898,761	154,363
	Resignation for Good Reason	-	4,086,041	1,375,000	2,898,761	-
	For Cause	-	-	-	-	-
	Resignation without Good Reason	-	-	-	-	-
	Disability	-	7,511,162	2,750,000	3,850,034	-
	Death	-	7,511,162	2,750,000	3,850,034	-
	CIC – Termination without Cause/Resignation for Good Reason	2,681,250	7,511,162	2,750,000	3,850,034	154,363
(1)	The severance payment, if applicable, represents the following for each named executive officer: (i) Mr. Bastian: 24 months of base salary and 200% of his MIP target award; (ii) Mr. Hauenstein: 24 months of base salary and 200% of his MIP target award; and (iii) for Mr. Bellemare, Mr. Carter, and Mr. Janki : 18 months of base salary and 150% of their MIP target award.
(2)	The value of the performance restricted stock units in the table is based on the $69.40 closing price of Delta common stock on the NYSE on December 31, 2025, and assumes performance at the target level.
(3)	The value of the performance awards in the table is based on payment at the target level.
(4)	The values in this table for restricted stock are based on the $69.40 closing price of Delta common stock on the NYSE on December 31, 2025.
(5)	Other benefits for the named executive officers include company-paid healthcare coverage, outplacement services and post-employment flight benefits. Only Mr. Bastian, Mr. Hauenstein, and Mr. Carter are eligible for Retiree Flight Benefits. The Retiree Flight Benefits reflected for each named executive officer were determined by using the following assumptions for each officer: (1) Flight Benefits continue for the life expectancy of the officer measured using a mortality table that calculates the average life expectancy to be 19.0 years; (2) the level of usage of Retiree Flight Benefits for each year is the same as the officer’s actual usage of Flight Benefits during 2025; (3) the incremental cost to Delta of Retiree Flight Benefits for each year is the same as the actual incremental cost incurred by Delta for the officer’s Flight Benefits in 2025; and (4) the value of Retiree Flight Benefits includes a tax gross up equal to 60% of the lesser of (i) the officer’s actual usage of Flight Benefits in 2025 and (ii) the annual tax reimbursement allowance (as described in footnote 7(d) to the Summary Compensation Table). On the basis of these assumptions, we determined the value of Retiree Flight Benefits for each applicable named executive officer by calculating the present value of the benefit over the officer’s life expectancy using a discount rate of 5.53%.

2026 PROXY STATEMENT	53

   EXECUTIVE COMPENSATION

CEO Pay Ratio

Under rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to calculate and disclose the total compensation paid to our median employee as well as the ratio of the pay of our Chief Executive Officer to the median employee. For 2025:

›	the annual total compensation of the employee identified at median of all our employees other than our Chief Executive Officer was $100,976;
›	the annual total compensation of our Chief Executive Officer, Ed Bastian, was $19,222,401; and
›	the ratio of the annual total compensation of our Chief Executive Officer to the median of the total annual compensation of all our employees was estimated to be 190 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported here, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Under SEC rules, we are permitted to identify a new median employee once every three years, unless there is a change in Delta’s employee population or employee compensation arrangements that we reasonably believe would result in a significant change in the CEO pay ratio disclosure. Consistent with these rules, we identified a new median employee for fiscal year 2025. As a result, the median employee used for this year’s disclosure may differ from the median employee used in prior years, even if there have been no material changes in Delta’s overall compensation programs.

In identifying the median of the annual total compensation of our employees, we used the following methodology and material assumptions, adjustments, and estimates as of December 31, 2025:

›	Because less than 5% of our employees reside in other countries, we excluded all 3,421 of our international employees using the de minimis exemption permitted under SEC rules.(1)
›	After applying the de minimis exemption, we had 115,044 U.S. employees, including employees of our subsidiaries and all part-time, seasonal and temporary employees.
›	To identify the median employee, we utilized information from Box 5 of Form W-2 as we believe this measure reflects the most comparable measure of compensation across our diverse workgroups.
›	We annualized the compensation of permanent full-time and part-time employees who were hired in 2025 and remained employed as of December 31, 2025, as expressly permitted by SEC rules.

After identifying the median employee, we calculated the annual total compensation for our median employee based on the rules used for calculating our Chief Executive Officer’s compensation in the Summary Compensation Table, as required. Because SEC rules require us to include the value of certain benefits we provide in the Summary Compensation Table calculation, the compensation reported for the median employee is higher than the compensation reported in Box 5 of the employee’s W-2.

Pay Versus Performance

The following disclosure has been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K and does not necessarily reflect value actually realized by the named executive officers or how the Personnel & Compensation Committee evaluates compensation decisions. For discussion of how the Personnel & Compensation Committee seeks to align pay with performance when making compensation decisions, see the “Compensation Discussion & Analysis” section of this proxy statement beginning on page 26.

The following tables and related disclosures provide information about (i) the total compensation (SCT Total) of our principal executive officer (PEO) and the non-PEO named executive officers (Other NEOs) as presented in the Summary Compensation Table on page 42; (ii) the “compensation actually paid” (CAP) to our PEO and the Other NEOs, as calculated pursuant to Item 402(v) of Regulation S-K; (iii) certain financial performance measures; and (iv) the relationship of CAP to those financial performance measures.

(1)	The non U.S. countries and the number of employees in each of those countries are as follows: Argentina - 7; Aruba – 3; Australia – 13; Bahamas – 62; Barbados - 2; Belgium – 8; Belize – 1; Bermuda – 14; Brazil – 132; Canada – 345; Cayman Islands – 2; Chile – 33; China – 27; Colombia - 11; Costa Rica - 36; Curacao - 1; Czechia – 2; Denmark - 2; Dominican Republic –11; Ecuador – 4; El Salvador – 9; France – 111; Germany – 46; Ghana – 2; Greece – 11; Guatemala – 17; Honduras – 3; Hong Kong - 3; Iceland - 5; India – 835; Ireland – 25; Israel – 6; Italy - 63; Jamaica – 5; Japan – 368; Mexico – 359; New Zealand - 2; Nicaragua – 1; Nigeria – 5; Panama – 6; Peru – 26; Philippines – 1; Portugal – 3; Senegal – 2; Singapore – 503; South Africa - 5; South Korea – 29; Spain – 49; St. Lucia – 3; St. Maarten - 3; Sweden - 2 ; Switzerland – 2; Taiwan - 2; Netherlands – 107; Turks and Caicos – 2; United Arab Emirates – 1; United Kingdom – 83.

54	2026 PROXY STATEMENT	ir.delta.com

EXECUTIVE COMPENSATION

Pay Versus Performance Table

			Average		Value of Initial Fixed $100 Investment on December 31, 2020 Based On:
Year (a)	Summary Compensation Table Total for PEO(1) ($) (b)	Compensation Actually Paid to PEO(2) ($) (c)	Summary Compensation Table Total for Other NEOs(1)(2) ($) (d)	Average Compensation Actually Paid to Other NEOs(1)(2) ($) (e)	Total Shareholder Return(3) ($) (f)	Peer Group Total Shareholder Return(3) ($) (g)	Net Income(4) ($) (millions) (h)	Pre-Tax Income(5) ($) (millions) (i)
2025	19,222,401	105,500,600	7,778,574	33,136,129	177	88	5,005	6,799
2024	27,117,069	56,429,052	8,919,676	16,903,211	152	83	3,457	7,052
2023	34,214,328	39,811,315	12,332,605	14,136,612	101	83	4,609	7,021
2022	9,606,387	7,613,922	5,087,831	3,861,941	82	64	1,318	3,619
2021	12,360,420	11,616,466	6,115,487	6,028,546	97	98	280	(3,144)
(1)	The PEO reflected in columns (b) and (c) is Edward H. Bastian for all years shown and the Other NEOs reflected in columns (d) and (e) represent the following individuals for each of the years shown:
2025: Glen W. Hauenstein, Alain Bellemare, Peter W. Carter, and Daniel C. Janki
2024: Glen W. Hauenstein, Alain Bellemare, Peter W. Carter, Daniel C. Janki and Michael L. Spanos
2023: Glen W. Hauenstein, Peter W. Carter, Daniel C. Janki and Michael L. Spanos
2022: Glen W. Hauenstein, Alain Bellemare, Peter W. Carter and Daniel C. Janki
2021: Glen W. Hauenstein, Alain Bellemare, Peter W. Carter, Daniel C. Janki, William C. Carroll and Garrett L. Chase

(2)	The table below describes the adjustments, each of which is required by SEC rules, to calculate the CAP amounts from the SCT Totals of our PEO (columns (b) and (c)) and the average CAP amounts from the average SCT Totals of the Other NEOs (columns (d) and (e)). The SCT Totals and CAP amounts do not reflect the actual amount of compensation earned by or paid to our named executive officers during the applicable years.

	2025 ($)
Adjustments	PEO	Other NEOs Average
SCT Total	19,222,401	7,778,574
› (Deduct) aggregate change in actuarial present value included in SCT Total for covered fiscal year	-	-
› Add pension value attributable to covered fiscal year’s service and any change in pension value attributable to plan amendments made in covered fiscal year(a)	-	-
› (Deduct) aggregate value of stock awards and option awards included in SCT Total for covered fiscal year	(11,914,231)	(4,210,416)
› Add fair value at year-end of awards granted during covered fiscal year that are outstanding and unvested as of end of covered fiscal year	11,972,888	4,231,145
› Add/(Deduct) change in fair value as of end of covered fiscal year (from end of prior fiscal year) for awards granted in any prior fiscal year that are outstanding and unvested at end of covered fiscal year	14,769,404	5,506,500
› Add fair value at vesting date for awards that are granted and vested in the same year	-	-
› Add/(Deduct) change in fair value as of vesting date (from end of prior fiscal year) of awards granted in prior fiscal years that vested at end of or during covered fiscal year	70,089,318	19,413,698
› (Deduct) fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during covered fiscal year	-	-
› Add dividends or other earnings paid on awards in covered fiscal year if not otherwise included in SCT Total for covered fiscal year	1,360,820	416,629
CAP Amount	105,500,600	33,136,129
(a)	There is no added pension service cost for any of the years shown, as the benefits were frozen in 2005. None of the Other NEOs are eligible for pension benefits.

2026 PROXY STATEMENT	55

   EXECUTIVE COMPENSATION

(3)	Amounts rounded to nearest whole dollar amount. The peer group used in this disclosure is the NYSE ARCA Airline Index, which is the same peer group used in Item 5 of our Form 10-K.
(4)	Reflects after-tax net income attributable to shareholders prepared in accordance with GAAP for each of the years shown.
(5)	Pre-Tax Income is the financial measure from the tabular list of Financial Performance Measures below that in Delta’s assessment represents the most important financial performance measure used by the company to link CAP for the named executive officers to Delta’s performance for the displayed years. This financial measure is also the measure used under our broad-based Profit Sharing Program, thereby aligning the interest of Delta management with our employees. Pre-Tax Income as used in this proxy statement is a non-GAAP financial measure.

Most Important Financial Performance Measures

The list below represents, in Delta’s assessment, the most important performance measures used to link CAP for the named executive officers to company performance for 2025. For further information regarding these financial performance measures and their function in Delta’s executive compensation program, see “Compensation Discussion and Analysis—Elements of Compensation—Performance Measure Selection” beginning on page 33.

Financial Performance Measures
Cumulative Free Cash Flow (non-GAAP)
Pre-Tax Income (non-GAAP) (Company-Selected Measure)
Total Revenue Per Available Seat Mile (TRASM) (non-GAAP)

Relationship Between CAP and Company Performance

The graphs on the following page show the relationship of CAP to our PEO and Other NEOs to (i) TSR of both Delta and the NYSE ARCA Airline Index; (ii) Delta’s net income; and (iii) Delta’s Pre-Tax Income (non-GAAP).

CAP, as calculated in accordance with Item 402(v) of Regulation S-K, reflects, among other things, adjustments to the fair value of equity awards during the years presented. Factors impacting the fair value of equity awards include the price of our common stock at year-end, as well as the projected and actual achievement of performance goals.

CAP vs. Company/Peer Group Total Shareholder Return

CAP vs. Company/Peer Group Total Shareholder Return

56	2026 PROXY STATEMENT	ir.delta.com

EXECUTIVE COMPENSATION

CAP vs. GAAP Net Income

CAP vs. GAAP Net Income

CAP vs. Pre-Tax Income (non-GAAP)

CAP vs. Pre-Tax Income (non-GAAP)

Compensation Committee Interlocks and Insider Participation

None of the members of the Personnel & Compensation Committee is a former or current officer or employee of Delta or has any interlocking relationships as set forth in applicable SEC rules.

2026 PROXY STATEMENT	57

DIRECTOR COMPENSATION

Non-employee director compensation is approved by the Board of Directors, based on recommendations of the Corporate Governance Committee.

In 2025, the Corporate Governance Committee engaged outside compensation consultant Frederic W. Cook & Co., Inc. (FW Cook) to assist the Committee in an assessment of the compensation program for outside directors. FW Cook reviewed our director compensation against the same 21 companies (including three airlines) in the peer group used for executive compensation purposes by our Personnel & Compensation Committee in 2025 and against other market data. Based on this review, the Corporate Governance Committee recommended only an increase in the annual cash retainer of $20,000 for the non-executive Chair of the Board. The Board of Directors accepted this recommendation.

The Performance Compensation Plan limits equity awards to non-employee directors to $1 million. Employee directors continue to receive no additional pay for Board service. As of July 1, 2025, non-employee directors are eligible to receive the following for their service on the Board of Directors:

Annual Board Member Retainer:

$120,000 (payable in quarterly installments) for each non-employee director other than the non-executive Chair of the Board.

$200,000 (payable in quarterly installments) for the non-executive Chair of the Board.

Annual Committee Chair Cash Retainer:	$20,000, except $30,000 for Audit Committee Chair and $25,000 for Personnel & Compensation Committee Chair (all payable in quarterly installments).
Annual Board Member Equity Grant:	$200,000 in restricted stock that vests at or shortly before the next annual meeting of shareholders, subject to the director’s continued service on the Board of Directors on the vesting date. Dividends, to the extent approved, accrue on these awards and are paid upon vesting of the restricted stock.
Annual Non-Executive Chair of the Board Equity Grant:	$320,000 in restricted stock with the same vesting schedule as the annual Board equity grant.
Expense Reimbursements:	Reimbursement of reasonable expenses incurred in attending meetings.
Matching Gifts for Education Program:	Directors (and all employees and retirees) are eligible to participate in a program under which The Delta Air Lines Foundation matches 100% of contributions to eligible public and private, accredited, non-profit, educational institutions, pre-kindergarten through Post-graduate, up to a $5,000 cap per individual director (and employee or retiree) per calendar year.
Cybersecurity:	Directors are eligible to receive security against risks arising from their public profile and the potential misuse of personal and sensitive data.

As is common in the airline industry, Delta provides complimentary travel and certain Delta Sky Club® privileges for members of the Board of Directors; the director’s spouse, domestic partner or designated companion; the director’s children and parents; and, to a limited extent, other persons designated by the director (Director Flight Benefits). Complimentary travel for such other persons is limited to an aggregate imputed value of $20,000 per year. Delta reimburses the director for associated taxes on complimentary travel with an imputed tax value of up to $25,000 per year. Unused portions of the annual allowances described in the previous two sentences accumulate and may be carried into succeeding years during Board service. Mr. Hazleton is not eligible to receive flight benefits other than those he receives as a Delta employee.

Complimentary travel is provided to an eligible director’s surviving spouse or domestic partner after the eligible director’s death. Delta will not reimburse the surviving spouse or domestic partner for associated taxes on complimentary travel under the survivor travel benefit.

A director who retires from the Board at or after age 52 with at least ten years of service as a director, at or after age 68 with at least five years of service as a director, or at his or her mandatory retirement date, may continue to receive Director Flight Benefits during retirement, except the unused portion of the annual allowances does not accumulate into succeeding years (Retired Director Flight Benefits) and the director will not receive reimbursement for taxes for Retired Director Flight Benefits. A director is not eligible to receive Retired Director Flight Benefits if the director engages in certain wrongful acts.

58	2026 PROXY STATEMENT	ir.delta.com

DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth the compensation paid to non-employee members of Delta’s Board of Directors for 2025.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Christophe Beck	120,000	200,000	0	0	0	3,985	323,985
Maria Black	120,000	200,000	0	0	0	23,499	343,499
Willie CW Chiang	120,000	200,000	0	0	0	5,411	325,411
Greg Creed	120,000	200,000	0	0	0	8,863	328,863
David G. DeWalt	140,000	200,000	0	0	0	28,020	368,020
Leslie M. Hale	120,000	200,000	0	0	0	40,799	360,799
Michael P. Huerta	140,000	200,000	0	0	0	17,998	357,998
Judith J. McKenna	90,000	200,000	0	0	0	17,497	307,497
Vasant M. Prabhu	120,000	200,000	0	0	0	1,141	321,141
Sergio A. L. Rial	145,000	200,000	0	0	0	13,141	358,141
David S. Taylor	210,000	320,000	0	0	0	31,454	561,454
Kathy N. Waller	150,000	200,000	0	0	0	8,827	358,827
(1)	As Delta employees, Mr. Bastian and Mr. Hazleton were not separately compensated for their service on the Board of Directors in 2025. Mr. Bastian’s compensation is included in the Summary Compensation Table on page 42. Mr. Hazleton’s compensation is described in “Proposal 1 — Election of Directors” on page 60.
(2)	On June 19, 2025, the Board of Directors granted 4,240 shares of restricted stock to each non-employee director at that date. This award vests on June 19, 2026, subject to continued Board service on that date. Mr. Taylor received an additional grant of 2,540 shares as compensation for service as non-executive Chair of the Board, subject to vesting on the same schedule as described above. The “Stock Awards” column shows the fair value of the restricted stock granted to each non-employee director in 2025 as determined under FASB ASC Topic 718, based on date of the grant.
(3)	The amounts in this column include (a) reimbursement of taxes associated with Director Flight Benefits as follows: Mr. Beck - $3,985; Ms. Black - $8,005; Mr. Chiang - $5,411; Mr. Creed - $8,863; Mr. DeWalt - $10,600; Ms. Hale - $19,066; Mr. Huerta - $4,991; Ms. McKenna - $3,858; Mr. Prabhu - $1,141; Mr. Rial - $2,357; Mr. Taylor - $12,419; Ms. Waller - $8,827. To the extent that non-employee directors receive perquisites or other personal benefits with a total incremental cost of $10,000 or more, the threshold for reporting under SEC rules, the amounts in this column also include (a) the incremental cost of Director Flight Benefits with respect to Ms. Black, Mr. DeWalt, Ms. Hale, Mr. Huerta, Ms. McKenna, Mr. Rial and Mr. Taylor; and (b) the cost of digital security for Ms. Black, Mr. DeWalt, Mr. Huerta, Ms. McKenna, Mr. Rial and Mr. Taylor. From time to time, directors attend events sponsored by Delta at no incremental cost to Delta.

Stock Ownership Guidelines

The non-employee director stock ownership guidelines require each non-employee director to own shares of Delta common stock equal to or greater than (1) shares with a value of five times the annual Board cash retainer paid to the director, or (2) 35,000 shares. For this purpose, stock ownership includes restricted stock and restricted stock units; shares owned directly or by a spouse or dependent children; shares held in trust by or for the director or an immediate family member who resides in the same household as the director (an immediate family member); or shares owned by an entity wholly-owned by the director or an immediate family member. It does not include shares a director has the right to acquire through the exercise of stock options.

In addition, each non-employee director must hold at least 50% of all “net shares” received through restricted stock vesting or realized through stock option exercises until the stock ownership guidelines are achieved. For this purpose, “net shares” means all shares retained after any applicable withholding of any shares for tax purposes.

As of December 31, 2025, all non-employee directors exceeded the required stock ownership level except for three directors who were elected to the Board in 2024 or 2025. Each director has five years from the date of his or her election to achieve the required ownership level under the non-employee director stock ownership guidelines.

The non-employee directors are also subject to the company’s prohibition against the hedging and pledging of Delta securities as described in the “Compensation Discussion and Analysis” section of the proxy statement under “Executive Compensation Policies—Anti-Hedging and Anti-Pledging Policy” on page 41.

2026 PROXY STATEMENT	59

Proposal 1 Election of Directors

WHAT AM I VOTING ON?

We are seeking your support for the election of 14 director nominees whom the Board, acting on the recommendation of the Corporate Governance Committee, has nominated to serve on the Board of Directors for a one-year term.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

All Delta directors are elected annually. At the annual meeting, each director nominee will be elected by the vote of a majority of the votes cast. This means the number of votes cast “for” a director nominee must exceed 50% of the votes cast with respect to that director nominee (excluding abstentions). Each director who is elected will hold office until the next annual meeting of shareholders and the election and qualification of his or her successor, or until such director’s earlier death, disqualification, resignation or removal. See pages 77 - 79 for more information about voting at the annual meeting.

Delta’s Bylaws provide that any director not receiving a majority of the votes cast at the annual meeting must offer to tender his or her resignation to the Board of Directors. The Corporate Governance Committee will make a recommendation to the Board of Directors whether to accept the resignation. The Board will consider the recommendation and publicly disclose its decision within 90 days after the certification of the election results.

2026 Nominees for Director

After considering the recommendations of the Corporate Governance Committee, the Board set the number of directors at 14 as of the date of the annual meeting and nominated all current directors to stand for re-election.

The Board believes that each of the nominees is qualified to serve as a director and will be able to stand for election. If not, the Board may name a substitute nominee or reduce the number of directors. If a substitute is named, the proxies will vote for the substitute nominee. The specific qualifications, skills, and experiences of each nominee considered by the Board follow the nominee’s biography.

ALPA Nominee

Delta, the Air Line Pilots Association, International (ALPA), the collective bargaining representative for Delta pilots, and the Delta Master Executive Council, the governing body of the Delta unit of ALPA (Delta MEC), have an agreement whereby Delta agrees (1) to cause the election to the Board of Directors of a Delta pilot designated by the Delta MEC who is not a member or officer of the Delta MEC or an officer of ALPA (Pilot Nominee); (2) at any meeting of shareholders at which the Pilot Nominee is subject to election, to renominate the Pilot Nominee or nominate another qualified Delta pilot designated by the Delta MEC to be elected to the Board of Directors and to use its reasonable best efforts to cause such person to be elected to the Board; and (3) in the event of the Pilot Nominee’s death, disability, resignation, removal or failure to be elected, to elect promptly to the Board a replacement Pilot Nominee designated by the Delta MEC to fill the resulting vacancy. Pursuant to this provision, the Delta MEC has designated Christopher A. Hazleton to be renominated for election to the Board at the annual meeting.

The compensation of Mr. Hazleton as a Delta pilot is determined under the collective bargaining agreement between Delta and ALPA. During 2025, Mr. Hazleton received $762,261 in compensation (which includes $596,198 in flight earnings, $55,307 in shared rewards/profit sharing payments and $110,756 in Delta contributions related to retirement plans). As a Delta pilot representative on the Board, Mr. Hazleton is not separately compensated for his service as a director.

60	2026 PROXY STATEMENT	ir.delta.com

PROPOSAL 1 ELECTION OF DIRECTORS

EDWARD H. BASTIAN

Age: 68 Joined Delta’s Board: February 5, 2010

BIOGRAPHY:

Mr. Bastian has been the Chief Executive Officer of Delta since May 2016 and served as President of Delta from 2007 to May 2016. He joined Delta in 1998 and served in various senior leadership positions including Chief Financial Officer from 2005 to 2008, Senior Vice President - Finance and Controller from 2000 to 2005 and Vice President and Controller from 1998 to 2000. He also served as Chief Financial Officer of Acuity Brands from June 2005 to July 2005 before returning to Delta.

KEY QUALIFICATIONS, SKILLS AND EXPERIENCES:

›  Senior Leadership/Risk Management. Mr. Bastian has served in numerous leadership roles, including serving as Delta’s Chief Executive Officer, President and Chief Financial Officer.

›  Airline/Transportation Industry. Mr. Bastian has over twenty years of experience in the airline industry as a Delta officer.

›  Marketing/Brand Management/Data as Customer Engagement Tool. Mr. Bastian acquired substantial brand management experience leading Delta’s trusted consumer brand.

›  Finance/Accounting. Mr. Bastian’s accounting and finance background also provides financial and strategic expertise to the Board of Directors.

›  Global Business. Mr. Bastian has lead Delta through the substantial expansion of its global network.

›  Other Board Membership. Mr. Bastian has served on the boards of directors of other companies.

PUBLIC DIRECTORSHIPS:

Grupo Aeroméxico, S.A.B. de C.V. (2012 - 2022)

AFFILIATIONS:

Trustee, The Woodruff Arts Center

CHRISTOPHE BECK

Age: 58 Joined Delta’s Board: December 12, 2024

BIOGRAPHY:

Mr. Beck serves as the Chairman, Chief Executive Officer and President of Ecolab Inc., a global leader in water, hygiene and infection prevention solutions and services that protect people and the resources vital to life. He was named Ecolab’s President in April 2026 in addition to serving as Chairman and Chief Executive Officer since May 2022. Mr. Beck was previously named President and Chief Executive Officer in January 2021, and President and Chief Operating Officer in April 2019. Before joining Ecolab in 2007, Mr. Beck held executive positions at Nestlé between 1991 and 2006.

COMMITTEES:

Audit; Safety & Security

KEY QUALIFICATIONS, SKILLS AND EXPERIENCES:

›  Senior Leadership/Risk Management. Mr. Beck has over 30 years of senior leadership experience, including 18 years at Ecolab.

›  Marketing/Brand Management/Data as Customer Engagement Tool. Mr. Beck acquired extensive marketing and sales experience through his senior leadership roles.

›  Technology/Cybersecurity/Digital. Mr. Beck’s scientific and technological background provides a valuable perspective to the Board.

›  Energy/Sustainability. Mr. Beck has significant expertise in sustainability matters through his leadership roles at Ecolab, a global sustainability leader. Mr. Beck also has a unique understanding of SAF as the Chair of the GREATER MSP Partnership, which established the Minnesota SAF Hub in collaboration with Delta and other companies.

›  Global Business. Mr. Beck has experience running complex global businesses across Europe, Asia, and North America.

›  Other Board Membership. Mr. Beck serves as Chairman of the board of directors of Ecolab and on its Safety, Health & Environment committee.

PUBLIC DIRECTORSHIPS:

Ecolab Inc.

AFFILIATIONS:

Director, Saint Paul & Minnesota Foundation
Chair, GREATER MSP, the Minneapolis-Saint Paul Regional
Economic Development Partnership

2026 PROXY STATEMENT	61

   PROPOSAL 1 ELECTION OF DIRECTORS

MARIA BLACK

Age: 52 Joined Delta’s Board: April 26, 2024

BIOGRAPHY:

Ms. Black has been the President and Chief Executive Officer of Automatic Data Processing, Inc. (ADP), a leading global technology company providing human capital management solutions, since January 2023. She previously served as President of ADP from January 2022 to January 2023, and held various positions of increasing responsibility across the entirety of ADP’s global portfolio since joining the company in 1996, including as President, Worldwide Sales and Marketing from 2020 to 2022, President, Small Business Solutions and Human Resources Outsourcing from 2017 to 2020, President, ADP TotalSource from 2014 to 2016, General Manager, ADP United Kingdom from 2013 to 2014, and General Manager, Employer Services - TotalSource Western Central Region from 2008 to 2013.

COMMITTEES:

Finance; Personnel & Compensation

KEY QUALIFICATIONS, SKILLS AND EXPERIENCES:

›  Senior Leadership/Risk Management. Ms. Black currently serves as President and Chief Executive Officer of ADP and held various positions of increasing responsibility across the entirety of ADP’s global portfolio.

›  Marketing/Brand Management/Data as Customer Engagement Tool. Ms. Black has extensive experience in sales, product implementation and operations, having overseen all aspects of sales, marketing and business operations at ADP.

›  Technology/Cybersecurity/Digital. Ms. Black has substantial expertise in the technology and human capital management industry acquired through her tenure at ADP.

›  Global Business. As CEO, Ms. Black oversees all of ADP’s services in over 140 countries and markets.

›  Other Board Membership. In addition to her leadership role, Ms. Black also serves on the board of directors of ADP.

PUBLIC DIRECTORSHIPS:

Automatic Data Processing, Inc.

AFFILIATIONS:

Chair and Trustee, ADP Foundation
Member, American Heart Association’s CEO Roundtable
Member, Business Roundtable
Member, The Business Council

WILLIE CW CHIANG

Age: 65 Joined Delta’s Board: April 26, 2024

BIOGRAPHY:

Mr. Chiang serves as the Chairman, Chief Executive Officer and President of Plains All American Pipeline, L.P. (Nasdaq: PAA), and its general partner holding company Plains GP Holdings, L.P. (Nasdaq: PAGP). PAA is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil, natural gas liquids and natural gas. He has held the position of Chief Executive Officer of PAA and PAGP since October 2018, Chairman since January 2020, President since June 2025, and has served as a director of PAA and PAGP since February 2017. Mr. Chiang previously served as Executive Vice President (EVP) and Chief Operating Officer of PAA and PAGP from January to October 2018 and as EVP and Chief Operating Officer for the company’s U.S. operating and commercial activities from August 2015 to December 2017. He joined PAA and PAGP in 2015 from Occidental Petroleum Corporation, where he served as EVP, Operations from 2012 until 2015. From 1996 until 2012, he served in various positions at ConocoPhillips and predecessors. Mr. Chiang started his career in refining with Chevron in 1981.

COMMITTEES:

Audit; Safety & Security

KEY QUALIFICATIONS, SKILLS AND EXPERIENCES:

›  Senior Leadership/Risk Management. Mr. Chiang has substantial leadership experience as a senior executive at multiple companies, including currently as Chairman, Chief Executive Officer and President of PAA and PAGP.

›  Energy/Sustainability. Mr. Chiang’s extensive experience in the energy industry provides expertise in a key area for the Board.

›  Global Business. Mr. Chiang has extensive experience in management and executive roles with companies operating globally.

›  Government Affairs/Legal Affairs/Global Security. Mr. Chiang has substantial leadership experience with various companies operating in a heavily regulated industry.

›  Other Board Membership. Mr. Chiang also serves on the boards of directors of PAA and PAGP.

PUBLIC DIRECTORSHIPS:

Plains All American Pipeline, L.P. and
Plains GP Holdings, L.P.

AFFILIATIONS:

Director, Federal Reserve Bank of Dallas (Houston Branch)
Member, Federal Reserve Bank of Dallas Energy
Advisory Council

62	2026 PROXY STATEMENT	ir.delta.com

PROPOSAL 1 ELECTION OF DIRECTORS

GREG CREED

Age: 68 Joined Delta’s Board: April 21, 2022

BIOGRAPHY:

Mr. Creed served as Chief Executive Officer of Yum! Brands, Inc., a leading global operator of quick service restaurants, from January 2015 until his retirement in December 2019. He also served as a member of the board of directors of Yum! Brands from November 2014 to May 2020. Mr. Creed served as Chief Executive Officer of the Taco Bell Division from January 2011 to December 2014 and as President and Chief Concept Officer of Taco Bell U.S. from December 2006 to December 2010 after holding various other positions of increasing responsibility with the company since 1994. Mr. Creed is the founder of Creed UnCo, a consulting business focused on culture and leadership, brand building and franchising. He also currently serves as advisor to the Chief Executive Officer and board of directors of Thanx Inc.

COMMITTEES:

Corporate Governance; Finance; Personnel & Compensation

KEY QUALIFICATIONS, SKILLS AND EXPERIENCES:

›  Senior Leadership/Risk Management. Mr. Creed served as Chief Executive Officer of Yum! Brands and in other senior executive roles throughout his career.

›  Marketing/Brand Management/Data as Customer Engagement Tool. Mr. Creed has extensive experience in marketing and operations acquired through his senior leadership roles at Yum! Brands, including as Chief Marketing Officer of Taco Bell.

›  Global Business. Mr. Creed has a unique understanding of international business as a former senior executive at a leading operator of quick service restaurants operating globally.

›  Other Board Membership. Mr. Creed also serves on the boards of directors of other public companies, including on the corporate governance, human resources, and finance and technology committees of those boards.

PUBLIC DIRECTORSHIPS:

Whirlpool Corporation
Aramark Corporation
Sow Good Inc. (2020 - 2022)

DAVID G. DEWALT

Age: 62 Joined Delta’s Board: November 22, 2011

BIOGRAPHY:

Mr. DeWalt is the Founder, Managing Director and Chief Executive Officer of NightDragon, a venture capital and advisory firm he established in 2012 focused on cybersecurity, safety, security and privacy. He has also served as a Managing Director of AllegisCyber Capital, an early‑stage cybersecurity venture capital firm, since 2017. Mr. DeWalt previously served as the Executive Chairman of FireEye, Inc., a global network cybersecurity company. He served as FireEye’s Chief Executive Officer from November 2012 to June 2016 and Chairman of the board from June 2012 to January 2017. Mr. DeWalt was President and Chief Executive Officer of McAfee, Inc., a security technology company, from 2007 until 2011 when McAfee, Inc. was acquired by Intel Corporation. Earlier, Mr. DeWalt held executive positions with EMC Corporation, including serving as Executive Vice President and President of Customer Operations and Content Management Software, and Chief Executive Officer of Documentum, Inc.

COMMITTEES:

Corporate Governance (Chair); Audit; Personnel & Compensation

KEY QUALIFICATIONS, SKILLS AND EXPERIENCES:

›  Senior Leadership/Risk Management. Mr. DeWalt is the current CEO of NightDragon and the former CEO of FireEye, McAfee and Documentum. He also has strategic and operational experience acquired through his leadership roles.

›  Technology/Cybersecurity/Digital. Mr. DeWalt is widely recognized as a leading figure in cybersecurity and technology with more than 30 years of experience driving innovation and scaling companies.

›  Global Business. Mr. DeWalt served in senior executive roles for companies operating globally.

›  Government Affairs/Legal Affairs/Global Security. Mr. DeWalt has advised multiple U.S. Presidential administrations as a member of the President’s National Security Telecommunications Advisory Committee.

›  Other Board Membership. Mr. DeWalt serves on the board of directors of Exelon Corporation and has served on the audit, compensation and governance committees of the boards of other public companies.

PUBLIC DIRECTORSHIPS:

Exelon Corporation
Five9, Inc. (2012 - 2024)
NightDragon Acquisition Corp. (2017 - 2022)
ForgeRock Inc. (2017 - 2022)

AFFILIATIONS:

Member, National Security Telecommunications
Advisory Committee

2026 PROXY STATEMENT	63

   PROPOSAL 1 ELECTION OF DIRECTORS

LESLIE D. HALE

Age: 54 Joined Delta’s Board: April 21, 2022

BIOGRAPHY:

Ms. Hale has been President and Chief Executive Officer of RLJ Lodging Trust, a publicly-traded lodging real estate investment trust, since August 2018. She previously served as Chief Operating Officer, Chief Financial Officer and Executive Vice President of RLJ Lodging Trust from 2016 to 2018, and Chief Financial Officer, Executive Vice President and Treasurer from 2011 to 2016. Ms. Hale served as Chief Financial Officer and Senior Vice President of Real Estate and Finance of RLJ Development from 2007 until the formation of RLJ Lodging Trust in 2011 and Vice President (and previously Director) of Real Estate and Finance for RLJ Development from 2005 to 2007. From 2002 to 2005, she held various positions of increasing responsibility within the global financial services divisions of General Electric Company.

COMMITTEES:

Finance; Personnel & Compensation

KEY QUALIFICATIONS, SKILLS AND EXPERIENCES:

›  Senior Leadership/Risk Management. Ms. Hale has extensive leadership experience as a senior executive in the lodging real estate industry.

›  Finance/Accounting. Ms. Hale has substantial experience in corporate finance, mergers and acquisitions, capital markets and strategic planning acquired through her Chief Financial Officer and Treasurer roles.

›  Other Board Membership. Ms. Hale also has experience as a member of the boards of directors of public companies serving on the audit and finance committees.

PUBLIC DIRECTORSHIPS:

RLJ Lodging Trust
Macy’s Inc. (2015 - 2023)

AFFILIATIONS:

Chair, Howard University Board of Trustees
Director, Federal Reserve Bank of Richmond
(Baltimore Branch)

CHRISTOPHER A. HAZLETON

Age: 58 Joined Delta’s Board: June 20, 2019

BIOGRAPHY:

Mr. Hazleton is a Delta pilot and currently a Captain flying the Airbus A330 aircraft. Mr. Hazleton was a Northwest Airlines pilot from 1999 until he became a Delta pilot upon Northwest’s merger with Delta. He was nominated by the Delta MEC as the Pilot Nominee. He also previously served as the Chairman of the Delta MEC Strategic Planning Committee.

COMMITTEE:

Safety & Security

KEY QUALIFICATIONS, SKILLS AND EXPERIENCES:

›  Airline/Transportation Industry. As a pilot designated by the Delta MEC to serve on the Board of Directors, Mr. Hazleton provides a unique perspective into the operations of the airline industry and related labor relations matters.

AFFILIATIONS:

Chairman, Board of the Delta Pilots Charitable Fund

64	2026 PROXY STATEMENT	ir.delta.com

PROPOSAL 1 ELECTION OF DIRECTORS

MICHAEL P. HUERTA

Age: 69 Joined Delta’s Board: April 20, 2018

BIOGRAPHY:

Mr. Huerta completed a five-year term as Administrator of the Federal Aviation Administration (FAA) in January 2018. Before being named as Administrator, Mr. Huerta served as Acting Administrator of the FAA from 2011 to 2013 and FAA Deputy Administrator from 2010 to 2011. Mr. Huerta served as Executive Vice President and Group President of the Transportation Solutions Group at Affiliated Computer Services, Inc. (now Conduent) from 2008 to 2009 and Senior Vice President and Managing Director, Transportation Solutions of ACS Government Solutions from 2002 to 2008. He currently serves as a transportation industry consultant.

COMMITTEES:

Safety & Security (Chair); Audit; Corporate Governance

KEY QUALIFICATIONS, SKILLS AND EXPERIENCES:

›  Senior Leadership/Risk Management. Mr. Huerta served as head of the FAA and in other senior leadership roles in both the public and private sectors.

›  Airline/Transportation Industry. As head of the FAA, Mr. Huerta led a complex organization responsible for the safety and efficiency of civil aviation in the U.S.

›  Government Affairs/Legal Affairs/Global Security. Mr. Huerta has substantial experience in government affairs and global security as a former head of the FAA and current consultant to the transportation industry.

›  Other Board Membership. Mr. Huerta has board service experience as a member of the boards of directors of other public companies where he serves on the compensation, and nominating and corporate governance committees.

PUBLIC DIRECTORSHIPS:

Joby Aviation, Inc.
Verra Mobility Corporation

AFFILIATIONS:

Fellow, Royal Aeronautical Society

JUDITH J. MCKENNA

Age: 59 Joined Delta’s Board: February 7, 2025

BIOGRAPHY:

Ms. McKenna spent 27 years at Walmart in senior roles in the U.S. and internationally, culminating in her appointment as President and Chief Executive Officer of Walmart International from February 2018 until her retirement in January 2024. She previously served as Chief Operating Officer of Walmart U.S. from 2015 to 2018, following other leadership roles at Walmart from 2013 to 2015. Prior to joining Walmart, Ms. McKenna served as the Chief Operating Officer of Asda Stores, Walmart’s supermarket chain in the United Kingdom, from 2011 to 2013, and Chief Financial Officer of Asda Stores from 2002 to 2011. She previously served as Chair of Walmex, Walmart’s business across Mexico and Central America and a Mexican Bolsa listed company, and served on the boards of directors of Flipkart, an Indian e-commerce business, and PhonePe, a market leading Indian payments and financial services business.

COMMITTEES:

Audit; Safety & Security

KEY QUALIFICATIONS, SKILLS AND EXPERIENCES:

›  Senior Leadership/Risk Management. Ms. McKenna has substantial senior management experience as the former President and Chief Executive Officer of Walmart International and Chief Operating Officer of Walmart U.S.

›  Marketing/Brand Management/Data as Customer Engagement Tool. Ms. McKenna has extensive experience in global brand management acquired through her different leadership roles.

›  Finance/Accounting. Ms. McKenna has financial and accounting experience, having served as Chief Financial Officer of Asda Stores.

›  Global Business. Ms. McKenna served in senior roles at Walmart in the U.S. and internationally giving her exposure to the company’s global business.

›  Other Board Membership. Ms. McKenna serves as chair of the corporate responsibility committee and as a member of the remuneration committee of Unilever’s board of directors.

PUBLIC DIRECTORSHIPS:

Unilever PLC

2026 PROXY STATEMENT	65

   PROPOSAL 1 ELECTION OF DIRECTORS

VASANT M. PRABHU

Age: 66 Joined Delta’s Board: April 27, 2023

BIOGRAPHY:

Mr. Prabhu served as the Chief Financial Officer and Vice Chairman of Visa Inc. from 2015 and 2019, respectively, until his retirement from the company in September 2023. Mr. Prabhu previously served as Chief Financial Officer for NBCUniversal Media, LLC from May 2014 to February 2015, Chief Financial Officer and Vice Chairman of Starwood Hotels & Resorts Worldwide, Inc. from 2004 to May 2014 and Executive Vice President and Chief Financial Officer of Safeway, Inc. from 2000 to 2004.

COMMITTEES:

Finance; Safety & Security

KEY QUALIFICATIONS, SKILLS AND EXPERIENCES:

›  Senior Leadership/Risk Management. Mr. Prabhu served in senior leadership positions, including at Visa, NBCUniversal, Starwood Hotels & Resorts Worldwide and Safeway.

›  Finance/Accounting. Mr. Prabhu has a sophisticated understanding of complex accounting and financial matters having served as Chief Financial Officer of a number of large public companies.

›  Global Business. Mr. Prabhu has substantial global management experience acquired through his roles at various companies operating globally.

›  Other Board Membership. Mr. Prabhu brings valuable experience serving on the boards of directors of other public companies, including as the lead independent director of Intuit’s board and as chair of the audit committee of Kenvue’s board.

PUBLIC DIRECTORSHIPS:

Intuit, Inc.
Kenvue Inc.

AFFILIATIONS:

Trustee, The Brookings Institution

SERGIO A. L. RIAL

Age: 65 Joined Delta’s Board: December 9, 2014

BIOGRAPHY:

Mr. Rial serves as Chairman of the board of Vibra Energia SA, a Brazilian energy company, and served as Vice Chairman of the board of BRF S.A., a global food processing company based in Brazil, from March 2022 to October 2025. Mr. Rial was previously the Chief Executive Officer of Banco Santander (Brasil), a subsidiary of Banco Santander, from 2016 to 2022, before transitioning to the role of Chairman of the board from 2022 to early 2023. From 2012 to February 2015, Mr. Rial was Chief Executive Officer of Marfrig Global Foods, one of the world’s largest meat companies with operations in Brazil and 15 other countries. Prior to joining Marfrig in 2012, Mr. Rial served in various leadership capacities with Cargill, Inc., a Minneapolis-based global provider of food, agriculture, financial and industrial products and services. At Cargill, Mr. Rial served as Chief Financial Officer from 2009 to 2011 and Executive Vice President from 2011 to 2012. He was also a member of Cargill’s board of directors from 2010 to 2012. From 2002 to 2004, Mr. Rial was a senior managing director and co-head of the Investment Banking Division at Bear Stearns & Co. in New York after serving at ABN AMRO Bank N.V. for 18 years.

COMMITTEES:

Personnel & Compensation (Chair); Corporate Governance; Finance

KEY QUALIFICATIONS, SKILLS AND EXPERIENCES:

›  Senior Leadership/Risk Management. Mr. Rial has served in numerous senior leadership positions, including at Banco Santander (Brasil), Marfrig Global Foods and Cargill.

›  Finance/Accounting. Mr. Rial has substantial financial experience as a former Chief Financial Officer of a global corporation.

›  Global Business. Mr. Rial has extensive experience working at global businesses, particularly in the key market of Latin America.

›  Other Board Membership. Mr. Rial has extensive experience serving on boards of directors of both public and private companies.

PUBLIC DIRECTORSHIPS:

Cyrela Brazil Realty S.A.
Orbia Advance Corporation, S.A.B. de C.V.
Vibra Energia S.A.
BRF S.A. (2022 - 2025)
Banco Santander (Brasil) S.A. (2018 - 2023) and Banco Santander S.A. (2020 - 2023)

AFFILIATIONS:

Global Board Member, The Nature Conservancy

66	2026 PROXY STATEMENT	ir.delta.com

PROPOSAL 1 ELECTION OF DIRECTORS

DAVID S. TAYLOR

Age: 68 Joined Delta’s Board: August 7, 2019

BIOGRAPHY:

Mr. Taylor serves as Senior Operating Advisor to funds managed by Clayton, Dubilier & Rice (“CD&R”), a private investment firm, and as Chairman of the supervisory board of Opella Healthcare Group, a CD&R portfolio company. He served as the Executive Chairman of the board of directors of The Procter & Gamble Company from November 2021 to June 2022. He previously served as President and Chief Executive Officer of Procter & Gamble from 2015 to November 2021 and as Chairman of the board from 2016 to November 2021. Mr. Taylor joined Procter & Gamble in 1980 and held numerous positions of increasing responsibility in North America, Europe and Asia, including serving as Group President-Global Beauty, Grooming & Healthcare, Group President-Global Health & Grooming, Group President-Global Home Care and President-Global Family Care.

COMMITTEES:

Finance (Chair); Corporate Governance; Personnel & Compensation

KEY QUALIFICATIONS, SKILLS AND EXPERIENCES:

›  Senior Leadership/Risk Management. Mr. Taylor has extensive leadership experience, including as the former Chief Executive Officer of Procter & Gamble.

›  Marketing/Brand Management/Data as Customer Engagement Tool. Through his various senior leadership roles at Procter & Gamble, Mr. Taylor has developed expertise in marketing, innovation and consumer trends.

›  Global Business. Mr. Taylor has extensive experience in a complex global business particularly in the key European market.

›  Other Board Membership. In addition to serving as Chairman of the board of directors of Procter & Gamble for seven years, Mr. Taylor also previously served on the board of directors of TRW Automotive, a global automotive systems supplier, giving him additional insight into complex global operations.

PUBLIC DIRECTORSHIPS:

The Procter & Gamble Company (2015 - 2022)

AFFILIATIONS:

Member, Duke University Board of Trustees

KATHY N. WALLER

Age: 67 Joined Delta’s Board: July 24, 2015

BIOGRAPHY:

Ms. Waller is the Executive Director of the Atlanta Committee for Progress. Ms. Waller has served as an executive coach for The ExCo Group since 2019. From 2014 until her retirement in March 2019, Ms. Waller served as Executive Vice President and Chief Financial Officer of The Coca-Cola Company. From May 1, 2017 until her retirement, Ms. Waller assumed expanded responsibility for Coca-Cola’s strategic governance areas when she was also appointed to serve as President, Enabling Services. Ms. Waller joined Coca-Cola in 1987 as a senior accountant and served in a number of accounting and finance roles of increasing responsibility, including as Vice President, Finance and Controller.

COMMITTEES:

Audit (Chair); Corporate Governance; Personnel & Compensation

KEY QUALIFICATIONS, SKILLS AND EXPERIENCES:

›  Senior Leadership/Risk Management. Ms. Waller has served in multiple senior leadership positions at The Coca-Cola Company and now serves as Executive Director of the Atlanta Committee for Progress.

›  Finance/Accounting. Ms. Waller has extensive financial experience, including through her role as Chief Financial Officer of The Coca-Cola Company.

›  Global Business. Ms. Waller’s tenure at The Coca-Cola Company provides unique insight into a global business enterprise.

›  Other Board Membership. Ms. Waller’s service on boards of directors of other public companies also brings valuable insight to the Board.

PUBLIC DIRECTORSHIPS:

Beyond Meat, Inc.
CGI Inc.
Cadence Bank (2019 - 2024)

AFFILIATIONS:

Member, Spelman College Board of Trustees
Member, University of Rochester Board of Trustees
Chair, The Woodruff Arts Center Governing Board
Vice Chair, United Way of Greater Atlanta Board
of Directors

2026 PROXY STATEMENT	67

Proposal 2
Advisory Vote on Executive Compensation
WHAT AM I VOTING ON?
As required by SEC rules, we are seeking your support for the compensation of our named executive officers.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

Shareholders have the opportunity to approve, on an advisory, non-binding basis, the compensation of the named executive officers, as disclosed in this proxy statement. This is commonly referred to as a “say on pay” advisory vote. We hold our say on pay advisory vote every year.

As discussed in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement starting on page 26, the compensation of the named executive officers in 2025 reflects the following principles of our executive compensation program:

›	Links pay with performance by placing a substantial majority of total compensation at risk.
›	Utilizes stretch performance measures that provide incentives to deliver value to our shareholders and align the interests of management with frontline employees and shareholders.
›	Many of the same performance measures are used in both our executive and broad-based employee compensation programs.
›	Provides compensation opportunities that assist in motivating and retaining existing talent and attracting new talent as needed.

We urge you to carefully read the “Compensation Discussion and Analysis” section of this proxy statement for additional details on Delta’s executive compensation, including our compensation philosophy and the 2025 compensation of our named executive officers. Our Board of Directors believes that our executive compensation program is effective in implementing our compensation philosophy.

This vote is advisory in nature, which means that it is not binding on Delta, its Board of Directors or the Personnel & Compensation Committee. However, the Personnel & Compensation Committee intends to give careful consideration to the vote results and is committed to taking any actions it deems necessary and appropriate in light of those results.

68	2026 PROXY STATEMENT	ir.delta.com

Proposal 3
Ratification of the Appointment of Independent Auditors
WHAT AM I VOTING ON?
We are asking you to vote on a proposal to ratify the appointment of a firm of independent auditors to serve as Delta’s independent auditors. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (EY) as Delta’s independent auditors for 2026, subject to ratification by our shareholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

Representatives of EY, which also served as Delta’s independent auditors for 2025, are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire and will be available to respond to questions. EY has served as our independent auditors since 2006. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the external independent auditors. The Audit Committee has ultimate responsibility for audit fee negotiations associated with the work of EY.

In determining whether to reappoint EY as Delta’s independent auditors for 2026, subject to shareholder ratification, the Audit Committee took into consideration a number of factors. These factors include EY’s familiarity with Delta’s operations and industry, accounting policies, financial reporting process, and internal control over financial reporting; its skills, expertise and independence; the quality of the Audit Committee’s ongoing discussions with EY; a review of external data related to EY’s legal risks and proceedings, audit quality and recent public portions of reports of the Public Company Accounting Oversight Board (PCAOB); an assessment of the professional qualifications of EY, including the senior audit engagement team; the reasonableness of EY’s fees for the services provided to Delta; management’s relationship with EY and its assessment of EY’s performance; the Audit Committee’s views on the performance of EY in light of the foregoing matters; and the Audit Committee’s belief that continuing to retain EY is in the best interest of Delta and its shareholders. The Audit Committee periodically considers whether there should be a change in the independent auditors. When the lead engagement partner of the independent auditors is required to rotate off the Delta engagement, the Audit Committee and its Chair are directly involved in selecting a new lead engagement partner.

Delta’s Certificate of Incorporation and Bylaws do not require that shareholders ratify the selection of EY as the independent auditors. We are submitting the selection of the independent auditors for shareholder ratification (as we have done in prior years) because we believe it is a matter of good corporate governance. If shareholders do not ratify the selection of EY, the Audit Committee will reconsider the selection of the independent auditors.

2026 PROXY STATEMENT	69

   PROPOSAL 3 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Fees of Independent Auditors

The following table shows the aggregate fees and related expenses for professional services rendered by Delta’s independent auditors for 2025 and 2024.

Description of Fees	Amount 2025($)	Amount 2024($)
Audit Fees(1)	5,013,000	4,833,000
Audit-Related Fees(2)	924,000	1,004,000
Tax Fees(3)	1,011,000	1,308,000
All Other Fees(4)	7,000	5,000

(1)	Represents fees for the audit and quarterly reviews of the consolidated financial statements (including an audit of the effectiveness of internal control over financial reporting); assistance with and review of documents filed with the SEC; and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.
(2)	Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include an audit of subsidiaries and accounting consultations related to proposed transactions.
(3)	Represents fees for professional services provided for the review of tax returns prepared by the company; assistance with domestic and international tax compliance; and assistance related to the tax impact of proposed and completed transactions.
(4)	Represents fees for online technical resources.

Pre-Approval of Audit and Non-Audit Services

The charter of the Audit Committee provides that the Committee is responsible for the pre-approval of all audit and permitted non-audit services to be performed for Delta by the independent auditors. The Audit Committee has adopted a policy for the pre-approval of all services provided by the independent auditors.

Each year, management requests Audit Committee pre-approval of the annual audits, statutory audits, quarterly reviews and any other engagements of the independent auditors known at that time. In connection with these requests, the Audit Committee may consider information about each engagement, including the budgeted fees; the reasons management is requesting the services to be provided by the independent auditors; and any potential impact on the auditors’ independence. As additional proposed audit and non-audit engagements of the independent auditors are identified, or if pre-approved services exceed the pre-approved budgeted amount for those services, the Audit Committee will consider similar information in connection with the pre-approval of such engagements or services. If Audit Committee pre-approvals are required between regularly scheduled Committee meetings, the Audit Committee has delegated to the Chair of the Audit Committee, or an alternate member of the Audit Committee, the authority to grant pre-approvals. Pre-approvals by the Chair or the alternate member are reviewed with the Audit Committee at its next regularly scheduled meeting.

70	2026 PROXY STATEMENT	ir.delta.com

PROPOSAL 3 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Audit Committee Report

The Audit Committee consists of independent directors and represents and assists the Board of Directors in a number of duties. These include oversight of the following, among other matters: the integrity of Delta’s financial statements, including a review of significant accounting policies and estimates and the maintenance of an appropriate internal control environment; compliance with legal and certain regulatory requirements; data protection and security of Delta’s information technology systems and operations, including cybersecurity; and the scope and performance of the internal audit function. In addition, the Committee appoints, oversees and reviews the performance of the independent auditors, who report directly to the Committee. The Committee has the resources and authority it deems appropriate to discharge its responsibilities. The Committee operates pursuant to a written charter, which lists specific duties and responsibilities, and is available at https://ir.delta.com/governance/.

The Board of Directors has determined that each of Mr. Beck, Mr. DeWalt and Ms. Waller have the necessary experience to qualify as an “audit committee financial expert” under SEC rules and have agreed to be designated, and the Board has so designated them. All Committee members are considered financially literate as defined by the NYSE, but none is an auditor or an accountant for Delta or performs accounting field work, and none is employed by Delta. In accordance with the SEC’s safe harbor relating to audit committee financial experts, a person designated as an audit committee financial expert will not be deemed an “expert” for purposes of the federal securities laws. In addition, this designation does not impose on a person any duties, obligations or liabilities that are greater than those otherwise imposed on the person as a member of the Audit Committee and Board of Directors, and does not affect the duties, obligations or liabilities of the Board of Directors.

Management is responsible for Delta’s system of internal control over financial reporting, the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States (GAAP), and the financial reporting process, including management’s assessment of internal control over financial reporting. The independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion, based on the results of their audit, as to whether the consolidated financial statements are fairly presented, in all material respects, in conformity with GAAP.

It is not the responsibility of the Audit Committee to prepare consolidated financial statements nor is it to determine that the consolidated financial statements and disclosures are complete and accurate and prepared in accordance with GAAP and applicable rules and regulations. It is also not the responsibility of the Audit Committee to plan or conduct an independent audit of the consolidated financial statements. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert, professional or special assurance as to the consolidated financial statements or any professional certification. The Audit Committee relies on the information provided by and representations made to it by management, and also on the report on our consolidated financial statements that it receives from the independent auditors.

In discharging its duties, the Audit Committee reviewed and discussed with management and the independent auditors the overall scope and process for the audit of the consolidated financial statements and internal control over financial reporting. The Committee discussed with the independent auditors the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (PCAOB). In addition, the Committee received from the independent auditors the written disclosures and the letter required by applicable PCAOB requirements regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the independent auditors their independence from Delta and its management. The Committee also determined that the independent auditors’ provision of non-audit services in 2025 to Delta was compatible with the auditors’ independence.

The Audit Committee met in private sessions as required by its charter with representatives of EY and members of Delta’s management, including the Chief Executive Officer, the Chief Financial Officer, the Senior Vice President - Finance & Controller (who is Delta’s Principal Accounting Officer), the Executive Vice President - Chief External Affairs Officer (who is Delta’s chief legal officer), the Chief Compliance Officer and the Vice President - Corporate Audit. The Audit Committee and other attendees discussed and reviewed the following, among other topics: periodic reports filed with the SEC, including consolidated financial statements and related notes; information technology and cybersecurity matters; the scope, resources and work of the corporate audit function; the financial reporting process; new and proposed accounting standards and SEC rules; the scope and progress of testing of Delta’s internal control over financial reporting; management’s assessment of the effectiveness of Delta’s internal control over financial reporting; enterprise risk management; legal and regulatory matters; accounting and controls related to specific company initiatives and programs; critical audit matters; and privacy, ethics and compliance matters.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements and management’s assessment of the effectiveness of Delta’s internal control over financial reporting be included in Delta’s 2025 Form 10-K filed with the SEC. The Audit Committee also appointed EY as Delta’s independent auditors for 2026, subject to shareholder ratification.

Kathy N. Waller (Chair)
Christophe Beck
Willie CW Chiang
David G. DeWalt
Michael P. Huerta
Judith J. McKenna

2026 PROXY STATEMENT	71

SHAREHOLDER PROPOSALS

Proposal 4
Right to Act by Written Consent
WHAT AM I VOTING ON?
A shareholder has submitted a proposal requesting the ability for shareholders to act by written consent.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

Mr. John Chevedden, who holds at least 100 shares of common stock, has submitted the following proposal, supporting statement and graphic, for which we take no responsibility, and has given notice that he (or a representative) intends to present the proposal at the annual meeting. We will promptly provide Mr. Chevedden’s address upon a shareholder’s oral or written request addressed to Delta’s Corporate Secretary at Delta Air Lines, Inc., Department 981, 1030 Delta Boulevard, Atlanta, Georgia 30354.

Proposal 4 – Shareholder Right to Act by Written Consent

Shareholders request that the board of directors take the necessary steps to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting (without any unnecessary restriction based on length of stock ownership or the method by which shareholders hold their shares).

This includes shareholder ability to initiate any appropriate topic for written consent. This includes that any associated request for a record date shall have the lowest allowable figure. This includes that written consent not include a solicitation clause mandating a certain percent of shares be solicited unless legally required.

Acting by written consent is hardly ever used by shareholders but the main point of having a right to act by written consent is that it gives shareholders greater standing to engage effectively with management when Delta Air Lines (DAL) underperforms.

This proposal received 43% support at the 2025 DAL annual shareholder meeting. This 43% support likely represented more than 50% support from the DAL shares that have access to independent proxy voting advice and are the most informed shareholders regarding DAL ballot items. The 43% vote was impressive since shareholders who lack independent proxy voting advice tend to vote against shareholder proposals because they lack insight to both sides of an issue.

A shareholder right to act by written consent could incentivize DAL directors to be more vigilant and more alert to face future headwinds like those that emerged in 2025:

In April 2025, amidst rising trade tensions and a decline in consumer confidence, Delta withdrew its initial financial forecast for the year and revised its revenue outlook downward. CEO Ed Bastian indicated the company would not expand flights in the second half of 2025 due to the lower-than-expected demand and economic uncertainty.

The 43-day U.S. government shutdown resulted in mandated flight cuts at 40 major U.S. airports, and ultimately an estimated $200 million hit to Delta’s fourth-quarter pre-tax profit. DAL was forced to cancel 600 flights, affecting 40,000 passengers.

Storms and staffing at the DAL Atlanta hub contributed to significant disruptions, with one estimate pointing to a $125 million revenue loss.

DAL stock was at $61 in 2018 and only at $67 in early 2026 in spite of a robust stock market.

Please vote yes:

Shareholder Right to Act by Written Consent - Proposal 4

72	2026 PROXY STATEMENT	ir.delta.com

SHAREHOLDER PROPOSALS

Statement in Opposition

The Board of Directors strongly supports the principles that the Board should be accountable to all shareholders and that shareholders should be able to raise important matters. The current governance practices and policies of our Board achieve these principles in many ways, including through shareholders’ ability to call special meetings, “proxy access” rights, and our shareholder engagement program.

The proponent submitted a virtually identical proposal at Delta’s annual meetings of shareholders in 2025, as well as previously submitting in 2019, 2020 and 2021, which shareholders did not approve. In his resubmission of the proposal, the proponent has included additional conditions related to this mechanism that makes it even less desirable to shareholders as a whole.

The Board understands that shareholders have different perspectives on this topic. Given the outcome at prior meetings, the Board continues to believe that Delta’s current governance practices are appropriate to provide procedural protections and opportunities for shareholders to raise concerns to the Board and management. As discussed in more detail below, the Board believes the proposal is unnecessary given Delta’s current governance practices and is not in the best interests of our shareholders as a whole.

Commitment to Strong and Evolving Governance Practices. The Board regularly reviews our corporate governance practices and adjusts these practices as necessary to maintain leading governance practices. As described in more detail in the “Governance – Board Matters” section of this proxy statement, these practices include the following related to the election of directors and refreshment of the Board:

›	Annual election of all directors;
›	Majority voting for directors in uncontested elections;
›	Proxy access for director candidates nominated by eligible shareholders;
›	Holders of 20% of outstanding common stock have the ability to call special meetings of shareholders;
›	Robust annual self-evaluation of the Board and Board committees;
›	Ongoing Board refreshment and succession planning; and
›	The right to remove directors without cause.

Shareholders’ Ability to Call a Special Meeting. The Corporate Governance Committee and the Board continue to believe that a threshold of 20% of the outstanding shares needed to call a special meeting empowers shareholders with a meaningful ability to call a special meeting. This right, along with the other governance practices described above, provides shareholders with avenues to raise concerns while protecting against possible misuse of these rights.

Delta’s Engagement with Shareholders Enhances the Ability to Raise Matters Outside the Annual Meeting Cycle. Delta’s established shareholder communication and engagement practices, which have been greatly expanded over the last decade, provide shareholders with meaningful opportunities to raise important matters and, if necessary, pursue actions for shareholder consideration on an expedited basis outside the annual meeting process.

As described in the summary section of this proxy statement, Delta maintains open lines of communication to regularly engage with our investors to learn and understand their views. Through direct and regular presentations, conversation with shareholders, active monitoring of communications from shareholders, and the ability of shareholders to communicate directly with non-management directors through dedicated email, the company and its Board seeks and receives shareholder views on a wide variety of topics including financial performance, executive compensation programs, governance structure, strategy, risk management, environmental sustainability and human capital.

During 2025, we met, or initiated contact, with shareholders representing 50% of our outstanding shares. This represented engagement with shareholders holding over 55% of our institutionally held shares. Delta’s Board Chair participated in a number of these engagements. We also have dedicated resources to engage with and respond to our shareholders, including individual shareholders.

These rights and practices provide meaningful, year-round opportunities for shareholders to bring matters to the attention of company management, the Board and other shareholders.

Our Current Practices Are Efficient and Protect All Shareholders. The transparency of the annual and special meeting process offers important procedural protections and advantages for shareholders that are absent from a written consent process. Shareholder meetings and votes take place transparently on a specified date and time and with a specified agenda that is publicly announced well in advance, giving all interested shareholders adequate notice and a fair opportunity to consider proposed actions, express their views, and make an informed vote. Accurate and complete information about proposed actions is widely distributed in a proxy statement before the meeting, which promotes well-informed consideration of the merits of the proposed actions. Shareholder meetings provide shareholders with an orderly forum for presentation and consideration of the proposed action. In addition, the Board is able to analyze and provide a recommendation with respect to actions proposed to be taken at a shareholder meeting.

In contrast, adoption of this written consent proposal would make it possible for the holders of a simple majority of outstanding shares of Delta’s common stock (including those who accumulate a short-term voting position through the borrowing of shares), who have no fiduciary duties to other shareholders and may have short-term or special interests, to take significant corporate action without any prior notice to the company, and without giving all

2026 PROXY STATEMENT	73

   SHAREHOLDER PROPOSALS

shareholders an opportunity to consider, deliberate, and vote on shareholder actions that may have important ramifications for both Delta and all shareholders. A shareholder seeking action by written consent may attempt to solicit the fewest possible shareholders to take action, rather than seeking input from all shareholders. The Board believes that all shareholders should have a voice in critical matters, as well as a meaningful and structured opportunity to exchange views with the Board before acting.

Moreover, the proponent’s request for a written consent right “without any unnecessary restriction based on length of stock ownership or the method by which shareholders hold their shares” would eliminate even the minimal protections that many companies include to prevent misuse of this right.

The proposed written consent process would effectively disenfranchise shareholders who do not have (or are not given) the opportunity to participate in the written consent, increasing the risk of potential abuse by denying certain shareholders the ability to participate or vote in major decisions affecting the company and their interests. In addition, permitting shareholder action by written consent could also lead to confusion and disruption for shareholders if multiple and possibly conflicting consents are being solicited by multiple shareholder groups simultaneously.

In summary, Delta’s governance framework is designed to balance accountability with stability. The Board continues to believe that the strong corporate governance practices already in place at Delta, including the shareholders’ ability to call a special meeting, the robust set of rights and demonstrated responsiveness to shareholders, provide the appropriate means to advance shareholders’ interests without potentially disenfranchising some shareholders. These rights and practices allow the Board to oversee the business and affairs of Delta for the benefit of all shareholders while avoiding the governance risk associated with the right to act by written consent.

For these reasons, the Board believes the ability to act by written consent is neither necessary nor in the shareholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

74	2026 PROXY STATEMENT	ir.delta.com

Proposal 5
Cumulative Voting for the Election of Directors
WHAT AM I VOTING ON?
A shareholder has submitted a proposal requesting the adoption of cumulative voting for the election of directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

The National Legal and Policy Center has represented that it has beneficially owned the requisite amount of our common stock for more than three years, has submitted the following proposal and supporting statement, and has given notice that a representative intends to present the proposal at the annual meeting. We will promptly provide the proponent’s address upon a shareholder’s oral or written request addressed to Delta’s Corporate Secretary at Delta Air Lines, Inc., Department 981, 1030 Delta Boulevard, Atlanta, Georgia 30354.

Adopt Cumulative Voting

RESOLVED: The stockholders of Delta Air Lines, Inc. (the “Company”) request that the Board of Directors take all necessary steps, in compliance with applicable law, to adopt cumulative voting for the election of directors. This includes adopting a resolution to amend the Company’s Certificate of Incorporation and/or Bylaws to expressly provide that, for the election of directors, each shareholder shall be entitled to cast as many votes as equal the number of shares held by such shareholder multiplied by the number of directors to be elected, and that such shareholder may cast all such votes for a single nominee or distribute them among two or more nominees as they see fit.

SUPPORTING STATEMENT: Cumulative voting is a critical shareholder right that serves as a safeguard for board accountability. Under the current “majority” or “plurality” voting system, a shareholder group holding 51% of the shares can elect 100% of the Board of Directors, leaving the remaining 49% of shareholders without a single representative in the boardroom.

Cumulative voting allows minority shareholders to allocate their votes more flexibly. By grouping their votes for a single nominee, minority investors—who may include employees, small individual investors, or pension funds—can elect a director who brings a diverse, independent perspective to the Board.

Benefits of Cumulative Voting:

›	Encourages Board Diversity: It allows for the election of directors with specialized expertise or viewpoints that may differ from the prevailing management consensus.
›	Enhances Accountability: A director elected by minority shareholders can act as an independent watchdog, ensuring that difficult questions are asked during Board deliberations.
›	Supported by Governance Experts: Many corporate governance advocates believe that cumulative voting is an essential tool for ensuring that the Board is truly representative of all shareholder interests, not just the majority.(1)(2)

We believe that Delta Air Lines, Inc. would benefit from a voting structure that encourages broader shareholder representation.

Therefore, please vote FOR this proposal.

(1)	https://scholarship.law.columbia.edu/cgi/viewcontent.cgi?params=/context/faculty_scholarship/article/1071/&path_info=Gordon_Institutions_as_Relational_Investors.pdf
(2)	https://archive.fairvote.org/?page=2524

2026 PROXY STATEMENT	75

   PROPOSAL 5 CUMULATIVE VOTING FOR THE ELECTION OF DIRECTORS

Statement in Opposition

After careful consideration, the Board of Directors recommends that shareholders vote against this proposal because Delta’s existing majority voting system in the election of directors is a widely accepted best practice that promotes effective shareholder representation. Additionally, Delta has other strong governance practices in place that provide meaningful opportunities for shareholders to promote director accountability. The implementation of cumulative voting could lead to a fragmented board with directors representing the special interests of a few shareholders rather than the interests of all shareholders.

Majority Voting for Directors Best Serves All Shareholders. Delta’s current voting standard for the election of directors, like that of the vast majority of U.S. public companies, follows the principle of one share, one vote and uses a majority voting standard in uncontested director elections. Under this system, a director must receive “FOR” votes of more than 50% of the votes cast with respect to that director (excluding abstentions). In contested elections, where there are more director nominees than there are director seats available, our directors would be elected by an affirmative plurality of the votes cast.

Under cumulative voting in an uncontested election, each shareholder could allocate or cumulate votes for a single nominee resulting in the election of one or more directors who do not have the support of a majority of our shareholders, conflicting with the purpose of the majority voting standard. As a result, the Board believes the company’s current approach is a widely accepted corporate governance best practice and is most likely to result in a Board that represents the interests of all shareholders.

Existing Governance Practices Already Ensure Strong Shareholder Representation. The Board believes cumulative voting is unnecessary because Delta has strong and effective governance processes in place that provide shareholders with the ability to promote director accountability. As described in the response to the prior proposal and in more detail in the “Governance – Board Matters” section of this proxy statement, these include the following practices in addition to majority voting:

›	Proxy access for director candidates nominated by eligible shareholders
›	Annual election of all directors
›	Holders of 20% of outstanding common stock have the ability to call special meetings of shareholders
›	Ongoing board refreshment and succession planning as demonstrated and discussed elsewhere in this proxy statement

Cumulative Voting Could Lead to a Fragmented Board. Cumulative voting could permit a shareholder or group of shareholders holding a relatively small percentage of Delta’s outstanding stock to have an influence on the outcome of director elections that is disproportionate to their stock ownership. Cumulative voting may result in the election of a director or directors who represent or pursue narrow or special interests of a particular shareholder or group holding a small minority interest rather than representing the interests of all shareholders. Cumulative voting could therefore contribute to a fragmented Board composed of directors elected by separate shareholder groups with divergent interests. Such fragmentation could impair the Board’s ability to work collaboratively and effectively.

In summary, the Board believes that Delta’s existing majority voting system ensures fair, balanced, and effective shareholder representation. In addition, Delta’s current governance practices already provide meaningful opportunities for shareholders to be heard and ensure that the Board reflects a diversity of backgrounds, experience, and viewpoints. By contrast, cumulative voting could enable special-interest representation, hinder collaborative oversight, and undermine the Board’s effectiveness.

For these reasons, cumulative voting is neither necessary nor in the best interests of our shareholders as a whole.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

76	2026 PROXY STATEMENT	ir.delta.com

VOTING INFORMATION

Internet Availability of Proxy Materials

All of our proxy materials (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025) are made available to our shareholders on the Internet, rather than mailing paper copies to each shareholder. If you received a Notice Regarding the Availability of Proxy Materials (the Notice) by U.S. or electronic mail, you will not receive a paper copy of these proxy materials unless you request one. Instead, the Notice tells you how to access and review the proxy materials and vote your shares. If you would like to receive a paper copy of our proxy materials free of charge, follow the instructions in the Notice. The Notice will be distributed to our shareholders beginning on or about May 8, 2026.

Shareholders Entitled to Vote

The Board of Directors set April 30, 2026 as the record date for the annual meeting. This means that our shareholders as of the close of business on that date are entitled to notice of and to vote at the annual meeting. There were 656,994,340 shares of Delta common stock outstanding as of April 17, 2026, and we do not expect the number of shares will change materially as of the record date. The common stock is the only class of securities entitled to vote at the meeting. Each outstanding share entitles its holder to one vote.

Quorum for the Annual Meeting

The quorum at the annual meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of common stock that are outstanding and entitled to vote. Abstentions from voting and broker non-votes, if any, will be counted in determining whether a quorum is present. The meeting will not commence if a quorum is not present.

How to Vote

It is important that you vote in order to have a voice in the future of the company. Please carefully review the proxy materials and follow the instructions below to cast your vote.

Shares of Common Stock Registered in Your Name or Held under Plans

The control number you receive in your Notice (or Notices) only covers shares of common stock in any of the following forms:

›	common stock registered in your name (registered shares);
›	common stock held in your account under the Delta 401(k) Retirement Plan for Pilots (Pilot Plan);
›	common stock allocated to your account under the Delta 401(k) Retirement Plan or the Delta 401(k) Retirement Plan for Ready Reserves (collectively referred to as the 401(k) Retirement Plans); or
›	unvested restricted common stock granted under the Delta Air Lines, Inc. Performance Compensation Plan.

Special Note to Delta Employees About the Employee Stock Purchase Plan

If you are a Delta employee participating in the Employee Stock Purchase Plan, any control number you receive in your Notice does not cover shares of common stock purchased pursuant to the plan. These shares are held for your benefit by Fidelity in street name and you must instruct Fidelity regarding voting these shares on your behalf. See “Shares Held in Street Name” on page 78.

2026 PROXY STATEMENT	77

   VOTING INFORMATION

If you hold shares in more than one of the ways listed, you may receive more than one Notice with separate control numbers. You will need to submit voting instructions for shares associated with each control number in order to vote all of your shares.

Your submission of voting instructions for registered shares results in the appointment of a proxy to vote those shares. In contrast, your submission of voting instructions for common stock held in Pilot Plan accounts or allocated to 401(k) Retirement Plans accounts, or for unvested restricted common stock granted under the Delta Air Lines, Inc. Performance Compensation Plan, instructs the applicable plan trustee or administrator how to vote those shares, but does not result in the appointment of a proxy. You may submit your voting instructions regarding all shares covered by the same control number before the meeting by using our Internet or telephone system or by completing and returning a proxy card, as described below. As noted above, if you hold shares in more than one way, you will need to vote the shares associated with each control number separately. You may vote in one of the following ways:

›	Voting by the Internet or Telephone. You may vote using the Internet or telephone by following the instructions in the Notice to access the proxy materials and then following the instructions provided to allow you to record your vote. After accessing the proxy materials, to vote by the Internet, go to www.proxyvote.com and follow the instructions, or to vote by telephone call 1-800-690-6903. The Internet and telephone voting procedures are designed to authenticate votes cast by using a personal identification number. These procedures enable shareholders to confirm their instructions have been properly recorded.
›	Voting by Proxy Card. If you obtained a paper copy of our proxy materials, you may also vote by signing, dating and returning your instructions on the proxy card in the enclosed postage-paid envelope by the deadlines described below. Please sign the proxy card exactly as your name appears on the card. If shares are owned jointly, each joint owner should sign the proxy card. If a shareholder is a corporation or partnership, the proxy card should be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, state the signer’s full title and provide a certificate or other proof of appointment.

To be effective, instructions regarding shares held in your Pilot Plan account or allocated to your 401(k) Retirement Plans account must be received before 5:00 p.m. Eastern Daylight Time on June 16, 2026. Instructions regarding registered shares or unvested restricted common stock must be received before 11:59 p.m. Eastern Daylight Time on June 17, 2026.

You may also vote registered shares by attending the annual meeting virtually and voting via the online platform; this will revoke any proxy you previously submitted.

Note that you may not vote shares of unvested restricted common stock, shares held in your Pilot Plan account or shares allocated to your 401(k) Retirement Plans account at the meeting. If you do not submit voting instructions in a timely manner regarding shares of unvested restricted common stock, shares held in your Pilot Plan account or shares allocated to your 401(k) Retirement Plans account, they will not be voted. See “Shares Held in Street Name” below for information about voting Employee Stock Purchase Plan shares.

All properly submitted voting instructions, whether submitted by the Internet, telephone or U.S. mail, will be voted at the annual meeting according to the instructions given, provided they are received prior to the applicable deadlines described above. All properly submitted proxy cards not containing specific instructions will be voted in accordance with the Board of Directors’ recommendations set forth on page 79. The members of Delta’s Board of Directors designated to vote the proxies returned pursuant to this solicitation are Edward H. Bastian and David S. Taylor.

Shares Held in Street Name

If your shares are held in the name of a broker, bank or other record holder (that is, in street name), refer to the instructions provided by the record holder regarding how to vote your shares or to revoke your voting instructions. This includes any shares purchased through the Employee Stock Purchase Plan. Without a proxy from the record holder, you may not vote shares held in street name by returning a proxy card. If you hold your shares in street name and intend to vote in advance of the annual meeting, which we encourage you to do, it is critical that you provide voting instructions to, or otherwise follow the instructions from, the broker, bank or other nominee that holds your shares as described in the Notice, voting instruction form or other materials you receive, in order for your shares to be counted in the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2) and the shareholder proposals (Proposals 4 and 5). As described in the next section of this proxy statement, regulations prohibit your bank or broker from voting your shares on these proposals without instructions, but they may vote your shares on Proposal 3 without instructions.

78	2026 PROXY STATEMENT	ir.delta.com

VOTING INFORMATION

Revoking a Proxy or Voting Instructions

If you hold registered shares, unvested restricted common stock, shares in Pilot Plan accounts or shares allocated to 401(k) Retirement Plan accounts, you may revoke your proxy or voting instructions prior to the meeting by:

›	providing written notice to Delta’s Law Department at Delta Air Lines, Inc., Department 981, 1030 Delta Boulevard, Atlanta, Georgia 30354, Attention: Corporate Secretary; or
›	submitting later-dated instructions by the Internet, telephone or U.S. mail.

To be effective, revocation of instructions regarding shares held in Pilot Plan accounts or allocated to 401(k) Retirement Plan accounts must be received before 5:00 p.m. Eastern Daylight Time on June 16, 2026. Revocation of instructions regarding registered shares or unvested restricted common stock must be received before 11:59 p.m. Eastern Daylight Time on June 17, 2026.

You may also revoke your proxy covering registered shares by attending the annual meeting virtually and voting via the online meeting platform. Attending the meeting virtually will not, by itself, revoke a proxy.

Limitation on Brokers’ Authority to Vote Shares

Under NYSE rules, brokerage firms may vote in their discretion on certain matters on behalf of clients who do not provide voting instructions at least 15 days before the date of the annual meeting. Generally, brokerage firms may vote to ratify the appointment of independent auditors and on other “discretionary” items. Because proposals other than Proposal 3 are not discretionary items, brokers are not permitted to vote your shares on these proposals unless you provide voting instructions. Accordingly, if your shares are held in a brokerage account and you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker on Proposal 3, but not the other proposals described in this proxy statement, resulting in a broker non-vote. Broker non-votes will not be considered in connection with Proposals 1, 2, 4 and 5 and, therefore, will have no effect on the outcome of the votes for these proposals. Therefore, we urge you to give voting instructions to your broker on all proposals.

Votes Necessary to Act on Proposals

At an annual meeting at which a quorum is present, the following votes will be necessary on each of the proposals:

›	Each director shall be elected by the vote of a majority of the votes cast with respect to the director. For purposes of this vote, a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the votes with respect to that director. Abstentions will have no effect on the election of directors.
›	The advisory vote to approve executive compensation (say on pay) requires the affirmative vote of the majority of shares present and entitled to vote on the proposal. Abstentions have the same effect as votes against the proposal. While this is a non-binding advisory vote, the Board values the opinions of our shareholders and the Personnel & Compensation Committee of the Board of Directors will review and consider the voting results when making future decisions regarding executive compensation.
›	Ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2026 requires the affirmative vote of the majority of shares present and entitled to vote on the proposal. Abstentions have the same effect as votes against the proposal.
›	Approval of each of the shareholder proposals described in this proxy statement requires the affirmative vote of the majority of shares present and entitled to vote on the proposal. Abstentions have the same effect as votes against the proposal.

Broker non-votes, if any, will be handled as described under “Limitation on Brokers’ Authority to Vote Shares” above.

Recommendations of the Board

The Board of Directors is soliciting your proxy to vote your shares at the annual meeting as follows:

FOR the election of the director nominees named in this proxy statement;
FOR the approval, on an advisory basis, of the compensation of Delta’s named executive officers;
FOR the ratification of the appointment of Ernst & Young LLP as Delta’s independent auditors for the year ending December 31, 2026; and
AGAINST the shareholder proposals described in this proxy statement.

2026 PROXY STATEMENT	79

OTHER INFORMATION

Presentation of Other Business at the Meeting

Delta is not aware of any business to be transacted at the annual meeting other than as described in this proxy statement. If any other item or proposal properly comes before the meeting (including, but not limited to, a proposal to adjourn the meeting in order to solicit votes in favor of any proposal contained in this proxy statement), the proxies received will be voted at the discretion of the directors designated to vote the proxies.

Attending the Meeting Virtually

We plan to hold our annual meeting virtually in an effort to enhance the ability of our shareholders around the world to attend and participate. To attend and participate in the annual meeting, shareholders will need to access the live audio webcast of the meeting by visiting www.virtualshareholdermeeting.com/DAL2026 and using the 16-digit control number provided in the Notice or proxy card to log in to the meeting website. Any shareholders holding shares in street name that do not receive a 16-digit control number should contact their bank, broker or other nominee (preferably at least 5 days before the annual meeting) in order to request a control number and be able to attend, submit questions or vote at the annual meeting. If you do not have a 16-digit control number at the time of the meeting, you may still attend the meeting as a guest in listen-only mode, although guests will be unable to vote or submit questions.

We encourage shareholders to log in to the meeting website and access the webcast before the annual meeting’s start time. We plan to have technicians ready to assist with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page: www.virtualshareholdermeeting.com/DAL2026.

We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Our directors and various members of our management team will join the virtual meeting and be available for questions. Shareholders may submit questions during the meeting through the virtual meeting platform at www.virtualshareholdermeeting.com/DAL2026. We intend to answer all relevant questions submitted in accordance with the rules of conduct for the meeting, which we will post in advance of the meeting. We ask that shareholders limit themselves to one question each and provide their name and contact details when submitting a question through the virtual meeting platform. If we receive substantially similar questions, we will group them together and provide a single response to avoid repetition. We plan to address as many questions during the meeting as time permits, but if there are any relevant questions submitted in accordance with the rules of conduct that we are unable to answer due to time constraints, we intend to post answers to those questions on our investor relations website following the meeting.

Further instructions on how to attend, submit questions and vote at the annual meeting virtually, including how to demonstrate your ownership of our common stock as of the record date, are available at www.virtualshareholdermeeting.com/DAL2026.

Householding

As permitted by the 1934 Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless the shareholders have notified Delta of their desire to receive multiple copies of the proxy statement. This is known as householding.

Delta will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to Delta’s Investor Relations toll-free at (866) 715-2170.

Shareholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, EQ Shareowners Services, to request that only a single copy of the proxy statement be mailed in the future. Contact EQ by phone at (800) 259-2345 or by mail at P.O. Box 64854, St. Paul, MN 55164-0854.

If you hold your shares in street name, you should contact Broadridge Investor Communication Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-866-540-7095 to request that only a single copy of the proxy statement be mailed in the future.

80	2026 PROXY STATEMENT	ir.delta.com

OTHER INFORMATION

Cost of Solicitation

Delta will pay the cost of soliciting proxies. We have retained Innisfree to solicit proxies, by telephone, in person or by mail, for a fee of $25,000 plus certain expenses. In addition, certain Delta officers and employees, who will receive no compensation for their services other than their regular salaries, may solicit proxies.

Delta will also reimburse banks, brokers and other nominees for their costs in forwarding proxy materials to beneficial owners of Delta stock. Other proxy solicitation expenses that we will pay include those for preparing, mailing, returning and tabulating the proxies.

Submission of Shareholder Proposals

To be considered for inclusion in our proxy statement for the 2027 annual meeting, shareholder proposals other than a director nomination must comply with the requirements under SEC Rule 14a-8 and must be submitted in writing and received by us no later than 5:00 p.m., local time, on January 8, 2027,at the following address:

Delta Air Lines, Inc.

Department 981

1030 Delta Boulevard

Atlanta, Georgia 30354

Attention: Corporate Secretary

Under certain circumstances, shareholders may also submit nominations for directors for inclusion in our proxy materials by complying with the requirements in Article II, Section 9 of our Bylaws. Director nominations to be considered for inclusion in proxy materials for the 2027 annual meeting under Article II, Section 9 of our Bylaws must be received by us at the address above no earlier than December 9, 2026 and no later than January 8, 2027.

In addition, a shareholder may only bring business before the 2027 annual meeting, other than a proposal included in the proxy statement, or may submit nominations for directors, if the shareholder complies with the requirements specified in Article II, Section 8 of our Bylaws.

The requirements include:

›	providing written notice that is received by Delta’s Corporate Secretary between February 18, 2027 and March 20, 2027 (subject to adjustment if the date of the 2027 annual meeting is moved by more than 30 days, as provided in Article II, Section 8(b) of the Bylaws); and
›	supplying the additional information listed in Article II, Section 8(b) of the Bylaws.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules of the SEC, shareholders who intend to solicit proxies in support of director nominees other than Delta’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the 1934 Act, in addition to the information required under our Bylaws, no later than April 19, 2027. However, this date does not supersede any of the requirements or timing required by our Bylaws.

A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the notice provision in our Bylaws, subject to applicable SEC rules.

Delta’s Bylaws are available at http://ir.delta.com/governance/.

The Corporate Governance Committee evaluates potential nominees for director suggested by shareholders on the same basis as all other potential nominees. To recommend a potential nominee, you may:

›	e-mail nonmgmt.directors@delta.com or
›	send a letter addressed to Delta’s Law Department at Delta Air Lines, Inc., Department 981, 1030 Delta Boulevard, Atlanta, Georgia 30354, Attention: Corporate Secretary.

Each potential nominee is reviewed by the Committee, which decides whether to recommend a candidate for consideration by the full Board.

2026 PROXY STATEMENT	81

   OTHER INFORMATION

Disclaimers

Statements in this proxy statement that are not historical facts, including statements about our estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments or strategies for the future, should be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and any other available safe harbors under the federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. We describe known material risks and uncertainties applicable to Delta that could cause actual results and events to differ materially in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 under the heading “Risk Factors” and other filings filed with the SEC from time to time. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this proxy statement except as required by law.

Website links included in this proxy statement are for convenience only. The content of any website link and any other materials and reports available on or through them or otherwise referenced in this proxy statement are not incorporated by reference into this proxy statement and do not constitute a part of this proxy statement.

82	2026 PROXY STATEMENT	ir.delta.com

OTHER INFORMATION

Supplemental Information about Financial Measures

We sometimes use information (non-GAAP financial measures) that is derived from the company’s Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (GAAP). Under SEC rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

Included below are reconciliations of non-GAAP measures used within this proxy statement to the most directly comparable GAAP financial measures. Reconciliations below may not calculate exactly due to rounding.

Pre-Tax Income

The following reconciliations include certain adjustments to GAAP measures that are made to provide comparability between the reported periods, if applicable, and for the reasons indicated below:

›	MTM adjustments on investments. Mark-to-market (MTM) adjustments are defined as fair value changes recorded in periods other than the settlement period. Unrealized gains/losses result from our equity investments that are accounted for at fair value in non-operating expense. The gains/losses are driven by changes in stock prices, foreign currency fluctuations and other valuation techniques for investments in certain companies, particularly those without publicly-traded shares. Adjusting for these gains/losses allows investors to better understand and analyze our core operational performance in the periods shown.
›	MTM adjustments and settlements on hedges. MTM fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period, and therefore we remove this impact to allow investors to better understand and analyze our core performance. Settlements represent cash received or paid on hedge contracts closed (i.e., settled) during the applicable period. With respect to hedges related to Monroe’s inventory, settlements often occur before the related refinery inventory is sold. Beginning with the March 2026 quarter, settlement gains and losses related to Monroe’s inventory that remains on-hand at period end are excluded from our adjusted results. These settlement gains and losses will be reflected in adjusted results during the period the inventory is sold. This change was made to match the timing of expense and revenue recognition and we have similarly adjusted the presentation of reconciliations for prior periods included here.
›	Loss on extinguishment of debt. This adjustment relates to early termination of a portion of our debt. Adjusting for these losses allows investors to better understand and analyze our core operational performance in the periods shown.
›	Realized gain on sale of investments. This adjustment relates to gains on the sale of investments generated in adjusted results that had previously been included in GAAP results. During 2024, we sold our investment in CLEAR. Adjusting for this gain allows investors to better understand and analyze our core operational performance in the periods shown.

Reconciliation

	Year Ended
(in millions)	December 31, 2025	December 31, 2024
Pre-Tax Income	$6,185	$4,658
Adjusted for:
MTM adjustments on investments	(1,212)	319
MTM adjustments and settlements on hedges	(21)	23
Loss on extinguishment of debt	26	39
Realized gain on sale of investments	-	164
Pre-Tax Income, adjusted	$4,977	$5,203

2026 PROXY STATEMENT	83

   OTHER INFORMATION

Free Cash Flow

We present free cash flow because management believes this metric is helpful to investors to evaluate the company’s ability to generate cash that is available for use for debt service or general corporate initiatives. Free cash flow is also used internally as a component of our incentive compensation program. Free cash flow is defined as net cash from operating activities and net cash from investing activities, adjusted for (i) pension plan contributions, (ii) strategic investments and related, (iii) net cash flows related to certain airport construction projects and other, and (iv) net redemptions of short-term investments. These adjustments are made for the following reasons:

›	Pension plan contributions. Cash flows related to pension funding are included in our GAAP operating activities. We adjust to exclude these contributions to allow investors to understand the cash flows related to our core operations.
›	Strategic investments and related. Certain cash flows related to our investments in and related transactions with other airlines are included in our GAAP investing activities. We adjust for this activity because it provides a more meaningful comparison to our airline industry peers.
›	Net cash flows related to certain airport construction projects and other. Cash flows related to certain airport construction projects are included in our GAAP operating activities and capital expenditures. We have adjusted for these items, which were primarily funded by cash restricted for airport construction, to provide investors a better understanding of the company’s free cash flow and capital expenditures that are core to our operations in the periods shown.
›	Net redemptions of short-term investments. Net redemptions of short-term investments represent the net purchase and sale activity of investments and marketable securities in the period, including gains and losses. We adjust for this activity to provide investors a better understanding of the company’s free cash flow generated by our operations.

Reconciliation

	Year Ended
(in millions)	December 31, 2025	December 31, 2024
Net cash provided by operating activities:	$8,342	$8,025
Net cash used in investing activities:	(4,186)	(3,739)
Adjusted for:
Pension plan contributions	70	-
Strategic investments and related	276	-
Net cash flows related to certain airport construction projects and other	141	276
Net redemptions of short-term investments	-	(1,137)
Free cash flow	$4,643	$3,424

84	2026 PROXY STATEMENT	ir.delta.com

DELTA AIR LINES, INC. 1030 DELTA BLVD. DEPARTMENT 829 ATLANTA, GA 30354-1989

VOTE BEFORE THE MEETING

You may submit this proxy or these voting instructions, as applicable, using the Internet, telephone or U.S. mail. Participants in the Delta 401(k) Retirement Plan for Pilots, Delta 401(k) Retirement Plan, Delta 401(k) Retirement Plan for Ready Reserves and holders of unvested restricted common stock may submit voting instructions on this proxy card.

To vote online or by telephone, have this proxy card in hand and go to www.proxyvote.com or scan the QR Barcode above or call 1-800-690-6903 and follow the instructions.

If you mail this proxy card, mark, sign and date the card and return it in the postage-paid envelope, or send it to: For registered shareholders and holders of unvested restricted common stock - Delta Air Lines, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For participants in the Delta 401(k) Retirement Plan for Pilots, Delta 401(k) Retirement Plan and Delta 401(k) Retirement Plan for Ready Reserves - Fidelity Management Trust Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Voting Deadlines

Participants in the Delta 401(k) Retirement Plan for Pilots, Delta 401(k) Retirement Plan and Delta 401(k) Retirement Plan for Ready Reserves:

Voting instructions submitted using the Internet or telephone must be submitted before 5:00 p.m. Eastern Daylight Time (EDT) on Tuesday, June 16, 2026. Voting instructions submitted by mailing this proxy card must be received by the trustee by that time.

Registered Shareholders and Holders of Unvested Restricted Common Stock:

Voting instructions submitted using the Internet or telephone must be submitted before 11:59 p.m. EDT on Wednesday, June 17, 2026. Voting instructions submitted by mailing this proxy card must be received by Broadridge by that time.

VOTE DURING THE MEETING

Go to www.virtualshareholdermeeting.com/DAL2026. You may attend the meeting virtually and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

Delta encourages shareholders to sign up to receive proxy materials electronically in the future. Using electronic communication significantly reduces our printing and postage costs, and helps protect the environment. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive shareholder communications electronically in the future.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V91129-P46459	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DELTA AIR LINES, INC.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 and AGAINST Proposals 4 and 5.

DELTA’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES:

1.	Election of Nominees for Director:		For	Against	Abstain

	1a.	Edward H. Bastian	☐	☐	☐

	1b.	Christophe Beck	☐	☐	☐

	1c.	Maria Black	☐	☐	☐

	1d.	Willie CW Chiang	☐	☐	☐

	1e.	Greg Creed	☐	☐	☐

	1f.	David G. DeWalt	☐	☐	☐

	1g.	Leslie D. Hale	☐	☐	☐

	1h.	Christopher A. Hazleton	☐	☐	☐

	1i.	Michael P. Huerta	☐	☐	☐

	1j.	Judith J. McKenna	☐	☐	☐

	1k.	Vasant M. Prabhu	☐	☐	☐

	1l.	Sergio A. L. Rial	☐	☐	☐

	1m.	David S. Taylor	☐	☐	☐

	1n.	Kathy N. Waller	☐	☐	☐

DELTA’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.		For	Against	Abstain

2.	To approve, on an advisory basis, the compensation of Delta’s named executive officers.	☐	☐	☐

3.	To ratify the appointment of Ernst & Young LLP as Delta’s independent auditors for the year ending December 31, 2026.	☐	☐	☐

DELTA’S BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4 AND 5.		For	Against	Abstain

4.	A shareholder proposal requesting the ability for shareholders to act by written consent.	☐	☐	☐

5.	A shareholder proposal requesting the adoption of cumulative voting for the election of directors.	☐	☐	☐

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Shareholders

Thursday, June 18, 2026, 7:30 a.m. (Eastern Daylight Time)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the
Year Ended December 31, 2025 are available at www.proxyvote.com.

V91130-P46459

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF DELTA AIR LINES, INC.

I hereby appoint Edward H. Bastian and David S. Taylor, and each of them, as proxies with full power of substitution, for and in my name, to vote all shares of Common Stock of Delta Air Lines, Inc. owned by me which I would be entitled to personally vote on all matters which may properly come before the 2026 Annual Meeting of Shareholders of Delta to be held on Thursday, June 18, 2026 at 7:30 a.m., EDT, at www.virtualshareholdermeeting.com/DAL2026, or any adjournment or postponement of the meeting.

The proxies shall vote subject to the directions indicated on the reverse side of this Proxy Card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the annual meeting or any adjournment or postponement of the meeting. The proxies will vote as the Board of Directors recommends where a choice is not specified. The proxies cannot vote these shares unless you sign, date and return this Proxy Card or vote by the Internet or telephone.

If I am the holder of unvested restricted common stock granted under Delta’s Performance Compensation Plan, I hereby instruct the administrator of the Performance Compensation Plan to vote the shares of unvested restricted common stock granted to me at the annual meeting, as indicated on the reverse side of this card. I understand that the administrator of the Performance Compensation Plan will not vote the shares of unvested restricted common stock granted to me if I do not submit voting instructions before 11:59 p.m. EDT on Wednesday, June 17, 2026.

If I am a participant in the Delta 401(k) Retirement Plan for Pilots (Pilot Plan), Delta 401(k) Retirement Plan (Retirement Plan) or Delta 401(k) Retirement Plan for Ready Reserves (Ready Reserve Plan), I hereby instruct Fidelity Management Trust Company, as Trustee, to vote the shares of Delta common stock attributable to the Pilot Plan, Retirement Plan or Ready Reserve Plan account, as applicable, at the annual meeting, as indicated on the reverse side of this card. These instructions shall be confidential. I understand that the Trustee will not vote shares attributable to the Pilot Plan, Retirement Plan or Ready Reserve Plan account if the Trustee does not receive voting instructions from me before 5:00 p.m. EDT on Tuesday, June 16, 2026.

I acknowledge receipt of Delta’s Notice of Annual Meeting of Shareholders, dated May 8, 2026, Proxy Statement and Annual Report on Form 10-K for the Year Ended December 31, 2025.

Continued and to be signed on reverse side